As filed with the Securities and Exchange Commission on February 10, 2004
                                      An Exhibit List can be found on page II-6.

                                                     Registration No. 333-117532


                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON D.C. 20549

                          ----------------------------


                                 AMENDMENT NO. 3
                                       TO
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933


                          -----------------------------

                          STRONGHOLD TECHNOLOGIES, INC.
                 (Name of small business issuer in its charter)

          NEVADA                         4841                    22-3762832
(State or other Jurisdiction       (Primary Standard          (I.R.S. Employer
    of Incorporation or         Industrial Classification    Identification No.)
       Organization)                 Code Number)


                                 106 ALLEN ROAD
                             BASKING RIDGE, NJ 07920
                                 (908) 903-1195
        (Address and telephone number of principal executive offices and principal place of business)

                   CHRISTOPHER CAREY, CHIEF EXECUTIVE OFFICER
                          STRONGHOLD TECHNOLOGIES, INC.
                                 106 ALLEN ROAD
                             BASKING RIDGE, NJ 07920
                                 (908) 903-1195
            (Name, address and telephone number of agent for service)

                                   Copies to:
                             GREGORY SICHENZIA, ESQ.
                             STEPHEN M. FLEMING ESQ.
                       SICHENZIA ROSS FRIEDMAN FERENCE LLP
                     1065 AVENUE OF THE AMERICAS, 21ST FLR.
                            NEW YORK, NEW YORK 10018
                                 (212) 930-9700
                              (212) 930-9725 (FAX)

                APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC:
     From time to time after this Registration Statement becomes effective.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ________

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. _________

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. _________

                         CALCULATION OF REGISTRATION FEE


-------------------------------------------------------------------------------------------------------------
   TITLE OF EACH CLASS OF          AMOUNT TO BE         PROPOSED         PROPOSED            AMOUNT OF
 SECURITIES TO BE REGISTERED      REGISTERED (1)        MAXIMUM          MAXIMUM          REGISTRATION FEE
                                                        OFFERING        AGGREGATE
                                                       PRICE PER      OFFERING PRICE
                                                         SHARE
-------------------------------------------------------------------------------------------------------------
     Common stock, $.0001 par      109,090,909 (2)      $.23(3)       $25,090,909.09              $2,953.20
          value issuable upon                                                    .00
       conversion of Callable
    Secured Convertible Notes
-------------------------------------------------------------------------------------------------------------
     Common Stock, $.0001 par        6,000,000 (4)        $.57         $3,420,000.00                $402.53
 value issuable upon exercise
                  of Warrants
-------------------------------------------------------------------------------------------------------------
                        Total          115,090,909                    $23,420,000.00             $3,355.73*
-------------------------------------------------------------------------------------------------------------


* previously paid $2,967.31.

(1) Includes shares of our common stock, par value $0.0001 per share, which may be offered pursuant to this registration statement, which shares are issuable upon conversion of callable secured convertible notes and the exercise of warrants held by the selling stockholders. In addition to the shares set forth in the table, the amount to be registered includes an indeterminate number of shares issuable upon conversion of the callable secured convertible notes and exercise of the warrants, as such number may be adjusted as a result of stock splits, stock dividends and similar transactions in accordance with Rule 416. The number of shares of common stock registered hereunder represents a good faith estimate by us of the number of shares of common stock issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants. For purposes of estimating the number of shares of common stock to be included in this registration statement, we calculated a good faith estimate of the number of shares of our common stock that we believe will be issuable upon conversion of the callable secured convertible notes and upon exercise of the warrants to account for market fluctuations, and antidilution and price protection adjustments, respectively. Should the conversion ratio result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary. In addition, should a decrease in the exercise price as a result of an issuance or sale of shares below the then current market price, result in our having insufficient shares, we will not rely upon Rule 416, but will file a new registration statement to cover the resale of such additional shares should that become necessary.

(2) Includes a good faith estimate of the shares underlying the callable secured convertible notes to account for market fluctuations.


(3) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, using the average of the high and low price as reported on the Over-The-Counter Bulletin Board on January 31, 2005, which was $.23 per share.


(4) Includes a good faith estimate of the shares underlying warrants exercisable at $.57 per share to account for antidilution and price protection adjustments.

(5) Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(g) under the Securities Act of 1933, using the exercise price of $.57.

      THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

    PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION, DATED FEBRUARY 10, 2004


                          STRONGHOLD TECHNOLOGIES, INC.
                              115,090,909 SHARES OF
                                  COMMON STOCK


      This prospectus relates to the resale by New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC of up to an aggregate of 115,090,909 shares of our common stock, including up to 109,090,909 shares of common stock underlying secured convertible notes in a principal amount of $3,000,000 and up to 6,000,000 issuable upon the exercise of common stock purchase warrants. The shares being registered represent 87.8% of our outstanding shares of common stock assuming the full conversion of all convertible debentures and exercise of our common stock purchase warrants. The secured convertible notes are convertible into our common stock at the lower of $0.70 or 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The selling stockholders may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price or in negotiated transactions. The selling stockholders may be deemed underwriters of the shares of common stock which they are offering. We will pay the expenses of registering these shares.

      Our common stock is registered under the Securities Exchange Act of 1934 and is listed on the Over-The-Counter Bulletin Board under the symbol "SGHT.ob". The last reported sales price per share of our common stock as reported by the Over-The-Counter Bulletin Board on January 31, 2005, was $.23.


      INVESTING IN THESE SECURITIES INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" BEGINNING ON PAGE 4.

      Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Prospectus is truthful or complete. Any representation to the contrary is a criminal offense.


              The date of this prospectus is ______________, 2005.


      The information in this Prospectus is not complete and may be changed. This Prospectus is included in the Registration Statement that was filed by Stronghold Technologies, Inc. with the Securities and Exchange Commission. The selling stockholders may not sell these securities until the registration statement becomes effective. This Prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the sale is not permitted.

                               PROSPECTUS SUMMARY

      The following summary highlights selected information contained in this prospectus. This summary does not contain all the information you should consider before investing in the securities. Before making an investment decision, you should read the entire prospectus carefully, including the "risk factors" section, the financial statements and the secured convertible notes to the financial statements.

                          STRONGHOLD TECHNOLOGIES, INC.

      We are a Customer Relationship Management ("CRM") solutions provider for the retail automotive industry. Our DealerAdvance(TM) Sales Solution is designed to streamline dealership sales operations using software that integrates existing technology systems.

      For the nine months ended September 30, 2004, we generated $1,819,896 in revenue and a net loss of $2,020,921. In addition, for the year ended December 31, 2003, we generated revenue of $2,996,344 and a net loss of $4,258,007. As a result of recurring losses from operations and a net deficit in both working capital and stockholders' equity, our auditors, in their report dated March 17, 2004, have expressed substantial doubt about our ability to continue as going concern.

      Our principal offices are located at 106 Allen Road, Basking Ridge, NJ 07920, and our telephone number is (908) 903-1195. We are a Nevada corporation.

The Offering


Common stock offered by selling stockholders......................    Up to 115,090,909 shares, including the following:

                                                                      -  up to 109,090,909 shares of common stock
                                                                         underlying secured convertible notes in the
                                                                         principal amount of $3,000,000 (includes a good
                                                                         faith estimate of the shares underlying the
                                                                         callable secured convertible notes to account
                                                                         for market fluctuations antidilution and price
                                                                         protection adjustments, respectively), and

                                                                      -  up to 6,000,000 shares of common stock
                                                                         issuable upon the exercise of common stock
                                                                         purchase warrants at an exercise price of $.57
                                                                         per share (includes a good faith estimate of the
                                                                         shares underlying warrants to account for
                                                                         antidilution and price protection adjustments).


                                                                         This number represents 85.33% of our current
                                                                         outstanding stock.

Common stock to be outstanding after the offering.................    Up to 131,027,564 shares

Use of proceeds...................................................    We will not receive any proceeds from the sale
                                                                      of the common stock. However, we will receive
                                                                      the sale price of any common stock we sell to
                                                                      the selling stockholder upon exercise of the
                                                                      warrants. We expect to use the proceeds received
                                                                      from the exercise of the warrants, if any, for
                                                                      general working capital purposes. However, the
                                                                      selling stockholders will be entitled to
                                                                      exercise the warrants on a cashless basis if the
                                                                      shares of common stock underlying the warrants
                                                                      are not then registered pursuant to an effective
                                                                      registration statement. In the event that the
                                                                      selling stockholder exercises the warrants on a
                                                                      cashless basis, then we will not receive any
                                                                      proceeds. In addition, we have received gross
                                                                      proceeds $2,350,000 from the sale of the secured
                                                                      convertible notes and the investors are
                                                                      obligated to provide us with an additional
                                                                      $650,000 within five days of this registration
                                                                      statement being declared effective. The proceeds
                                                                      received from the sale of the callable secured
                                                                      convertible notes will be used for business
                                                                      development purposes, working capital needs,
                                                                      payment of consulting and legal fees and
                                                                      borrowing repayment.

Over-The-Counter Bulletin Board Symbol............................    SGHT



      The above information regarding common stock to be outstanding after the offering is based on 15,936,655 shares of common stock outstanding as of January 31, 2005 and assumes the subsequent conversion of our issued secured convertible notes and exercise of warrants by our selling stockholders.


      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC on June 18, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) stock purchase warrants to buy 3,000,0000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these callable secured convertible notes and warrants.

      On June 18, 2004, the investors purchased $1,500,000 in callable secured convertible notes and received warrants to purchase 1,500,000 shares of our common stock and on July 27, 2004 the investors purchased $500,000 in callable secured convertible notes and received warrants to purchase 500,000 shares of our common stock. On October 22, 2004, the investors purchased $350,000 in callable secured convertible notes and received warrants to purchase 350,000 shares of our common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the investors are obligated to provide us with additional funds as follows:

      o $650,000 will be funded within five business days of the effectiveness of the registration statement.


      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. As of January 31, 2005, the average of the three lowest intraday trading prices for our common stock during the preceding 20 trading days as reported on the Over-The-Counter Bulletin Board was $.11 and, therefore, the conversion price for the secured convertible notes was $.055. Based on this conversion price, the $3,000,000 callable secured convertible notes, excluding interest, were convertible into 54,545,455 shares of our common stock.

      We may prepay the callable secured convertible notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the callable secured convertible notes and the market price is at or below $.57 per share. The full principal amount of the callable secured convertible notes is due upon default under the terms of callable secured convertible notes. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property as well as registration rights.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the warrants is adjusted in the event we issue common stock at a price below market.

      The investors have contractually agreed to restrict their ability to convert the callable secured convertible notes and exercise the warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of our then issued and outstanding shares of our common stock.

      See the "Selling Stockholders" and "Risk Factors" sections for a complete description of the secured convertible notes.

RISK FACTORS

      This investment has a high degree of risk. Before you invest you should carefully consider the risks and uncertainties described below and the other information in this prospectus. If any of the following risks actually occur, our business, operating results and financial condition could be harmed and the value of our stock could go down. This means you could lose all or a part of your investment.

RISKS RELATING TO OUR BUSINESS:

WE HAVE A HISTORY OF INCURRING NET LOSSES; WE EXPECT OUR NET LOSSES TO CONTINUE AS A RESULT OF PLANNED INCREASES IN OPERATING EXPENSES; AND, THEREFORE, WE MAY NEVER ACHIEVE PROFITABILITY WHICH MAY CAUSE US TO SEEK ADDITIONAL FINANCING OR TO CEASE OPERATIONS.


We have a history of operating losses and have incurred significant net losses in each fiscal quarter since our inception. We had a net loss of $4,258,007 and $4,528,803 for the fiscal years ended December 31, 2003 and December 31, 2002, respectively. Our net loss for the nine months ended September 30, 2004 was $2,020,921. We have an accumulated net operating loss of approximately $7,531,007 for the period from May 17, 2002 through December 31, 2003 to offset future taxable income. Losses prior to May 17, 2002 were passed directly to the shareholders and, therefore, are not included in the loss carry-forward. Our accumulated net operating loss for the period from May 17, 2002 to September 30, 2004 is approximately $10,000,000. As a result of recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations our auditors in their report dated March 17, 2004 for the year ended December 31, 2004 expressed substantial doubt about our ability to continue as a going concern. We expect to continue to incur net losses and negative cash flows for the foreseeable future. We will need to generate significant additional revenue to achieve profitability. Our ability to generate and sustain significant additional revenues or achieve profitability will depend upon numerous factors outside of our control, including:


      o     Competing products that are more effective or less costly than ours;

      o Our ability to develop and commercialize our own products and technologies; and

      o Our ability to increase sales of our existing products and any new products.

      It is possible that we may never achieve profitability and, even if we do achieve profitability, we may not sustain or increase profitability in the future. If we do not achieve sustained profitability, we may be unable to continue our operations.


IF WE DO NOT OBTAIN FINANCING WHEN NEEDED, OUR BUSINESS WILL FAIL AS WE WILL NOT HAVE SUFFICIENT FUNDS TO PRODUCE AND MARKET THE DEALERADVANCE SUITE OF PRODUCTS

Our current operating funds together with the $650,000 to be received from the final closing will allow us to continue our operations until May 2005. In order for us to successfully market our products, we will need to obtain additional financing after May 2005. As of September 30, 2004, we had cash in the amount of $10,795 and our net loss for the nine months ended September 30, 2004 was $2,020,921. Our business plan calls for significant expenses in connection with the marketing of DealerAdvance over the next 12 months including the following:

      o Attendance and booth presence at the National Automobile Dealers Association annual convention; and

      o     regular advertising in trade magazines and mass mailings.

In the event that we are unable to fund these marketing activities, our sales volume could be significantly reduced thereby adding to our growing deficits. In the event that we are not able to raise additional funds beyond the requirements for operation through May 2005, we may be insolvent and unable to continue operations.

We will also require additional financing if our costs are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in generating additional revenues. We currently do not have any arrangements for additional financing and we may not be able to obtain financing when required. If we fail to obtain the required financing and our business fails, you may be unable to sell your shares of common stock.

WE HAVE RECENTLY ENTERED A FORBEARANCE AGREEMENT WITH A LENDER IN CONNECTION WITH A LOAN AGREEMENT IN WHICH WE ARE PRESENTLY IN DEFAULT. WE HAVE FAILED TO MAKE THE MOST RECENT REQUIRED PAYMENT TO THE LENDER PURSUANT TO THE FORBEARANCE AGREEMENT AND, AS A RESULT, THE LENDER COULD ACCELERATE THE MATURITY DATE OF THE LOAN OR ATTEMPT TO SEIZE THE ASSETS OF OUR COMPANY PLEDGED AS SECURITY FOR THE LOAN.

      On November 1, 2001, we entered into a line of credit with United Trust Bank (now PNC Bank) pursuant to which the Predecessor Entity borrowed $1.5 million. On September 30, 2002, we converted the outstanding line of credit with UnitedTrust Bank into a $1,500,000 promissory note. As of December 31, 2003, $1,231,667 was outstanding under the promissory note.

      On January 9, 2004, we were served with a Notice of an Event of Default by United Trust Bank under its Loan Agreement stating that pursuant to section 6.01(d) of the Loan Agreement, an Event of Default exists due to our failure to pay Payroll Tax Obligations aggregating in the amount of $1,089,897 as of December 31, 2003 (including estimated penalties and interest). On April 1, 2004, we received a second Notice of Event of Default stating that the Bank had accelerated the maturity of the Loan and declared all principal, interest, and other outstanding amounts due and payable. On April 27, 2004, PNC Bank, N.A., as successor by merger to UnitedTrust Bank filed a complaint in the Superior Court of New Jersey, Law Division, Union County (Docket No. UNN-L_001522-04) against our company and Christopher J. Carey, in his capacity as guarantor, to collect the sums outstanding under the Loan Agreement, dated as of September 30, 2002. On July 15, 2004, we entered into a fully executed forbearance agreement with PNC Bank, N.A. whereby PNC agreed to delay the pursuit of its lawsuit in exchange of scheduled payments. We made an initial principal payment of $420,000 with the execution of the forbearance as well as payments of $50,000 on August 15, 2004, September 15, 2004 and October 15, 2004. On November 12, 2004, we entered into an amendment to the forbearance agreement, whereby the payment schedule was amended to provide that we are only required to make interest payments of interest on November 15, 2004, December 15, 2004 and January 15, 2005, which such payments have been made. As of the date hereof, we have not made the final scheduled payment of $601,000, which was due on January 31, 2005. We are currently in negotiations with PNC Bank to amend the Forbearance Agreement. If we are unsuccessful in amending the Forbearance Agreement or our failure to adhere to future payments will cause the suit to be reinstated and PNC Bank will resume collection of the sum under the suit. If the bank is successful in a lawsuit, it could seize our assets which may cause us to cease our operations.


WE HAVE RECENTLY ENTERED AN INSTALLMENT AGREEMENT WITH THE UNITED STATES INTERNAL REVENUE SERVICE AND IF WE DEFAULT UNDER SUCH INSTALLMENT AGREEMENT, THE IRS COULD ATTEMPT TO SEIZE OUR ASSETS FOR PAYMENT OF TAXES OWED.


      On April 30, 2004, we entered into an installment agreement with the IRS to pay withholding taxes due in the amount of $1,233,101.35, which includes interest and penalties, under the terms of which we will pay $35,000 each month, commencing June 28, 2004, until we have paid the withholding taxes due in full. We estimate that at the rate of $35,000 per month, we will make 36 monthly payments to the IRS. To date, we have made all payments under the installment agreement. If we violate the installment agreement, the IRS could take possession of our assets and we may be forced to cease operations and/or to file for bankruptcy protection.


WE HAVE A LIMITED OPERATING HISTORY, THEREFORE IT IS DIFFICULT TO EVALUATE OUR FINANCIAL PERFORMANCE AND PROSPECTS.

      We were formed in September 2000 to import and market truffle oil products. As of May 16, 2002, our business purpose focus shifted to the development and marketing of handheld wireless technology for the automotive dealer software market. We entered the handheld wireless technology business through the acquisition of an entity with a 22-month operating history. We are, therefore, subject to all of the risks inherent in a new business enterprise. Our limited operating history makes it difficult to evaluate our financial performance and prospects. We cannot assure you that in the future we will operate profitably or that we will have adequate working capital to meet our obligations as they become due. Because of our limited financial history, we believe that period-to-period comparisons of our results of operations will not be meaningful in the short term and should not be relied upon as indicators of future performance.

WE MAY FAIL TO GAIN MARKET ACCEPTANCE OF OUR DEALERADVANCE(TM) SUITE OF PRODUCTS WHICH MAY RESULT IN OUR BUSINESS AND RESULTS OF OPERATIONS BEING NEGATIVELY IMPACTED.


      We are still in the early marketing stages of our DealerAdvance(TM) suite of products. Our first pilot system for DealerAdvance Sales Solution(TM) was installed in April 2001 and our sixth and final pilot system was installed in September 2001. We implemented a total of 33 additional sites in 2002. As of September 30, 2004, a total of 82 Dealerships were using the DealerAdvance Sales Solution(TM) in 13 states. We expect to introduce our DealerAdvance Service Solution(TM) over the next two years. This solution is still in the development stages and is not yet ready for testing. While we have received positive feedback of DealerAdvance Sales Solution(TM) by the test sites, sixty-nine systems is a small number and results in such sites may not be indicative of the overall market acceptance and success of DealerAdvance Sales Solutions(TM) or our entire DealerAdvance(TM) suite of products. The nature of our handheld product and technology requires us to market almost exclusively to automobile dealerships. Our prospects for success will depend on our ability to successfully sell our products to key automobile dealerships that may be inhibited from doing business with us because of their commitment to their own technologies and products, or because of our relatively small size and lack of sales and production history. A large number of automobile dealerships elect to not utilize our product due to the fact that they have their own system, they deem DealerAdvance(TM) suite of products to not be cost effective or other reason, In the event that the DealerAdvance(TM) suite of products is not generally accepted by automobile dealerships, then our revenue and results of operations will be negatively impacted



WE DEPEND ON ATTRACTING AND RETAINING KEY PERSONNEL TO MAINTAIN OUR COMPETITIVE ADVANTAGE, THEREFORE THE LOSS OF THEIR SERVICES MAY SIGNIFICANTLY DELAY OR PREVENT THE ACHIEVEMENT OF OUR STRATEGIC OBJECTIVES.

      We are highly dependent on the principal members of our management, research and sales staff. The loss of their services might significantly delay or prevent the achievement of our strategic objectives. Our success depends on our ability to retain key employees and to attract additional qualified employees. Competition for personnel is intense, and we cannot assure you that we will be able to retain existing personnel or attract and retain additional highly qualified employees in the future.

      Our subsidiary, Stronghold, has an employment agreement in place with its President and Chief Executive Officer, Christopher J. Carey, which provides for vesting of options exercisable for shares of our common stock based on continued employment and on the achievement of performance objectives defined by the board of directors. Stronghold does not have similar retention provisions in its employment agreements with other key personnel. If we are unable to hire and retain personnel in key positions, our business could be significantly and adversely affected unless qualified replacements can be found.

      Our success is dependent on the vision, technological knowledge, business relationships and abilities of our president, Mr. Carey. Any reduction of Mr. Carey's role in our business would have a material adverse effect on us. Mr. Carey's employment contract expires on December 31, 2004. He has not, however, expressed any intention or desire to leave.

RISKS CONCERNING OUR HANDHELD TECHNOLOGY:

WE OBTAIN PRODUCTS AND SERVICES FROM THIRD PARTIES, THEREFORE AN INTERRUPTION IN THE SUPPLY OF THESE PRODUCTS AND SERVICES COULD CAUSE A DECLINE IN SALES OF OUR PRODUCTS AND SERVICES.

      We are dependant upon certain providers of software, including Microsoft Corporation and their Pocket PC software, to provide the operating system for our applications. If there are significant changes to this software, or if this software stops being available or supported, we will experience a disruption to our product and development efforts.

      In designing, developing and supporting our wireless data services, we rely on mobile device manufacturers, content providers, database providers and software providers. These suppliers may experience difficulty in supplying us products or services sufficient to meet our needs or they may terminate or fail to renew contracts for supplying us these products or services on terms we find acceptable. Any significant interruption in the supply of any of these products or services could cause a decline in sales of our products and services, unless and until we are able to replace the functionality provided by these products and services. We also depend on third parties to deliver and support reliable products, enhance their current products, develop new products on a timely and cost-effective basis and respond to emerging industry standards and other technological changes.

COMPETITION IN THE WIRELESS TECHNOLOGY INDUSTRY IS INTENSE AND TECHNOLOGY IS CHANGING RAPIDLY, THEREFORE WE MAY BE UNABLE TO COMPETE SUCCESSFULLY AGAINST OUR CURRENT AND FUTURE COMPETITORS IN THE FUTURE.

      Many wireless technology and software companies are engaged in research and development activities relating to our range of products. The market for handheld wireless technology is intensely competitive, rapidly changing and undergoing consolidation. We may be unable to compete successfully against our current and future competitors, which may result in price reductions, reduced profit margins and the inability to achieve market acceptance for our products. Our competitors in the field are major international car dealership service companies, specialized technology companies, and, potentially, our joint venture and strategic alliance partners. Many of our competitors have substantially greater financial, marketing, sales, distribution and technical resources than us and have more experience in research and development, sales, service, manufacturing and marketing. We anticipate increased competition in the future as new companies enter the market and new technologies become available. Our technology may be rendered obsolete or uneconomical by technological advances developed by one or more of our competitors.

WE MAY NOT HAVE ADEQUATELY PROTECTED OUR INTELLECTUAL PROPERTY RIGHTS, THEREFORE WE MAY NOT BE SUCCESSFUL IN PROTECTING OUR INTELLECTUAL PROPERTY RIGHTS.

      Our success depends on our ability to sell products and services for which we do not currently have intellectual property rights. We currently do not have patents on any of our intellectual property. We have filed for a patent which protects a number of developments pertaining to the management of information flow for automotive dealer-based software. We plan to file an additional patent application which will address certain proprietary features pertaining to our systems components, related equipment and software modules. We cannot assure you we will be successful in protecting our intellectual property right through patent law.

      We rely primarily on trade secret laws, patent law, copyright law, unfair competition law and confidentiality agreements to protect our intellectual property. To the extent that these avenues do not adequately protect our technology, other companies could develop and market similar products or services, which could adversely affect our business.

WE MAY BE SUED BY THIRD PARTIES FOR INFRINGEMENT OF THEIR PROPRIETARY RIGHTS, THEREFORE WE MAY INCUR DEFENSE COSTS AND POSSIBLY ROYALTY OBLIGATIONS OR LOSE THE RIGHT TO USE TECHNOLOGY IMPORTANT TO OUR BUSINESS.

      The wireless technology and software industries are characterized by the existence of a large number of patents and frequent litigation based on allegations of patent infringement or other violations of intellectual property rights. As the number of participants in our market increases, the possibility of an intellectual property claim against us could increase. Any intellectual property claims, whether with or without merit, could be time consuming and expensive to litigate or settle and could divert management attention from the administration of our business. A third party asserting infringement claims against us or our customers with respect to our current or future products may adversely affect us.

RISKS RELATING TO OUR CURRENT FINANCING ARRANGEMENT:

THERE ARE A LARGE NUMBER OF SHARES UNDERLYING OUR CALLABLE SECURED CONVERTIBLE NOTES, AND WARRANTS THAT MAY BE AVAILABLE FOR FUTURE SALE AND THE SALE OF THESE SHARES MAY DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.


      As of January 31, 2005, we had 15,936,655 shares of common stock issued and outstanding and callable secured convertible notes outstanding or an obligation to issue callable secured convertible notes that may be converted into an estimated 30,000,000 shares of common stock at current market prices, and outstanding warrants or an obligation to issue warrants to purchase 3,000,000 shares of common stock. In addition, the number of shares of common stock issuable upon conversion of the outstanding callable secured convertible notes may increase if the market price of our stock declines. All of the shares, including all of the shares issuable upon conversion of the notes and upon exercise of our warrants, may be sold without restriction. The sale of these shares may adversely affect the market price of our common stock. As the market price declines, then the callable secured convertible notes will be convertible into an increasing number of shares of common stock resulting in dilution to our shareholders.


THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES COULD REQUIRE US TO ISSUE A SUBSTANTIALLY GREATER NUMBER OF SHARES, WHICH WILL CAUSE DILUTION TO OUR EXISTING STOCKHOLDERS.


      Our obligation to issue shares upon conversion of our callable secured convertible notes is essentially limitless. The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Notes (excluding accrued interest), based on market prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the previous 20 trading days as of January 31, 2005 of $0.11.




                                                                      Number             % of
% Below              Price Per                With Discount         of Shares         Outstanding
Market                 Share                     at 50%              Issuable            Stock
---------------------------------------------------------------------------------------------------

25%                   $.0825                     $.0413                 72,727,273        82.03%
50%                   $.0550                     $.0275                109,090,909        87.25%
75%                   $.0275                     $.0138                218,181,818        93.19%



      As illustrated, the number of shares of common stock issuable upon conversion of our secured convertible notes will increase if the market price of our stock declines, which will cause dilution to our existing stockholders.

THE CONTINUOUSLY ADJUSTABLE CONVERSION PRICE FEATURE OF OUR CALLABLE SECURED CONVERTIBLE NOTES MAY ENCOURAGE INVESTORS TO MAKE SHORT SALES IN OUR COMMON STOCK, WHICH COULD HAVE A DEPRESSIVE EFFECT ON THE PRICE OF OUR COMMON STOCK.

      The callable secured convertible notes are convertible into shares of our common stock at a 50% discount to the trading price of the common stock prior to the conversion. The significant downward pressure on the price of the common stock as the selling stockholder converts and sells material amounts of common stock could encourage short sales by investors. This could place further downward pressure on the price of the common stock. The selling stockholder could sell common stock into the market in anticipation of covering the short sale by converting their securities, which could cause the further downward pressure on the stock price. In addition, not only the sale of shares issued upon conversion or exercise of notes, warrants and options, but also the mere perception that these sales could occur, may adversely affect the market price of the common stock.

THE ISSUANCE OF SHARES UPON CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND EXERCISE OF OUTSTANDING WARRANTS MAY CAUSE IMMEDIATE AND SUBSTANTIAL DILUTION TO OUR EXISTING STOCKHOLDERS.

      The issuance of shares upon conversion of the callable secured convertible notes and exercise of warrants may result in substantial dilution to the interests of other stockholders since the selling stockholders may ultimately convert and sell the full amount issuable on conversion. Although the selling stockholders may not convert their callable secured convertible notes and/or exercise their warrants if such conversion or exercise would cause them to own more than 4.99% of our outstanding common stock, this restriction does not prevent the selling stockholders from converting and/or exercising some of their holdings and then converting the rest of their holdings. In this way, the selling stockholders could sell more than this limit while never holding more than this limit. There is no upper limit on the number of shares that may be issued which will have the effect of further diluting the proportionate equity interest and voting power of holders of our common stock, including investors in this offering.

IN THE EVENT THAT OUR STOCK PRICE DECLINES, THE SHARES OF COMMON STOCK ALLOCATED FOR CONVERSION OF THE CALLABLE SECURED CONVERTIBLE NOTES AND REGISTERED PURSUANT TO THIS PROSPECTUS MAY NOT BE ADEQUATE AND WE MAY BE REQUIRED TO FILE A SUBSEQUENT REGISTRATION STATEMENT COVERING ADDITIONAL SHARES. IF THE SHARES WE HAVE ALLOCATED AND ARE REGISTERING HEREWITH ARE NOT ADEQUATE AND WE ARE REQUIRED TO FILE AN ADDITIONAL REGISTRATION STATEMENT, WE MAY INCUR SUBSTANTIAL COSTS IN CONNECTION THEREWITH.


      Based on our current market price and the potential decrease in our market price as a result of the issuance of shares upon conversion of the callable secured convertible debentures, we have made a good faith estimate as to the amount of shares of common stock that we are required to register and allocate for conversion of the convertible debentures. As we do not currently have the required amount of shares available, we may be required to file an additional registration statement after we have increased our authorized common stock. Accordingly, subject to obtaining an increase in our authorized shares of common stock, we will allocate and register approximately 115,090,909 shares to cover the conversion of the callable secured convertible debentures. In the event that our stock price decreases, the shares of common stock we have allocated for conversion of the callable secured convertible debentures and are registering hereunder may not be adequate. If the shares we have allocated to the registration statement are not adequate and we are required to file an additional registration statement, we may incur substantial costs in connection with the preparation and filing of such registration statement.


IF WE ARE REQUIRED FOR ANY REASON TO REPAY OUR OUTSTANDING CALLABLE SECURED CONVERTIBLE NOTES, WE WOULD BE REQUIRED TO DEPLETE OUR WORKING CAPITAL, IF AVAILABLE, OR RAISE ADDITIONAL FUNDS. OUR FAILURE TO REPAY THE CALLABLE SECURED CONVERTIBLE NOTES, IF REQUIRED, COULD RESULT IN LEGAL ACTION AGAINST US, WHICH COULD REQUIRE THE SALE OF SUBSTANTIAL ASSETS.


      In June 2004, we entered into a Securities Purchase Agreement for the sale of an aggregate of $3,000,000 principal amount of callable secured convertible notes. The callable secured convertible notes are due and payable, with 12% interest, two years from the date of issuance, unless sooner converted into shares of our common stock. Although we currently have $2,350,000 callable secured convertible notes outstanding, the investor is obligated to purchase additional callable secured convertible notes in the aggregate amount of $650,000. In addition, any event of default such as our failure to repay the principal or interest when due, our failure to issue shares of common stock upon conversion by the holder, our failure to timely file a registration statement or have such registration statement declared effective, breach of any covenant, representation or warranty in the Securities Purchase Agreement or related convertible note, the assignment or appointment of a receiver to control a substantial part of our property or business, the filing of a money judgment, writ or similar process against our company in excess of $50,000, the commencement of a bankruptcy, insolvency, reorganization or liquidation proceeding against our company and the delisting of our common stock could require the early repayment of the callable secured convertible notes, including a default interest rate of 15% on the outstanding principal balance of the notes if the default is not cured with the specified grace period. We anticipate that the full amount of the callable secured convertible notes will be converted into shares of our common stock, in accordance with the terms of the callable secured convertible notes. If we are required to repay the callable secured convertible notes, we would be required to use our limited working capital and raise additional funds. If we were unable to repay the notes when required, the note holders could commence legal action against us and foreclose on all of our assets to recover the amounts due. Any such action would require us to curtail or cease operations.

RISKS RELATING TO OUR COMMON STOCK:

IF WE FAIL TO REMAIN CURRENT ON OUR REPORTING REQUIREMENTS, WE COULD BE REMOVED FROM THE OTC BULLETIN BOARD WHICH WOULD LIMIT THE ABILITY OF BROKER-DEALERS TO SELL OUR SECURITIES AND THE ABILITY OF STOCKHOLDERS TO SELL THEIR SECURITIES IN THE SECONDARY MARKET.

      Companies trading on the OTC Bulletin Board, such as us, must be reporting issuers under Section 12 of the Securities Exchange Act of 1934, as amended, and must be current in their reports under Section 13, in order to maintain price quotation privileges on the OTC Bulletin Board. If we fail to remain current on our reporting requirements, we could be removed from the OTC Bulletin Board. As a result, the market liquidity for our securities could be severely adversely affected by limiting the ability of broker-dealers to sell our securities and the ability of stockholders to sell their securities in the secondary market.

OUR COMMON STOCK IS SUBJECT TO THE "PENNY STOCK" RULES OF THE SEC AND THE TRADING MARKET IN OUR SECURITIES IS LIMITED, WHICH MAKES TRANSACTIONS IN OUR STOCK CUMBERSOME AND MAY REDUCE THE VALUE OF AN INVESTMENT IN OUR STOCK.

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and

      o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our common stock and cause a decline in the market value of our stock.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                                 USE OF PROCEEDS

      This prospectus relates to shares of our common stock that may be offered and sold from time to time by the selling stockholders. We will not receive any proceeds from the sale of shares of common stock in this offering. However, we will receive the sale price of any common stock we sell to the selling stockholder upon exercise of the warrants. We expect to use the proceeds received from the exercise of the warrants, if any, for general working capital purposes. However, the selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, we have received gross proceeds $2,350,000 from the sale of the callable secured convertible notes and the investors are obligated to provide us with an additional $650,000 within five days of this prospectus being declared effective. The proceeds received from the sale of the callable secured convertible notes will be used for business development purposes, working capital needs, pre-payment of interest, payment of consulting and legal fees and repayment of debt.

            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

      Our Common Stock is traded on the OTC Bulletin Board, referred to herein as the OTCBB, under the symbol "SGHT.ob". The following table sets forth the high and low bid prices of our Common Stock, as reported by the OTCBB for each quarter since January 1, 2002. The quotations set forth below reflect inter-dealer prices, without retail mark-up, markdown or commission and may not represent actual transactions.


2002                                                  High          Low
----                                                  ----          ---
January 1, 2002 - March 31, 2002                     $0.14         $0.14

April 1, 2002 - June 30, 2002                        $1.15         $0.14

July 1, 2002 - September 30, 2002                    $1.60         $0.25

October 1, 2002 - December 31, 2002                  $2.25         $1.25

2003                                                  High          Low
----                                                  ----          ---
January 1, 2003 - March 31, 2003                     $1.70         $0.25

April 1, 2003 - June 30, 2003                        $1.01         $0.59

July 1, 2003 - September 30, 2003                    $0.98         $0.47

October 1, 2003 - December 31, 2003                  $0.70         $0.30

2004                                                  High          Low
----                                                  ----          ---
January 1, 2004 - March 31, 2004                     $1.15         $0.45

April 1, 2004 - June 30, 2004                        $0.70         $0.24

July 1, 2004 - September 30, 2004                    $0.25         $0.11

October 1, 2004 - December 31, 2004                  $0.40         $0.11

      As of January 31, 2005, there were approximately 73 holders of record of our common stock.


      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.

EQUITY COMPENSATION PLAN INFORMATION

      We currently do not have any equity compensation plans.

         MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                             AND PLAN OF OPERATIONS

      Some of the information in this Form SB-2 contains forward-looking statements that involve substantial risks and uncertainties. You can identify these statements by forward-looking words such as "may," "will," "expect," "anticipate," "believe," "estimate" and "continue," or similar words. You should read statements that contain these words carefully because they:

      o     discuss our future expectations;

      o contain projections of our future results of operations or of our financial condition; and

      o     state other "forward-looking" information.

      We believe it is important to communicate our expectations. However, there may be events in the future that we are not able to accurately predict or over which we have no control. Our actual results and the timing of certain events could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under "Risk Factors," "Business" and elsewhere in this prospectus. See "Risk Factors."

OUR HISTORY

      We were incorporated as a Nevada corporation on September 8, 2000, under the name TDT Development, Inc. On May 16, 2002 we acquired Stronghold Technologies, Inc., a New Jersey corporation referred to herein as our "Predecessor Entity", pursuant to a merger of the Predecessor Entity into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp., referred to herein as "Acquisition Sub". As consideration for the merger, we issued 7,000,000 shares of our common stock to the stockholders of the Predecessor Entity in exchange for all of the issued and outstanding shares of the Predecessor Entity. Following the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. (NJ) and remains our only wholly-owned subsidiary. On July 11, 2002, we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc. On July 19, 2002, we exchanged all of the shares that we held in our two other wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., which conducted an import and distribution business specializing in truffle-based food product, for 75,000 shares of our common stock held by Mr. Pietro Bortolatti, our former president.

OVERVIEW OF OUR HANDHELD TECHNOLOGY BUSINESS

      On May 16, 2002, we entered the handheld wireless technology business via our acquisition by merger of the Predecessor Entity. The Predecessor Entity was founded on August 1, 2000 to develop proprietary handheld wireless technology for the automotive dealer software market. Since the merger of the Predecessor Entity into our subsidiary, we continue to conduct the Predecessor Entity's handheld wireless technology business.


      Our past results of operations and ensuing financial condition have resulted from our allocating significant resources to the development of our wireless technology business for use by the automobile dealership market that have been traditionally slow to accept such products. We have achieved initial acceptance, which has resulted in our generating limited revenue. The sales to date from our inception through the second quarter of 2004 have been achieved through direct selling efforts defined as employees of our company selling directly to dealers. We believe the initial sales of our products have positioned our company to now start selling through third party sellers that have established distribution channels. We announced our first distribution agreement in the third quarter and have realized the first sale pursuant to this distribution agreement.

      In the event that our distribution efforts through third party sellers do not increase our revenue to where we attain cash flow self sufficiency, then we would have to raise additional capital beyond the final tranche of funding to be provided with five days after the effective date of the registration statement. Additionally, should there be a significant slow down in the purchase of automobile vehicles in the USA domestic market; this could cause dealers to slow down there buying decision of new technology which would negatively impact our results of operations.

OUR REVENUES

      Our revenues are primarily received from system installation, software licenses and system maintenance. The approximate average selling package price of the system and installation is $70,000. Additional revenues are derived from monthly system maintenance agreements that have a monthly fee of $850 per month and a total contract value of $30,600. The revenues derived from these categories are summarized below:

      Software License Revenues

      This represents the software license portion of the Dealer Advance Service Solution purchased by customers of our company. The software and intellectual property of Dealer Advance has been developed and is owned by our company.

      System Installation Revenues:

      This represents the installation and hardware portion of the Dealer Advance Service Solution. All project management during the installation is performed by us. The installation and hardware portions include cable wiring subcontracting services and off the shelf hardware and handheld computers ("PDA"s).

      Monthly Recurring Maintenance Revenue:


      This represents the maintenance and support contract for the Dealer Advance Service Solution that the customer executes with the system installation. The typical maintenance contract is for 36 months. In the three year operating history of our company, approximately 50% of all our company's customers have prepaid the maintenance fees through a third party leasing finance company. The third part leasing arrangements are commitments by the dealer client directly with a financing company with no recourse to us. These prepaid maintenance fees have provided additional cash flow to us and have generated a deferred revenue liability on or balance sheet.


      Cost of sales for software licensing with the installation are estimated at 10% of revenue for reproduction, minor customer specific configurations and the setup cost of interface with the customers' DMS. Cost of sales for the system installation includes direct labor and travel, subcontractors and third party hardware.


GENERAL AND ADMINISTRATIVE OPERATING EXPENSES


      Our general operating expenses are primarily comprised of: Marketing and Selling; General and Administrative; and Development & Operations. Our marketing and selling expenses include all labor, sales commissions and non-labor expenses of selling and marketing of our products and services. These include the salaries of two Vice Presidents of Sales and the Business Development Manager ("BDM") staff. Our general and administrative expenses include expenses for all facilities, insurance, benefits, telecommunications, legal and auditing expenses are included as well as the executive management group wage expense.

Our development and operations expenses include the expenses for the Client Consultant group which advises and supports the installations of our Dealer Advance(TM) clients.


      Bad debt expenses are also included under Selling, General and Administrative Expenses. The policy for recognition of bad debt expenses established for the year end December 31, 2003 is still in effect. This policy has been established utilizing the amount of future returns estimated based on historical calculations, technology obsolescence and return period. We have set the policy for reserves for doubtful accounts at 20% of our accounts receivables to account for estimated rights of returns and uncollectible accounts. This is based on a historical return rate of 18% for 2003 and 16% in 2004. In the first full operating year of 2002 the return rate was 25%. The estimate for total returns in the life of our company as of November 2004 is 21 returns on 104 sales for a return rate of 20% for the life of operations. In recognizing revenue, we consider the following factors:

      o Our price to the buyer is substantially fixed or determinable at the date of sale as evidenced by the contract signed for each sales and the terms and conditions of each;

      o The buyer has paid our company and the buyers obligation is not contingent on resale of the product;

      o The buyer's obligation to our company would not be changed in the event of theft or physical destruction or damage of the product;

      o The buyer acquiring the product for resale has economic substance apart from that provided by our company;

      o we do not have significant obligations for future performance to directly bring about resale of the product by the buyer; and

      o The amount of future returns can be reasonably estimated based on historical calculations, technology obsolescence and return period.



THREE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO THREE MONTHS ENDED SEPTEMBER 30, 2003

REVENUE


      For the quarter ended September 30, 2004, we had revenue of $475,969 compared with revenue of $904,254 for the quarter ended September 30, 2003. Revenue is generated from software license and system installation, maintenance support and service revenues. Revenues for the three months ended September 30, 2004 are broken down as follows:



                                             THREE MONTHS ENDED     THREE MONTHS ENDED
                                             SEPTEMBER 30, 2004     SEPTEMBER 30, 2003    $ CHANGE         % CHANGE
                                             ----------            ----------            ----------        -------
Software License & System Installation       $  329,500            $  822,878            ($ 493,378)       -59.96%
Support Maintenance                          $  132,969            $   81,376            $   51,593          63.40%
Services                                     $   13,500            $        0            $   13,500
Total Revenue                                $  475,969            $  904,254            ($ 428,285)       -47.36%


      This decrease in revenue of $428,285 or 47.36% is primarily attributed to the following:

      o the steps we made to address our limited funding that included reductions of our sales, marketing and client consultant staffs,

      o a strategic decision to allocate resources to establish our first sales efforts through third party distributors; and

      o a loss of momentum in the late part of the second quarter and the early part of the third quarter resulting from concerns regarding closure of our pending funding that was needed to maintain operations.


Although we cannot provide guarantees, we do not believe that our revenues will continue to decrease as we intend to maintain our current internal sales force as well as further develop our third party distributors, which will contribute to our current level of revenues. We do not expect that we will incur additional expenses such as training and the development of training manuals associated with the implementation of our third party distributor sales strategy.


      Our decision to conserve capital, reduce head count and embark on a strategy of third party distribution resulted in our revenue reduction for the quarter ended September 30, 2004 as compared to the quarter ended September 30, 2003. Cost of sales on a percentage basis was maintained at $175,863 or 36.9% of revenue for the three months ended September 30, 2004 as compared to $336,611 or 37.2% of revenue for the three months ended September 30, 2003.

COST OF SALES

      Cost of sales on a percentage basis was maintained at $175,863 or 36.9% of revenue for the three months ended September 30, 2004 as compared to $336,611 or 37.2% of revenue for the three months ended September 30, 2003 for a net decrease of 0.28%. The table below shows the Cost of Sales and percentage by category and the comparison in dollars and percentage for the three months ended September 30, 2004 and three months ended September 30, 2003. The decrease in Cost of Sales as a percentage of revenue of 0.28% is primarily attributed to corresponding percentage decreases in Software and Licensing, Subcontractors and installations/Travel, offset by percentage increases in Repairs, Shipping and Labor. We expect that our cost of sales as a percentage of revenue will increase as we utilized in the future additional third party distributors, however expect the total gross profit dollars to increase as the revenue volume increases.



---------------------------------------------------------------------------------------------------------------------------
                                          Q3 2004           Q3 2003           Q3 2004          Q3 2003
COST OF SALES                             DOLLARS           DOLLARS       % OF REVENUE     % OF REVENUE         % CHANGE
                                          -------           -------       ------------     ------------         --------
5100 - Hardware Components              $  77,783          $ 149,595           16.34%          16.54%           -0.20%
5200 - Client Software & Licensing      $  23,131          $  45,660           4.86%            5.05%           -0.19%
5400 - Subcontractors                   $   4,387          $  23,965           0.92%            2.65%           -1.73%
5500 - Misc Installation Costs          $   1,611          $   1,962           0.34%            0.22%            0.12%
5600 - Installations/Travel             $  30,000          $  65,294           6.30%            7.22%           -0.92%
5650 - Repairs                          $     630          $     124           0.13%            0.01%            0.12%
5700 - Shipping                         $   9,510          $  12,557           2.00%            1.39%            0.61%
5800 - Labor                            $  28,812          $  37,454           6.05%            4.14%            1.91%
TOTAL COST OF SALES                     $ 175,863          $ 336,611
---------------------------------------------------------------------------------------------------------------------------
TOTAL COST OF SALES %OF REVENUE             36.95%            37.23%                                           -0.28%
---------------------------------------------------------------------------------------------------------------------------


GROSS PROFITS

      We generated $300,106 in gross profits from sales for the quarter ended September 30, 2004, which was a decrease of $267,537 from the quarter ended September 30, 2003, when we generated $567,643 in gross profits. Our gross profit margin percentage was unchanged at 63% in both the quarter ended September 30, 2003 and the quarter ended September 30, 2004. Our ability to maintain our gross profit margin despite the reduction in revenue is due to our ability to maintain prices and eliminate excess labor capacity present in 2003.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


      Total Selling, General and Administrative expenses in the quarter ended September 30, 2004 were $947,30, a decrease of 32.39% or $453,769 from the quarter ended September 30, 2003 of $1,401,070. The significant reduction in expense is primarily attributable to efficiencies gained through the reduction of staff from 44 in September 30, 2003 to 22 in the quarter ended September 30, 2004. The significant reduction in staffing resulted in a reduction of payroll expenses of $350,420, which was the largest portion of the $453,769 reduction. Other significant expense reductions within selling, general and administrative expenses for the quarter ended September 30, 2004 and September 30, 2003 included reductions as follows:


      o     legal expenses of $48,410,

      o     printing and reproduction expenses of $17,069 and

      o     Travel and automobile expenses reductions of $37,172.


      Our interest and penalty expense increased from $223,196 in the quarter ended September 30, 2003 to $349,988 in the quarter ended September 30, 2004. This increase of $126,790 is primarily due a new non-cash category of interest expense resulting from the Beneficial Conversion Expense attributed to the Convertible Notes issued in 2004. This new non-cash category expense is attributed to our adherence to EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instrument". We recorded $229,166 of Beneficial Conversion Expense in the third quarter of 2004 for the closing of the first two tranches of $2,000,000 of convertible debt detailed in the notes to financials. The comparative increase of $126,790 also included one time penalty charge in 2003 of $130,000 for IR penalties.

OPERATING LOSS


      Our operating losses decreased by $186,232 in comparing the quarter ended September 30, 2004 to the quarter ended September 30, 2003, which were $647,195 and $833,427, respectively. This improvement in operating loss despite the significant reduction in revenues is attributable to the maintenance of gross profit margins of 63% and the significant reductions of selling, general and administrative expenses of $453,769.


NET LOSS


      We had a net loss of $997,183 for the quarter ended September 30, 2004 compared to $1,056,623 for the quarter ended September 30, 2003, a decrease in net losses of $59,440. This reduction of net losses of 5.63% despite the decrease of revenue and increased interest expense is also primarily attributable to the maintenance of gross profit margins of 63% and the significant reductions of selling, general and administrative expenses of $453,769.


      Our loss per share also reduced to $.07 loss per share with a weighted average of 14,024,528 shares outstanding in the quarter ended September 30, 2004 as compared to $0.10 loss per share in the quarter ended September 30, 2003 with a weighted average of 10,460,333 shares outstanding.

      We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors, subject to any restrictions or prohibitions that may be contained in our loan or preferred stock agreements, has sole discretion to pay dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.


NINE MONTHS ENDED SEPTEMBER 30, 2004 COMPARED TO NINE MONTHS ENDED SEPTEMBER 30, 2003


REVENUE


      For the nine-month period ended September 30, 2004, we had revenue of $1,819,896 compared with revenue of $2,450,043 for the nine month period ended September 30, 2003. Revenue is generated from software license and system installation, maintenance support and service revenues. Revenues for the three months ended September 30, 2004 are broken down as follows:



                                             NINE MONTHS ENDED      NINE MONTHS ENDED
                                             SEPTEMBER 30, 2004     SEPTEMBER 30, 2003    $ CHANGE         % CHANGE
                                             ----------            ----------            ----------        -------
Software License & System Installation       $1,417,124            $2,178,751            ($ 761,627)       -34.96%
Support Maintenance                          $  365,404            $  206,443            $  158,960          77.00%
Services                                     $   37,369            $   64,898            $   25,780           0.00%
Total Revenue                                $1,819,896            $2,450,093            ($ 630,196)       -25.72%



      This decrease in revenue of $630,147 or 25.72% is primarily attributed to the following:

      o the steps we made to address our limited funding that included reductions of our sales, marketing and client consultant staffs,

      o a strategic decision to allocate resources to establish our first sales efforts through third party distributors; and

      o a loss of momentum in the late part of the second quarter and the early part of the third quarter resulting from concerns regarding closure of our pending funding that was needed to maintain operations.


Although we cannot provide guarantees, we do not believe that our revenues will continue to decrease as we intend to maintain our current internal sales force as well as further develop our third party distributors, which will contribute to our current level of revenues. We do not expect that we will incur additional expenses such as training and the development of training manuals associated with the implementation of our third party distributor sales strategy.

      Our decision to conserve capital, reduce head count and embark on a strategy of third party distribution resulted in our revenue reduction for the nine-month period ended September 30, 2004 as compared to the nine-month ended September 30, 2003. Cost of sales on a percentage basis was maintained at $627,428 or 34.5% of revenue for the nine months ended September 30, 2004 as compared to $937,499 or 38.3% of revenue for the nine months ended September 30, 2003.


      COST OF SALES

      Cost of sales on a percentage basis was maintained at $627,428 or 34.49% of revenue for the nine months ended September 30, 2004 as compared to $937,499 or 38.26% of revenue for the nine months ended September 30, 2003. The table below shows the Cost of Sales and percentage by category and the comparison in dollars and percentage for the year to date ("YTD") nine months period ended September 30, 2004 and for the year to date ("YTD") nine months period ended September 30, 2004. The decrease in Cost of Sales as a percentage of revenue of 3.77% is primarily attributed to corresponding percentage decreases in Hardware Components, Client Software and Licensing, Subcontractors, installations/Travel, repairs and shipping offset by percentage increases in Repairs, Shipping and Labor. We expect that our cost of sales as a percentage of revenue will increase in the future as we utilize additional third party distributors, however expect the total gross profit dollars to increase as the revenue volume increases.



--------------------------------------------------------------------------------------------------------------------------------
                                                   YTD 2004        YTD 2003          YTD 2004         YTD 2003
COST OF SALES                                      DOLLARS          DOLLARS       % OF REVENUE     % OF REVENUE     % CHANGE
---------------------------------------------------------------------------------------------------------------------------
5100 - Hardware Components                       $    249,264     $   375,591          13.70%           15.33%         -1.63%
---------------------------------------------------------------------------------------------------------------------------
5200 - Client Software & Licensing               $     70,341     $   107,755           3.87%            4.40%         -0.53%
---------------------------------------------------------------------------------------------------------------------------
5400 - Subcontractors                            $     20,911     $    59,166           1.15%            2.41%         -1.27%
---------------------------------------------------------------------------------------------------------------------------
5500 - Misc Installation Costs                   $      4,827     $    13,879           0.27%            0.57%         -0.30%
---------------------------------------------------------------------------------------------------------------------------
5600 - Installations/Travel                      $    121,702     $   187,380           6.69%            7.65%         -0.96%
---------------------------------------------------------------------------------------------------------------------------
5650 - Repairs                                   $        630     $     2,082           0.03%            0.08%         -0.05%
---------------------------------------------------------------------------------------------------------------------------
5700 - Shipping                                  $     34,653     $    48,296           1.90%            1.97%         -0.07%
---------------------------------------------------------------------------------------------------------------------------
5800 - Labor                                     $    125,400     $   143,224           6.89%            5.85%          1.04%
---------------------------------------------------------------------------------------------------------------------------
TOTAL COST OF SALES                              $    627,728     $   937,373          34.49%           38.26%         -3.77%
---------------------------------------------------------------------------------------------------------------------------
TOTAL COST OF SALES % OF REVENUE                        34.49%          38.26%                                         -3.77%
---------------------------------------------------------------------------------------------------------------------------


GROSS PROFITS

      We generated $1,192,168 in gross profits from sales for the nine-month period ended September 30, 2004, which was a decrease of $320,376 from the nine-month period ended September 30, 2003, in which we generated $1,512,544 in gross profits. Our gross profit margin percentage increased 4% from 62% in the nine-month period ended September 30, 2003 to 66% in the nine-month period ended September 30, 2004. Our ability to increase our gross profit margin despite the reduction in revenue is due to our ability to maintain prices, eliminate excess labor capacity present in 2003 and reducing the unit cost of third party hardware.

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES


      Total Selling, General and Administrative expenses in the nine-month period ended September 30, 2004 were $2,784,853, a decrease of 24.96% or $919,071 from the nine-month period ended September 30, 2003 of $3,703,924. The significant reduction in expense is primarily attributable to efficiencies gained through the reduction of staff from 44 in September 30, 2003 to 22 in the nine-month period ended September 30, 2004. The significant reduction in staffing resulted in a reduction of payroll expenses of $794,314, which was the largest portion of the net reduction of $919,071. Other significant expense reductions within selling, general and administrative expenses for the nine-month period ended September 30, 2004 as compared to September 30, 2003 included the following:

      o     legal expenses of $121,000;

      o     printing and reproduction expenses of $30,738 ;

      o     travel and automobile expenses reductions of $59,495 ;

      o     Recruiting expenses of $45,611; and

      o     Marketing expenses of $54,475.


      Our interest and penalty expense increased $54,432 from $421,062 in the nine-month period ended September 30, 2003 to $475,494 in the nine-month period ended September 30, 2004. The nine-month period expense in 2003 of $421,062 included a one-time penalty of $130,000. This new non-cash category expense is attributed to our adherence to EITF 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instrument". We recorded $260,416 of Beneficial Conversion Expense for the period of January through September 30, 2004 for the closing of the first two tranches of $2,000,000 of convertible debt detailed in the notes to financials.


OPERATING LOSS


      Our operating losses decreased by $598,696 in comparing the nine-month period ended September 30, 2004 to the nine-month period ended September 30, 2003, which were $1,592,684 and $2,191,380, respectively. This improvement in operating loss despite the significant reduction in revenues is attributable to the increase of gross profit margins of 3.77% and the significant reductions of selling, general and administrative expenses of $919,071.


NET LOSS


      We had a net loss of $2,068,179 for the quarter ended September 30, 2004 compared to $2,612,442 for the quarter ended September 30, 2003, a decrease in net losses of $544,263. This reduction of net losses of 20.83% despite the decrease of revenue and increased interest expense is also primarily attributable to the increase of gross profit margins of 3.77% and the significant reductions of selling, general and administrative expenses of $919,071.


      Our loss per share also reduced to $.15 loss per share with a weighted average of 13,603,303 shares outstanding in the nine-month period ended September 30, 2004 as compared to $0.26 loss per share in the nine-month period ended September 30, 2003 with a weighted average of 10,206,182 shares outstanding.

      We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors, subject to any restrictions or prohibitions that may be contained in our loan or preferred stock agreements, has sole discretion to pay dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.


COMPARISON OF YEAR ENDED DECEMBER 31, 2003 AND YEAR ENDED DECEMBER 31, 2002


      For the fiscal year ended December 31, 2003, we had total revenue of $2,996,344. Revenue for the year ended December 31, 2002 was $2,802,483, representing an increase of 7% or $196,055. We increased our revenue by adding 30 more system installations for a total of $2,641,371 in revenue in 2003 as compared to 33 installations in 2002 for $2,697,713 while adding $288,075 in monthly recurring maintenance revenues in 2003 as compared to $92,020 in 2002. We also increased revenue from Other Services by $66,899. Other Services consist primarily of training and additional consulting. The increase in monthly maintenance accounted for the largest increase by recognizing recurring revenue from an install base that expanded from 39 at the end of 2002 to 69 at the end of 2003. The composition of revenues is shown in the following table.

REVENUE COMPOSITION COMPARISON
2003 COMPARED TO 2002

                                                 2003            2002        $ CHANGE       % CHANGE
                                                 ----            ----        --------       --------
Software & System Installations               $2,641,371      $2,697,713     ($56,342)           -2%
Monthly Recurring Maintenance                   $288,075         $92,020      $196,055          213%
Other Services                                   $66,899         $12,750       $54,149          425%
-----------------------------------------------------------------------------------------------------
TOTAL REVENUE                                 $2,996,344      $2,802,484      $193,861            7%
-----------------------------------------------------------------------------------------------------

      Revenue is comprised of one-time charges, referred to Software and System Installations in the table above, to the dealerships for hardware (including server, wireless infrastructure, desktop PCs, printers, interior/exterior access points/antennas and handheld devices), software licensing fees and installation/training services. Average installation cost is $70,000. The most significant variable in pricing is the number of handheld devices. Other sources of revenue include monthly support and maintenance contracts (required with purchase of DealerAdvance(TM)) and fee-based business development consulting and sales training services. Depending upon the dealership arrangement, the support and maintenance contracts are either billed monthly and recorded as revenue monthly, or are paid up front and recorded to unearned maintenance fees at the present value of the 36-month revenue stream and amortized monthly to revenue.


      Total Selling, General and Administrative expenses remained principally unchanged. For the year ended December 31, 2003 were $5,512,042, a decrease of ..39% or $21,632 from the year ended December 31, 2003 of $5,490,419. Total operating expenses for the fiscal years ended December 31, 2003 and December 31, 2002 comprised of selling, general and administrative expenses (which includes research and development expenses, consulting and professional costs, recruiting fees, office rent and investor relations expenses), professional salaries, benefits, stock compensation and bad debt write-off expense. The most significant portion of operating expense is attributed to payroll, which was also principally unchanged increasing $16,880 to $2,936,170 in 2003 from $2,919,291 in 2002. In addition, the increase in operating expenses was attributable to one time non-cash expense items that included $269,500 of stock based compensation and $539,630 of bad debt write-off expense during the year ended December 31, 2003. The revenue associated with the bad debt expense was recognized during the year ended December 31, 2003. The reasons for the bad debt expense was partially due to certain accounts being deemed uncollectible and the establishment of the policy for doubtful accounts.

      We generated $1,766,170 in gross profits from sales for the year ended December 31, 2003, an increase of $591,107 from the year ended December 30, 2002 when we generated $1,174,454. We were able to improve our gross profit margin by 17.04% from 42% in the year ended December 30, 2002 to 59% in the year ended December 30, 2003 despite having reported a relatively modest increase in revenue. The higher gross profit as a percentage of revenue reflects our ability to maintain sales prices based upon performance of prior installations and continued efforts to reduce our cost of sales. Total cost of sales in 2003 decreased by 397,856 to $1,230,174 in 2003 from $1,628,030 in 2002. The most significant reduction in cost of sales was in hardware components purchased from third party vendors in the amount of $338,240. This reduction in cost of sales and the increases in monthly recurring revenue realized from a larger installation base referred to in the revenue section above contributed to the increase of Gross Profit.


      After all operating expenses and interest costs, we reported a loss of $4,258,007 for the fiscal year ended December 31, 2003. This compares with a loss for the fiscal year ended December 31, 2002 of $4,528,803, a decrease of $270,796, or 6%. This improvement in losses with a modest increase in revenue and unchanged general, administrative and operating expenses is primarily due to the improved gross profit margin referred to above that had contributions from reduced cost of sales and an increase in monthly recurring revenue from the increased installation base.

      Our business operations and financial results for prior periods were representative of a start-up company and, therefore, not in a position to generate significant revenue. As we moved out of our start-up phase and into a marketing and sales position, our revenues have become more predictable as dealerships install our DealerAdvance(TM) suite of products. We can offer no assurance, however, that future revenues will be maintained or increase. Notwithstanding the gross profit growth, we have yet to generate a profit in any accounting period.

LIQUIDITY AND CAPITAL RESOURCES

OVERVIEW


      As of September 30, 2004, our cash balance was $10,795. We had a net loss of $986,279 for the quarter ended September 30, 2004. We had a net operating loss of approximately $10,000,000 for the period from May 17, 2002 through September 30, 2004 to offset future taxable income. Losses incurred prior to May 17, 2002 were passed directly to the shareholders and, therefore, are not included in the loss carry-forward. There can be no assurance, however, that we will be able to take advantage of any or all tax loss carry-forwards, in future fiscal years. Our accounts receivable as of September 30, 2004, less allowance for doubtful accounts of $181,750, was $362,170, and $as of the year ended December 31, 2003, less allowances for doubtful accounts of $218,446), was $586,788. The reason for the decrease in accounts receivable, less doubtful accounts, of $224,618 when comparing accounts receivable as of September 30, 2004 to December 31, 2003 was due to the decrease in revenues. Accounts receivable balances represent amounts owed to us for new installations and maintenance, service, training services, software customization and additional systems components.


      As of September 30, 2004, we had the following financing arrangements:

DEBT LIABILITY SUMMARY TABLE
CURRENT DEBT LIABILITIES
IRS Payment Plan                                                                                      420,000
Interest payable, stockholders (founding shareholder)                                                 443,920
Notes payable, stockholders, current portion (founding shareholder)                                   360,000
Notes payable, current portion (PNC Bank)                                                             656,667

Total Debt current liabilities                                                                      1,880,587
                                                                                                 -------------

LONG-TERM DEBT LIABILITIES
Notes payable, stockholders, less current portion (founding shareholder and Stanford)               1,860,131
Note payable, convertible debt, net of debt issuance costs of $1,760,609                              239,391
IRS Payment Plan (Long term portion)                                                                  535,000
                                                                                                 -------------

        Total long term Debt liabilities                                                            2,634,522
                                                                                                 -------------


      With respect to liabilities for real property leases, the following table summarizes these obligations:

------------------------------------------------------------------------------------
                                                   MONTHS               BALANCE
LOCATION            DATE            TERM          REMAINING             ON LEASE
------------------------------------------------------------------------------------
      NJ          8/1/2003       55 months           42             $    291,380
------------------------------------------------------------------------------------
      VA          6/1/2004       24 months           20             $     38,188
------------------------------------------------------------------------------------
                                                 Grand Total        $    329,568
------------------------------------------------------------------------------------

FINANCING NEEDS

      To date, we have not generated revenues in excess of our operating expenses. We have not been profitable since our inception, we expect to incur additional operating losses in the future and will require additional financing to continue the development and commercialization of our technology. We have incurred a net loss of approximately $2,000,000 and have negative cash flows from operations of approximately $1,580,000 for the nine months ended September 30, 2004, and have a working capital deficit of approximately $3,100,000 and a stockholders' deficit of approximately $4,600,000 as of September 30, 2004. These conditions raise substantial doubt about our ability to continue as a going concern. During 2004, our management will rely on raising additional capital to fund its future operations. If we are unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and we may be unable to continue our operations.

      We have a current commitment for an additional $650,000 of financing, which will be closed on the fifth business day following the effective date of the our registration statement becoming effective. The $650,000 financing is the fourth tranche of the $3 Million callable convertible debt financing. We expect that this funding will provide the necessary cash to support operations throughout the first quarter of 2005. Prior to this funding we will operate with cash on hand and cash generated from operations. We do not have further commitments and we will need to raise additional funds after the first quarter of 2005.

      We expect our capital requirements to increase significantly over the next several years as we continue to develop and market the DealerAdvance(TM) suite and as we increase marketing and administration infrastructure and develop capabilities and facilities. Our future liquidity and capital funding requirements will depend on numerous factors, including, but not limited to, the levels and costs of our research and development initiatives, the cost of hiring and training additional sales and marketing personnel and the cost and timing of the expansion of our marketing efforts.

FINANCINGS

      We have entered into the following financing transactions:

LOANS FROM CHRISTOPHER J. CAREY, AN EXECUTIVE OFFICER, DIRECTOR AND SHAREHOLDER OF THE COMPANY

      On July 31, 2000, the Predecessor Entity entered into a line of credit with Mr. Chris Carey, our President and Chief Executive Officer and the President and Chief Executive Officer of Stronghold. The terms of the line of credit made available $1,989,500, which the Predecessor Entity could borrow from time to time, until August 1, 2001. The outstanding amounts accrued interest at the per annum rate equal to the floating base rate, as defined therein, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. The first interest payment under the line of credit was due on August 1, 2001. On such date, the parties agreed to extend the line of credit for one more year, until August 1, 2002.

      On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock to Mr. Carey (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16, 2002) in exchange for cancellation of $1 million of outstanding indebtedness under the July 31, 2000 line of credit from Mr. Carey.

      On May 16, 2002, the total amount outstanding under the July 31, 2000 line of credit with Mr. Carey was $2.2 million. On such date, we issued 666,667 shares of our common stock to Mr. Carey in exchange for the cancellation of $1 million of the then outstanding amount under the line of credit. We agreed to pay Mr. Carey the remaining $1.2 million according to the terms of a non-negotiable promissory note, which was issued on May 16, 2002.


      On September 30, 2002, we renegotiated the $1,200,000 promissory note with Mr. Carey pursuant to a requirement contained in the promissory note with UnitedTrust Bank. According to the new terms of the loan, Mr. Carey extended the repayment of the principal amount until December 1, 2005. Until such time as the principal is paid, we will pay an interest only fee of 12% per year. Mr. Carey's promissory note is expressly subordinated in right of payment to the prior payment in full of all of the Company's senior indebtedness. Subject to the payment in full of all senior indebtedness, Mr. Carey is subrogated to the rights of the holders of such senior indebtedness to receive principal payments or distribution of assets. As of September 30, 2004, $254,600 was outstanding under the promissory note issued to Mr. Carey.

      On September 30, 2002, we entered into a loan agreement with CC Trust Fund to borrow an amount up to $355,128. Christopher Carey Jr., Mr. Carey's son, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust. This bridge loan was for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the CC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2003, the CC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the CC Trust Fund agreed to extend the term of their loan to June 30, 2004. On March 30, 2004, the CC Trust Fund agreed to extend the term of their loan to March 31, 2005. On May 1, 2004, the AC Trust Fund agreed to extend the term of their loan to November 1, 2005. As of September 30, 2004, $402,322, including interest, was outstanding under the CC Trust Fund loan agreement.

      On September 30, 2002, we entered into a loan agreement with AC Trust Fund to borrow an amount up to $375,404. Amie Carey, Mr. Carey's daughter, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust. This bridge loan is for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2002, the AC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the AC Trust Fund agreed to extend the term of their loan to June 30, 2004. On March 30, 2004, the AC Trust Fund agreed to extend the term of their loan to March 31, 2005. On May 1, 2004, the AC Trust Fund agreed to extend the term of their loan to November 1, 2005. As of September 30, 2004, $425,087, including interest, was outstanding under the AC Trust Fund loan agreement.


      In October 2002, in connection with a loan to the Company in the amount of $165,000, we issued a promissory note to Christopher J. Carey for $165,000. Such promissory note was due on or before December 31, 2003. On December 30, 2003, Mr. Carey agreed to extend the term of his loan to June 30, 2004. On March 30, 2004, Mr. Carey agreed to extend the term of his loan to March 31, 2005. As of September 30, 2004, the amount outstanding on this promissory note was $10,000. Until such time as the principal is paid, interest on the note will accrue at the rate of 12.5% per year.


      On March 18, 2003, we entered into a bridge loan agreement with Christopher J. Carey, for a total of $400,000. The agreement stipulates that the Company will pay an 8% interest rate on a quarterly basis until the loan becomes due and payable on June 30, 2004. We also issued to Mr. Carey 391,754 warrants exercisable for common stock for 10 years at a price of $0.97 per share. On December 30, 2003, Christopher J. Carey agreed to extend the term of the promissory note to June 30, 2004. As of September 30, 2004, $370,751, including interest, was outstanding under this bridge loan agreement. On May 1, 2004, Christopher J. Carey agreed to extend the term of the loan to June 1, 2005.

      On April 24, 2003, our President and Chief Executive Officer, Christopher
J. Carey, agreed to convert outstanding loans of $543,000 to 603,333 shares of our common stock at a price of $.90 per share in conjunction with the Series B Convertible Stock Financing detailed below.

FINANCINGS FROM PNC BANK (FORMERLY UNITED TRUST BANK)

      On November 1, 2001, the Predecessor Entity entered into a line of credit with UnitedTrust Bank (now PNC Bank) pursuant to which the Predecessor Entity borrowed $1.5 million. This line of credit was due to expire by its terms, and all outstanding amounts were due to be paid, on September 30, 2002. On September 30, 2002, the line of credit came due and the bank granted a three-month extension. On September 30, 2002, we converted the outstanding line of credit with UnitedTrust Bank into a $1,500,000 promissory note. Such promissory note is to be paid in 36 monthly installments, which commenced in February 2003 and is due to terminate on January 1, 2006. Interest accrues on the note at the prime rate, adjusted annually, which is the highest New York City prime rate published in The Wall Street Journal. The initial prime rate that applied to the promissory note was 4.750%.

      On August 7, 2003, we entered into a modification of the loan agreement with UnitedTrust Bank, of which the principal balance was $1,291,666 at the time of closing of the modification. Pursuant to the modification agreement, UnitedTrust Bank agreed to subordinate its lien against our assets to a new lender and reduce the monthly payments from $41,666 per month principal plus accrued interest as follows: (a) from the date of closing through December 15, 2003, $10,000 per month plus accrued interest (b) from January 15, 2004 through December 15, 2004, $15,000 per month plus accrued interest, (c) from January 15, 2005 through December 15, 2005, $20,000 per month plus interest and (d) on the maturity date of January 1, 2006, a balloon payment equal to all the outstanding principal and accrued interest. We are current with our payment of $15,000 per month.

      On January 9, 2004, we were served with a notice of an event of default by United Trust Bank, now PNC Bank, a successor by merger effective January 2004 with United Trust Bank, ("the Bank"), under its Loan Agreement. Pursuant to section 6.01(d) of the Loan Agreement, an Event of Default exists due to the Company's failure to pay Payroll Tax Obligations aggregating in the amount of $1,089,897 as of December 31, 2003 (including estimated penalties and interest). The Company continues to make timely scheduled payments pursuant to the terms of the loan and is in forbearance negotiations with the Bank with respect to the default. On April 1, 2004, the Company received a second Notice of Event of Default stating that the Bank had accelerated the maturity of the Loan and declared all principal, interest, and other outstanding amounts due and payable.


      Because we were in default under the terms of the loan due primarily to our payroll tax default, the Bank has instituted the default rate of interest which is 5% above the "highest New York City prime rate" stated above. We have entered into an installment agreement with the United States Internal Revenue Service to pay the withholding taxes, under the terms of which we will pay $100,000 by May 31, 2004 and $35,000 each month, commencing June 28, 2004, until we have paid the withholding taxes due in full.

      On April 27, 2004, PNC Bank, N.A., as successor by merger to UnitedTrust Bank filed a complaint in the Superior Court of New Jersey, Law Division, Union County (Docket No. UNN-L_001522-04) against our company and Christopher J. Carey, in his capacity as guarantor, to collect the sums outstanding under the Loan Agreement, dated as of September 30, 2002.

      On July 15, 2004, we entered into a fully executed forbearance agreement with PNC Bank, N.A. We made an initial principal payment of $420,000 with the execution of the forbearance. Additionally, we are required to make four consecutive monthly installments of $50,000.00 on August 15, 2004, September 15, 2004, October 15, 2004 and November 15, 2004 followed by the remaining principal on or before December 15, 2004. Failure to adhere to this schedule may cause the suit to be reinstated and PNC Bank may resume collection of the sum under the suit.


      On November 12, 2004, our company and PNC Bank agreed upon terms of an amendment to the forbearance agreement whereby by the payment schedule will change to include interest only payments on November 15, 2004, December 15, 2004 and January 15, 2005. We have made all interest payments. As of the date hereof, we have not made the final scheduled payment of $601,000, which was due on January 31, 2005. We are currently in negotiations with PNC Bank to amend the Forbearance Agreement. If we are unsuccessful in amending the Forbearance Agreement or our failure to adhere to future payments will cause the suit to be reinstated and PNC Bank will resume collection of the sum under the suit. If the bank is successful in a lawsuit, it could seize our assets which may cause us to cease our operations.


FINANCINGS BY STANFORD VENTURE CAPITAL HOLDINGS, INC.


      On May 15, 2002, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc., referred to herein as Stanford, in which we issued to Stanford (i) such number of shares of our Series A $1.50 Convertible Preferred Stock, referred to herein as Series A Preferred Stock, that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and (ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates from May 16, 2002 through and July 19, 2002, at which we issued an aggregate of 2,002,750 shares of our Series A Preferred Stock and warrants for 2,002,750 shares of our common stock to Stanford.

      The Series A amounts and closing dates are as follows:

-----------------------------------------------------------
CLOSING DATE                    PURCHASE PRICE
-----------------------------------------------------------
May 17, 2002                    $750,000
-----------------------------------------------------------
July 3, 2002                    $750,000
-----------------------------------------------------------
July 11, 2002                   $750,000
-----------------------------------------------------------
July 19, 2002                   $750,000
-----------------------------------------------------------



The warrants issued in 2002 were valued at $294,893 using the black-scholes model using the following assumptions and a stock price of $1.50:

      o     Conversion price $1.50;

      o     expected volatility of 0%;

      o     expected dividend yield rate of 0%;

      o     expected life of 5 years; and

      o a risk-free interest rate of 4.91% for the period ended June 30, 2002.

In connection with our Series B financing, as partial consideration for the funds received pursuant to the Series B financing, we agreed to decrease the exercise price to $.25. With respect to the decrease in the exercise price and the warrants being treated as a cost of the series B financing, the reduction of series A warrants was written in to the Series B preferred stock agreements as part of the negotiation. At the end of fiscal 2003, Stanford exercised the warrants for 2,002,750 shares of our common stock.


      On April 24, 2003, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. for the issuance of 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock. The issuance of the Series B Preferred Stock took place on six separate closing dates beginning on May 5, 2003 through September 15, 2003. In connection with the Securities Purchase Agreement, we agreed to modify the previously issued five-year warrants to purchase 2,002,750 shares of our common stock: (i) to reduce the exercise price to $.25 per share; and (ii) to extend the expiration date through August 1, 2008. In addition, our President and Chief Executive Officer, Christopher J. Carey, agreed to convert outstanding loans of $543,000 to 603,333 shares of our common stock at a price of $.90 per share. In addition, the Company and Stanford entered into a Registration Rights Agreement, dated April 30, 2003, in which the Company agreed to register the shares of the Company's common stock issuable upon conversion of the Series A and Series B Preferred Stock with the Securities and Exchange Commission, no later than November 15, 2003. The Company and Stanford agreed to extend the date of the filing requirements of the Registration Rights Agreement to March 14, 2004. We have not yet filed a registration statement, and are in negotiations with Stanford regarding an extension of the registration filing date.


      On March 3, 2004 and March 15, 2004 we received loans in the amount of $437,500 each from Stanford. We have agreed to pay Stanford an 8% annual dividend on the funds invested and to redeem the securities not later than three years from the date of funding.


PRIVATE PLACEMENTS WITH ACCREDITED PRIVATE INVESTORS

      During August and September 2002, we entered into 9 subscription agreements with accredited private investors, as defined in Rule 501 of the Securities Act, pursuant to which we issued an aggregate of 179,333 shares of our common stock at $1.50 per share. These private investments generated total proceeds to us of $269,000.

      In October 2003, we commenced offerings to accredited investors in private placements of up to $3,000,000 of our common stock. In the period of October 2003 through January 9, 2004 we raised $225,000 under the terms of these private placements. The shares offered in the private placement are priced at the 5 trading day trailing average closing price of the common stock on the OTCBB, less 20%. For each share purchased in the private placements, purchasers received a warrant to purchase one half (0.5) share of common stock at 130% of the purchase price. A minimum of $25,000 was required per investor. The number shares issued under this placement total 509,559, at an average price of $0.44/share.

CALLABLE SECURED CONVERTIBLE NOTES

      On June 18, 2004, to obtain funding for our ongoing operations, we entered into the Securities Purchase Agreement on June 18, 2004 for the sale of (i) $3,000,000 in notes and (ii) Warrants to buy 3,000,0000 shares of our common stock.

      On June 18, 2004, the Investors purchased $1,500,000 in notes and received Warrants to purchase 1,500,000 shares of our common stock. On July 28, 2004, the Investors purchased $500,000 in notes and received Warrants to purchase 500,000 shares of common stock. On October 22, 2004 the Investors purchased $350,000 in notes and received Warrants to purchase 350,000 shares of common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors are obligated to provide the Company with additional funds in the amount of $650,000 which will be funded within five business days of the effectiveness of the registration statement.


      The notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for our common stock during the 20 trading days before, but not including, the conversion date. We may prepay the notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the notes and the market price is at or below $.57 per share. The full principal amount of the notes is due upon default under the terms of notes. In addition, we have granted the investors a security interest in substantially all of its assets and intellectual property as well as registration rights. . The notes, convertible debt, are recorded at $2,000,000 less original debt issuance costs of $317,917 and beneficial conversion feature of $1,682,083, presently reported on the September 30, 2004 Balance Sheet net of amortization at $276,160 and $1,484,449, respectively, net of debt discount of $2,000,000 and amortization of $260,416, of which such amortization has been charged to interest expense.


      The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the Warrants is adjusted in the event we issue common stock at a price below market.

      The Investors have contractually agreed to restrict their ability to convert the Notes and exercise the Warrants and receive shares of our common stock such that the number of shares of our common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of our common stock.

      All shares of our common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the of the Securities Act of 1933.

      To enable us to fund our research and development and commercialization efforts, during the next several months, we may enter into additional debt and/or equity transactions with individual investors.


CRITICAL ACCOUNTING POLICIES AND USE OF ESTIMATES

Financial Reporting Release No. 60, recently released by the Securities and Exchange Commission, requires all companies to include a discussion of critical accounting policies or methods used in the preparation of financial statements. The notes to the consolidated financial statements include a summary of significant accounting policies and methods used in the preparation of our Consolidated Financial Statements. In addition, Financial Reporting Release No. 61 was recently released by the SEC requires all companies to include a discussion which addresses, among other things, liquidity, off-balance sheet arrangements, contractual obligations and commercial commitments. The following is a brief discussion of the more significant accounting policies and methods used by us.

The discussion and analysis of our financial condition and results of operations are based upon our consolidated financial statements, which have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of financial statements in accordance with generally accepted accounting principles in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, including the recoverability of tangible and intangible assets, disclosure of contingent assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reported period.

On an on-going basis, we evaluate our estimates. The most significant estimates relate to our recognition of revenue and the capitalization of our software development.

We believe the following critical accounting policies affect our more significant judgments and estimates used in the preparation of our consolidated financial statements:

REVENUE RECOGNITION POLICY


Revenue is recognized under the guidelines of SFAS No. 48 "Revenue Recognition When Right of Return Exists" and has a four step process that must be met prior to the recording of revenue. The steps consist of the following: signing of sales contract, installation of hardware, completion of the training period and a signed contract from the customer stating they accept the product for the sixty-day trial period. Payment is due upon the completion of the trial period. The sales revenue and cost of sales reported in the consolidated statements of operations is reduced to reflect estimated returns. Service revenue is recognized when earned. All sales agreements with clients do not require significant production, modification, or customization of software, additionally all the functionality of the product is made available upon delivery, therefore the Company recognizes revenue in accordance with Paragraph 8 of 97-2 when:

      1) Persuasive evidence of an arrangement exists as evidenced by a signed contract,

      2) Delivery has occurred, please note that Stronghold does not recognize revenue prior to delivery,

      3) The price of Stronghold's system is fixed and determinable as evidence by the contract, and

      4)    Collectability is highly probable.


Revenue related to the sale of products is comprised of one-time charges to dealership customers for hardware (including server, wireless infrastructure, desktop PCs, printers, interior/exterior access points/antennas and handheld devices), software licensing fees and installation/training services. Stronghold charges DealerAdvance Sales Solution(TM) dealers for all costs associated with installation. The most significant variable in pricing is the number of handheld devices purchased. Stronghold has not determined pricing for DealerAdvance Service Solution(TM).

Once DealerAdvance Sales Solution(TM) is installed, Stronghold provides hardware and software maintenance services for a yearly fee equal to approximately 10% of the one-time implementation fees. All dealerships are required to purchase maintenance with installations and pay maintenance fees on a monthly basis. Stronghold provides our customers with services, including software and report customization, business and operations consulting, and sales training services on an as needed basis and typically are charged on a time and expenses basis.

Stronghold offers all new customers a sixty-day performance trial period during which time performance targets are set. Stronghold installs the system and agrees to remove the system at no charge if the performance targets are not met. If performance is met, a large portion of the dealerships enter into a third party lease generally with lessors introduced by us. We have entered into a number of relationships with leasing companies in which the leasing company finances the implementation fees for the dealership in a direct contractual relationship with the dealership. The lease is based solely on the creditworthiness of the dealership without recourse to us. The leasing company receives an invoice from us, and remits funds upon acceptance by the dealership. We receive all funds as invoiced, with interest costs passed to the dealership. These leases typically run 36 months in duration, during which time we contract for service and maintenance services. Stronghold charges separately for future software customization after the initial installation, for additional training, and for additions to the base system (e.g., more handheld devices for additional sales people). Depending upon the dealership arrangement, the support and maintenance contracts are either billed monthly and recorded as revenue monthly, or are recorded up front to unearned maintenance fees at the present value of the 36-month revenue stream and amortized monthly to revenue over the life of the agreement.

DEFERRED REVENUE

Deferred revenue is recorded as a liability when we receive the three year maintenance contact in an a one-time advance payment. We then recognize the revenue from the maintenance portion of the contract on a pro rata basis over 36 months as the service is delivered.


REVENUE RESTATEMENT


On December 26, 2002, we reclassified our consolidated financial statements for the first three quarters of 2002. This step was taken on the advice of Rothstein, Kass & Company, P.C., our accounting firm, to reflect the proper treatment of SOP-97-2..


Accordingly, our revenue was reclassified such that it may be recognized in future quarters. For the nine months ended September 30, 2002, revenue was reclassified from $2,952,076 to $1,898,884 with the difference treated as deferred revenue.


Historically, we recorded revenue as a three-stage process: at the time the equipment and software were delivered, installed and the personnel trained. We will now recognize each sale with an additional stage as outlined in the analysis provided by our accounting firm, which includes a fourth stage defined as, "the system is handed over to the customer to run on their own." This four-stage delivery process results in current sales revenues being carried into future quarters. We estimate that this change delays our recognition of revenue by approximately 20-50 days.


SOFTWARE DEVELOPMENT CAPITALIZATION POLICY

         Software development costs, including significant product enhancements incurred subsequent to establishing technological feasibility in the process of software production, are capitalized according to Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs incurred prior to the establishment of technological feasibility are charged to research and development expenses. For the quarter ended September 30, 2004, we capitalized $77,739 of development costs in developing enhanced functionality of our DealerAdvance(TM) products. This compares with $171,945 for the quarter ended September 30, 2003. For the nine month period ended September 30, 2004 we capitalized $342,596 of developments costs as compared to $500,007 for the nine month period ended September 30, 2003. We capitalized a total of $683,052 of development costs for the twelve month period ended December 31, 2003.

                                    BUSINESS

OUR HISTORY

      We were incorporated as a Nevada corporation on September 8, 2000, under the name TDT Development, Inc. On May 16, 2002, we acquired Stronghold Technologies, Inc., a New Jersey corporation, referred to herein as our "Predecessor Entity", pursuant to a merger of Stronghold Technologies into our wholly-owned subsidiary, TDT Stronghold Acquisition Corp., referred to herein as "Acquisition Sub". Our company, formerly TDT Development, Inc., was a reporting entity at the time. Its principals were Pietro Bortolatti, President, CEO and Chairman, Tiziana DiRocco, Vice-President and Director of European Operations and David Rector, Director. The merger was an arms length transactions and none of the parties had a prior existing relationship. As consideration for the merger, we issued 7,000,000 shares of our common stock valued at $.75 per share to the stockholders of the Predecessor Entity in exchange for all of the issued and outstanding shares of the Predecessor Entity. No fairness opinion was issued in connection with this merger. Following the merger, Acquisition Sub, the survivor of the merger, changed its name to Stronghold Technologies, Inc. (NJ) and remains our only wholly-owned subsidiary. We approved the transaction as the sole shareholder of the Acquisition Sub as did the shareholders of the Predecessor Entity.

      On July 11, 2002, we changed our name from TDT Development, Inc. to Stronghold Technologies, Inc. (NV). On July 19, 2002, we exchanged all of the shares that we held in our two other wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc., which conducted an import and distribution business specializing in truffle-based food product, for 75,000 shares of our common stock held by Mr. Pietro Bortolatti, our former president.

      Our principal executive offices are located at 106 Allen Road, Basking Ridge, NJ 07920. Our telephone number at that location is 908-903-1195 and our Internet address is www.strongholdtech.com.

OVERVIEW OF OUR HANDHELD TECHNOLOGY BUSINESS

      On May 16, 2002, we entered the handheld wireless technology business via our acquisition by merger of the Predecessor Entity. The Predecessor Entity was founded on August 1, 2000 by Christopher J. Carey, our current Chief Executive Officer and President, and Lenard J. Berger, Chief Technology Officer and Salvatore F. D'Ambra, Vice President, Product Development, of our wholly-owned subsidiary. This founding group has substantial expertise in systems design, software development, wireless technologies and automotive dealer software applications. The Predecessor Entity was founded to develop proprietary handheld wireless technology for the automotive dealer software market. Since the merger of the Predecessor Entity into our subsidiary, we continue to conduct the Predecessor Entity's handheld wireless technology business.


      We are engaged in the business of selling, marketing and installing an Intel based server that, together with wireless handheld PDA's, manages the auto dealer-client relationship. Our DealerAdvance(TM) suite of Customer Relationship Management ("CRM") software, has been designed to assist auto dealerships in collecting cliental contact information, following up on sales prospects and aiding dealership sales person in finalizing the sale of its automobiles. We are in various stages of development of complimentary CRM systems for our handheld devices, including the DealerAdvance Service Solution(TM), which is designed to manage dealer service operations, customer information and vehicle inventory. We are designing our products to be functionally equivalent to the devices used by automobile rental agencies in which automobile return and checkout is automated using scanning and other point of sale technology.


DESCRIPTION OF PRODUCTS

      Most auto dealerships rely on a paper based process to capture its prospects and track their progress to purchasing a vehicle. This paper process is difficult to manage due to high turnover and skills of the typical sales force. Management does not have the tools to determine how many opportunities have been generated and if they are receiving follow up after leaving the dealership. DealerAdvance prompts the salesperson to capture more information about each prospect and advises them of the appropriate follow up. When a customer is ready to purchase a vehicle, the system aids the dealership in completing the sales through features such as forms printing. Management is able to view dealership traffic in real-time, by salesperson, and can easily pinpoint deficiencies in the capture and follow up process. The DealerAdvance Sales Solution(TM) has been designed to allow sales associates of our customers to maintain on the handheld units a personal calendar and instructions on follow-up tasks. Sales associates, using the handheld units, collect customer contact information and other data relevant to the customer's automotive needs.

      We install an Intel based server in a dealership site. The server holds all of the customer data and connects to other services used by the dealership. These services include the legacy IT system used by the dealer (known as the Dealer Management System), Internet based services such as Internet Customer leads, telephony management services, and customer address lookup services. We provide an administrative workstation which includes a driver license scanning station, a printer for negotiation and purchase forms, letters and reports, and wireless handheld PDA's for each of the sales people. The company installs a wireless antennae network (Wi-Fi) with communications coverage of the building and most of the car lot. The DealerAdvance client application is installed, on the handhelds, on the administrative workstation and on the existing workstations in the sales department.

      The DealerAdvance Sales Solution(TM) provides certain advantages to automobile dealerships, including:

      o     convenient use associated with handheld mobile communications;

      o access to competitive and proprietary industry information from a variety of sources, such as convenient access to vehicle identification numbers, drivers license numbers and reverse telephone number information which provides home and business addresses;

      o employee access to sales contracts as well as access to sales and performance reports; and

      o allows integration with existing automotive dealer accounting and business systems such as ADP and Reynolds and Reynolds.

      The DealerAdvance Sales Solution(TM) has been designed to be a comprehensive CRM system implemented through the use of a wireless handheld device connected to a server that distributes the functional applications to the units. Sales associates can also maintain on the handheld units a personal calendar and instructions on follow-up tasks. Sales associates, using the handheld units, collect customer contact information and other data relevant to the customer's automotive needs. The handheld, using the DealerAdvance Sales Solution technology aids automobile dealerships in making sales transactions quicker and more efficient.

      The DealerAdvance Sales Solution(TM) offers features that aid in automobile sales and service such as:

      o     enabling a high sales capture rate on walk-in customers;

      o     streamlining and simplifying sales and follow-up processes;

      o providing current and comprehensive information and data for new and used car inventory, including information regarding competing products, and customer history with the dealership;

      o providing performance data and analysis on each member of a sales team; and

      o providing management with valuable and relevant transaction information on a real-time basis.

      A user can enter data via the DealerAdvance application running on any desktop or handheld units. Data can be entered into the system typed by the user, through drivers license scanning, or via a DealerAdvance Import tool. Data entered by the user is transmitted to the server in real time.

      The system contains a "rules" engine which is triggered at different points in the sales process. The rules engine updates the activities scheduled for each customer based on business rules defined by the dealer. For example, when a new customer is entered by a user, the system will schedule a letter to be sent to the customer and a follow up phone call for the next day. If that same customer buys a vehicle, the system will remove the letter and follow up call and replace it with activities appropriate for follow up.

      Users also have the ability to manually schedule activities with a customer. All activities are displayed on the user's workplan in chronological order. The user may select any activity, view the details of the activity and customer information and complete the activity.

      The system will prompt the user to schedule additional activities when completing follow up with a customer. For example, if the user completes a follow up call the system will prompt the user to set an appointment. The user can enter a date and time for the appointment, schedule an additional follow up call or indicate that no additional activities are required at this time.

      The system offers a variety of reports to management to show the volume of traffic at the dealership and if those prospects are receiving follow up in a timely fashion.

      The DealerAdvance Suite includes Master Server Software, which manages all customer data and access to third party services. One copy of server software is required for each dealership. DealerAdvance Desktop Application, which used to access customer data, present workplans, reports and logs, scan drivers licenses, and manage user access to the system. This application must be installed on each desktop in the dealership. Dealership receives a license to install an unlimited number of desktops associated with a particular Dealeradvance Server. DealerAdvance Handheld Application, which is used to access customer data, present workplans, product comparison, available inventory. Each dealership must purchase a license of this application for each handheld in use at the dealership.

      The system has the following features:

      o Prospect capture and profiling, which allows the user to input the required information, reverse phone lookup, duplicate record checking, electronic guest sheet and capture signatures electronically for credit card processing.

      o The system tracks compliance with National Registry and Dealership specific DNC list. Customers marked "DNC" have phone number hidden to avoid accidental calling. In addition, the dealer can print a report to insure compliance.

      o     The system can scan and authenticate driver licenses.

      o     Provides a call management system for follow ups.

      o Provides daily workplan and appointment scheduling which appointments and calls for salespeople.

      o Generate prospect reports, scoreboard, appointment calendar and activity reports sorted by salesperson.

      o Receive leads from all internet lead sources and manage follow up from DA. Features include: route leads to a specific user based on lead source, auto responders, templates, customers using multiple lead sources, lead protection.

      DEALERADVANCE is compatiable with and works with:

      o     Intel Based Server running Red Hat Linux

      o Wireless Network Access Points (802.11 - WiFi). We supply a model made by Vivato but any 802.11b compliant Access Point will work.

      o     Windows 98, 2000, XP.

      o     Magnetic Stripe Reader or 2D Bar Code Scanner.

      We primarily use commercially available off the shelf products primarily purchased from Dell and Compaq. All these products are typically available on demand within reasonable ordering and receipt cycles that range from one to ten days.

      We installed Version 1.0 of the DealerAdvance Sales Solution(TM) in six pilot dealerships during 2001 in New Jersey, California and Connecticut. The initial release contained the ability to capture and display information about a prospective customer, search the dealership inventory, display competitive product information, a financial calculator, and paging functionality from a wireless handheld. Drivers license scanning, from a desktop station, was introduced for the State of California. Stronghold introduced Version 2.0 of DealerAdvance Sales Solution(TM) at all of its sites by the end of September 2001. Version 2.0 offered an electronic desk log, email and internet access from the handheld, printing of correspondence (forms letters) , a reporting engine, the printing of sales forms, and the ability to import prospect records from 3rd party sources.

      We introduced Version 3.0 of our software and installed another 3 dealership sites in the quarter ended March 31, 2002, adding customers in New York. Version 3.0 introduced the CRM rules engine, which allowed the system to automatically schedule and manage customer follow up activities for salespeople based on rules established by the dealership management. Other features included DMS deal creation (allowing a user to pass information from DealerAdvance to the DMS), management reporting, and the expansion of drivers license scanning to include 39 states (through a partnership with Intellicheck).

      In the quarter ended June 30, 2002, through our wholly owned subsidiary, we installed another 7 sites, adding customers in Arizona, Southern California and South Carolina and introduced Version 3.1 of its software to improve the communication protocol between the handheld and the DealerAdvance Server. In the quarter ended September 30, 2002, through our wholly owned subsidiary, we implemented another 10 sites, adding customers in Virginia, Florida, South Carolina and Central California. In the fourth quarter ending December 31, 2002, through our wholly owned subsidiary, we installed an additional 13 dealerships, adding customers in Texas, Indiana and Michigan. Overall, in 2002, through our wholly owned subsidiary, we installed DealerAdvance Sales Solution(tm), in a total of 33 dealerships sites representing Toyota, Honda, Ford, Chevrolet, Nissan, Volkswagen, Buick, Pontiac, Cadillac, Chrysler, Dodge, Kia and Hyundai.

      In the first quarter of 2003, we installed in 11 dealerships and released Version 3.2. New features included reverse phone lookup (via partnership with Axicom), searches for duplicate customer records, wireless PDA trade appraisal, electronic buyers order, nightly download of sold customers from the DMS, and customer search. Additional functionality was added to the rules engine, forms printing, management functions were added to the PDA, 3rd party data imports, and customer tracking. In the quarter ended June 30, 2003, we installed another 11 systems in 9 dealerships in California, Nevada, Indiana, Washington, Ohio, and Michigan. We implemented our goal to expand our direct sales network and operational support personnel for coverage of 14 major cities from nine at the end of 2002. Additionally, in the second quarter we realigned our sales force into geographic markets and hired several experienced industry veterans as regional business development managers.

      We plan to utilize our direct sales force to market the DealerAdvance Sales Solution(tm) on a national basis. We have established a strong presence in most regions of the United States, and are continuing to add business development and operations offices pursuant to an organized growth plan. As of December 31, 2003, we had employees in Northern New Jersey, San Francisco, Washington, DC, Atlanta, Los Angeles, Phoenix, Miami, Seattle, Cleveland, and Dallas.

      Version 3.3, released in August 2003 introduced the concept of a work-plan, which assists the user in prioritizing follow up for prospective customers. The work-plan generates a simple daily "to-do" list for each salesperson, which can be viewed and updated on the handheld. Version 3.3 also introduced the concept of "prompted follow up" to guide the salesperson through best of breed follow up processes. The salesperson is prompted to indicate the action taken to complete an activity and to enter a next activity for the customer with the goal of scheduling a next activity for a prospective customer until they either purchase a vehicle or indicate they are no longer in the market.

      As of December 31, 2003, a total of 70 dealers were using the DealerAdvance Sales Solution(tm), of which approximately 40 had reached or exceeded the 60-day performance period generally associated with installation. In January 2004 we installed systems in 2 dealerships in Oregon.

      Version 3.4 released in January 2004 introduced integration with WhosCalling and Call Bright, the two leading providers of phone call management services. The dealer is assigned several toll free numbers to place in a specific advertising outlet (newspaper, tv, radio, etc). When the customer dials the toll free number, the call management service identifies the callers information (name, address, demographics) and records the call. The call information and a link to the call recording is passed by the call management service to DealerAdvance. Version 3.4 introduced the ability to receive Internet leads in DealerAdvance. An Internet Manager can view leads and follow up via email with prospective customers that view the dealer's web site or are passed by 3rd party lead providers. Through a subscription service, in Version 3.4, the dealer can maintain their compliance with the National Do Not Call Regulations managed by the FTC. DealerAdvance will automatically determine which customers are safe to call based on the "established business relationship" rules defined in the regulations. The system can produce the documentation required to demonstrate compliance.

      We generally grant a 60-day performance guarantee period for each new installation. If performance goals are met, the contracts become noncancellable for their terms, usually 36 months. As of December 30, 2003, a total of 69 dealers were using the DealerAdvance Sales Solution(TM), of which approximately 55 had reached or exceeded the 60-day performance period. In the year ended December 31, 2003, approximately 7 dealers cancelled after the 60-day performance guarantee period.

NEW PRODUCT DEVELOPMENTS

      We have identified five major prospect and customer sources within an auto dealership that can be leveraged for revenue and profit: walk in showroom traffic, call-in prospects, internet based leads, the existing owner base of customers and service prospects. The vision for

      DealerAdvance(TM) is to provide a single solution to attack all of these groups to increase profitability and improve customer service in the dealership. DealerAdvance(TM) provides information captured from prospects, and provides automobile dealerships with the ability to manage prospects and customers through a disciplined follow-up process.

      The development plan includes the addition of the following applications and functions:

      o With Version 3.4 introduced in January 2004, we introduced a Call Management application that is expected to allow dealerships to automatically capture and track prospects that contact the dealership via phone. This new program allows salespeople to retrieve customer information while talking to the customer and to conduct a needs analysis for handling prospect phone calls. The Call Management application automatically generates management logs and reports designed to identify sales associates that need phone skills training. In addition, we have partnered with the two leading Call Management Systems providers, Call Bright and Who's Calling, who provide 800 number and web based system forwarding functions to DealerAdvance(TM). We have created a software to poll the web sites for incoming caller ID and provide prospect assignment, and comparative analysis relating to follow up activities. This application is expected to significantly increase the conversion of call-in prospects to customers.

      o In Version 3.4 we expanded our offerings to include an initial application for Internet Lead Management. Most dealerships secure Internet leads through multiple sources including their own web site, manufacturers' forwarded leads, and subscription services including Autobytel and others. These lead sources are received through DealerAdvance(TM), which processes a quick response via email, and then passes qualified leads to sales associates for phone follow-up leading to appointment setting. We plan several enhancements to this application.

      o In January 2004, we also introduced an application that lessens potential violations of the 2003 federal Do Not Call regulations. Our system automatically and regularly compares the prospect and customers within the system to the Do Not Call registry data base. The application also allows the dealership personnel to log prospect and customer requests not to be contacted. The system deletes from the database telephone numbers that match numbers in the Do Not Call database.

      o In February 2004, we introduced Services Marketing. Services Marketing is offered in partnership with Market One, LLC. Through Market One, we offer services in database marketing, data warehousing, predictive modeling, marketing consulting, campaign fulfillment, direct mail, telemarketing and surveys, and Internet communications services. During 2004, we intend to combine the Services Marketing application from Market One with follow-up and reporting capabilities within DealerAdvance(TM), to provide activities reporting for increasing repeat sales to dealership customers.


      o In the third quarter of 2005, we plan to introduce online consumer credit reporting to our customers through an ASP web hosted model integrated to inquiries from DealerAdvance(TM). The service accesses credit reports from Experian, Equifax and Transunion.

      o DealerAdvance(TM) Service Solution, a handheld wireless tablet for service advisors in a dealership is under development. This system is designed to improve customer service and reduced vehicle check in time by allowing dealer representatives to scan a vehicle identification number from the windshield or door. DealerAdvance(TM) Service Solution also is designed to provide instant client and vehicle history including warrantee and service advice, all to the service technicians' wireless tablet. We expect this product will add premium-pricing to increase repair order revenue and to add service marketing through the DealerAdvance CRM application. We intend to complete the DealerAdvance(TM) Service Solution through the acquisition of the required technology to finalize this product. We have entered into a non-binding letter of intend to acquire this technology. If we are unable to obtain this technology at a reasonable cost, then we may not be able to complete the DealerAdvance(TM) Service Solution.


OUR REVENUES

      Our revenues are primarily received from system installation, software licenses and system maintenance. The approximate average selling package price of the system and installation also is $70,000. Additional revenues are derived from 36 month system maintenance agreements that have a monthly fee of $850 per month and a total contract value of $30,600. The revenues derived from these categories are summarized below:

      o Software License Revenues: This represents the software license portion of the Dealer Advance Service Solution purchased by our customers. The software and intellectual property of Dealer Advance has been developed and is owned by us. The average upfront license cost to the customer is approximately $35,000.

      o System Installation Revenues: This represents the installation and hardware portion of the Dealer Advance Service Solution. All project management during the installation is performed by us. The installation and hardware portions include cable wiring subcontracting services and off the shelf hardware and handheld computers ("PDA"s). The average upfront installation cost to the customer is approximately $35,000.

      o Monthly Recurring Maintenance Revenue: This represents the maintenance and support contract for the Dealer Advance Service Solution that the customer executes with the system installation. The typical maintenance contract is for 36 months and is $850.00 per month. The average total 36 month maintenance portion of the contact is $30,600. In our three year operating history, approximately 50% of all our customers have prepaid the maintenance fees through a third party leasing finance company. These prepaid maintenance fees have provided additional cash flow to us and have generated a deferred revenue liability on or balance sheet.

      The average gross profit and cost of sales for the revenues associated with software licenses and systems installation are summarized in the following table:

Average Gross Profit per Installation

Software License Revenue                           $35,000
System Installation Revenue                        $35,000
---------------------------                        -------
Gross Revenue per Installation:                    $70,000

Gross Profit                                       GP $        GP %
                                                   ----        ----
Software License Revenue                           $31,500     90%
System Installation Revenue                        $12,600     36%
---------------------------
Gross Revenue per Installation:                    $44,100     63%

Cost of Sales
Software License Revenue                            $3,500     10%
System Installation Revenue                        $22,400     64%
---------------------------
Gross Revenue per Installation:                    $25,900     37%


         Cost of sales for software licensing with the installation are minimal and are estimated at 10% of revenue for reproduction, minor customer specific configurations and the setup cost of interface with the customers' DMS. Cost of sales for the system installation includes direct labor and travel, subcontractors and third party hardware. The average gross profit and cost of sales for the revenues from recurring maintenance of software is approximately $850.00 per system which includes Auto Research (approximately $27.5), Driver License data (approximately $12.50), Legacy System Interface (approximately $161.00), CDI integration (approximately $ 54.00), with total cost of sales of $255.00, gross profit of $595.00 or 70%.

GENERAL AND ADMINISTRATIVE OPERATING EXPENSES

      Our general operating expenses are primarily comprised of:

      o     Marketing and Selling;

      o     General and Administrative; and

      o     Development & Operations.

      Our marketing and selling expenses include all labor, sales commissions and non-labor expenses of selling and marketing of our products and services. These include the salaries of two Vice Presidents of Sales and the Business Development Manager ("BDM") staff. The sales commission plan compensates the sales force at the rate of 6% and is broken down in the following table:



BDM per contract                             3.5%
Regional VP                                  1.5%
Management Override                          1.0%
                                            -----
                                            6.00%


      Our general and administrative expenses include expenses for all facilities, insurance, benefits, telecommunications, legal and auditing expenses are included as well as the executive management group wage expense.

      Our development & operations expenses include the expenses for the Client Consultant group which advises and supports the installations of our Dealer Advance(TM) clients.

RESEARCH AND DEVELOPMENT

      Since our inception in September 2000, we have spent approximately $3,612,685 on research and development activities. While we have been successful in meeting planned goals in the development and introduction of DealerAdvance Sales Solution(TM), there can be no assurance that our research and development efforts will be successful with respect to additional products, or if successful, that we will be able to successfully commercially exploit such additional products.

COMPETITION RELATED TO HANDHELD TECHNOLOGY BUSINESS

      We do not believe that we have direct competition for our handheld product. However, we expect competitors in the wireless handheld solutions market in the future. We compete with the traditional CRM providers and the emerging new CRM providers in the retail automotive dealer software market.

      Some of our potential competitors include:

      o Automotive Directions, a division of ADP Dealer Services, and a provider of PC-based customer relationship management systems as well as marketing research and consulting services;

      o Higher Gear, a provider of client server based front-end sales and customer relationship management software which serves the retail automotive industry exclusively;

      o Autobase, a provider of PC based front-end software which serves the retail automotive industry exclusively;

      o Cowboy Corporation, recently acquired by Cobalt Corporation, and a provider of ASP sales prospect management systems and customer relationship management systems which services the retail automotive industry exclusively; and

      o Autotown, a provider of PC and web-based front-end sales systems, which services the retail automotive industry exclusively.

      We believe that our proprietary technology is unique and, therefore, places us at a competitive advantage in the industry. However, there can be no assurance that our competitors will not develop a similar product with properties superior to our own or at greater cost-effectiveness.

MARKETING AND SALES


      We have identified a target market of approximately 12,000 automobile dealerships in the United States that meet the base criteria for our system. More specifically, we target a primary market of 6,500 dealerships that sell a minimum of 75 new and used cars each month and do not currently have CRM systems. Generally, our target market consists of midline dealerships, including brands such as Chevrolet, Ford, Nissan, Volkswagen, Toyota, Honda, Buick, Pontiac, GMC Trucks, Chrysler and Dodge. The reason for this is that midline dealers typically have high prospect and customer traffic, which makes for large untapped prospect opportunities that the client can leverage through the follow-up process from DealerAdvance. In addition, these dealers often have not made significant investments in sales automation and in Customer Relationship Management systems.

      We further qualify our market as dealerships with over $15 million in annual revenue. Obviously, a larger dealership has more traffic, more customer transactions, more sales people, and can more easily justify the investment. Finally, we limit our market to dealerships in those parts of the country where it has sales and support coverage.

      We have both a direct and athird party distribution strategy. Our direct distribution strategy consists of a four person direct sales force selling in California, Oregon, Nevada, Washington, Georgia, North Carolina, South Carolina, Virginia, Delaware, Maryland, New Jersey, and Florida. In connection with our third party distribution strategy, we presently have distribution agreements with various third parties with sales people covering Texas, Oklahoma, Louisiana, Arkansas, New Mexico, Arizona, Illinois, Indiana, Michigan, Wisconsin, Missouri, Minnesota, Kentucky, New York, Connecticut, Massachusetts, and Rhode Island. We established our third party distribution system in order to more effectively reach a larger portion of our market while eliminating expenses associated with the expansion of a traditional internal sales team. Our third party distribution system includes a network of 3 distributors which we have engaged to sell our products to automobile dealerships. In order to establish our third party distribution system, it was necessary to enter into agreements with each of our agents as well as train them to utilize our products with hands on education seminary and the provision of training guides.


      With these partners in place, and in conjunction with our direct sales force, we are covering 29 states.

OUR INTELLECTUAL PROPERTY

      We have a trademark for "DealerAdvance(TM)" and have one patent application pending covering the system for management of information flow in automotive dealerships using handheld technology. The patent application is currently being reviewed by the United States Patent and Trademark Office. We may face unexpected competition from various sources if our patent is denied however we do not believe this will have a material impact on our business.

SUMMARY OF DISCONTINUED TRUFFLE BUSINESS OPERATIONS

      From our inception on September 8, 2000, through July 19, 2002, we imported, marketed and distributed specialized truffle-based food products, including fresh truffles, truffle oils, truffle pates, truffle creams and truffle butter, through our former wholly-owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. Our target market included retailers such as restaurants, specialty food stores, delicatessens and supermarkets. We imported products directly from Italian producers and marketed our products in the specialty food industry primarily in Florida, South Carolina, North Carolina and California, and also earned commissions on sales made in Belgium, Holland and Germany. On July 19, 2002, we exchanged all of the shares that we held in our wholly-owned subsidiaries for 75,000 shares of our Common Stock held by Mr. Pietro Bortolatti, our former president. As a result of our transfer of our interest in the truffle business to Mr. Bortolatti him, we are no longer involved in the truffle business. The sale of these subsidiaries was part of our effort to focus on the handheld technology business.

                                    EMPLOYEES

      As of March 31, 2004, we had a total of 29 full-time employees, of which 20 are dedicated to marketing and sales and regional customer support. As of March 31, 2004, we had 1 employee in Arizona, 8 in California, 1 in Florida, 1 in Georgia, 2 in North Carolina, 6 in New Jersey, 1 in Texas, and 9 in Virginia.

      We have no collective bargaining arrangements with our employees. We believe that our relationship with our employees is good.

                            DESCRIPTION OF PROPERTIES

      We do not currently own any real property. We lease a 6,000 square foot development facility in Sterling, Virginia, which is staffed with 11 development and field support personnel. The lease for the Sterling, Virginia facility expires on May 31, 2006. We also operate and lease business development and operations offices in Basking Ridge, New Jersey, and Lafayette, California. The lease for the Basking Ridge, New Jersey facility expires on February 28, 2007 and the lease for the Lafayette, California facility expires on November 30, 2004. We carry insurance for each of these properties. These facilities are suitable for our current operations.

      We are obligated under these leases through August 2007. In addition to the base rent, one lease requires us to pay a proportionate share of operating costs and other expenses.

      Future aggregate minimum annual rent payments under these leases are approximately as follows:

        Year ended December 31,

                  2004                              $186,000
                  2005                              $192,000
                  2006                              $100,000
                  2007                               $95,000
                  2008                               $34,000

                 TOTAL                              $607,000



      Rent expenses were approximately $165,000 for the year ended December 31, 2003.

                                LEGAL PROCEEDINGS

      From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. Except as disclosed below, we are currently not aware of any such legal proceedings or claims that we believe will have, individually or in the aggregate, a material adverse affect on our business, financial condition or operating results.


      On April 27, 2004, PNC Bank, N.A., as successor by merger to UnitedTrust Bank filed a complaint in the Superior Court of New Jersey, Law Division, Union County (Docket No. UNN-L_001522-04) against our company and Christopher J. Carey, in his capacity as guarantor, to collect the sums outstanding under the Loan Agreement, dated as of September 30, 2002. On July 15, 2004, we entered into a fully executed forbearance agreement with PNC Bank, N.A. We made an initial principal payment of $420,000 with the execution of the forbearance and we paid $50,000 on September 15, 2004 and October 15, 2004. On November 12, 2004, our company and PNC Bank agreed upon terms of an amendment to the forbearance agreement whereby by the payment schedule will change to include interest only payments on November 15, 2004, December 15, 2004 and January 15, 2005. We have made all interest payments. As of the date hereof, we have not made the final scheduled payment of $601,000, which was due on January 31, 2005. We are currently in negotiations with PNC Bank to amend the Forbearance Agreement. If we are unsuccessful in amending the Forbearance Agreement or our failure to adhere to future payments will cause the suit to be reinstated and PNC Bank will resume collection of the sum under the suit. If the bank is successful in a lawsuit, it could seize our assets which may cause us to cease our operations.

                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS

Our executive officers and directors and their respective ages and positions as of December 31, 2003 are as follows:

              Name                    Age                        Position(s)
----------------------------------------------------------------------------------------------
Christopher J. Carey............       51      President, Chief Executive Officer and Director

Lenard Berger...................       34      Chief Technology Officer and Vice President

Robert Nawy.....................       43      Chief Financial Officer

Robert J. Corliss*..............       50      Director

William Lenahan*................       52      Director

Luis Delahoz*...................       43      Director

* Member of audit, compensation and governance/nominating committees.

The business address for each executive officer and director is 106 Allen Road, Basking Ridge, NJ 07920.

Christopher J. Carey has served as our President and Chief Executive Officer since May 2002. Mr. Carey is also the founder, President and Chief Executive Officer of Stronghold, our wholly-owned subsidiary. Since founding Stronghold in 2000, Mr. Carey has set the strategic direction and corporate vision for Stronghold, drawing on over 25 years of experience building technology-focused businesses. From 1976 until 1996, Mr. Carey was President and Chief Executive Officer of Datatec Industries, Inc., which specialized in the rapid deployment of network and computing systems. After negotiating a merger with Glasgal Communications in 1996, Mr. Carey became President of Datatec Systems, Inc., the combined entity until May 2002. Mr. Carey is currently a member of Board of Trustees of The Albert Dorman Honors College, New Jersey Institute of Technology, and a past Chairman of the New Jersey Chapter of the Young President's Organization.

Lenard Berger has served as our Chief Technology Officer and Vice President since May 2002. Mr. Berger is also the Chief Technology Officer and Vice President of our company. Prior to the founding of our predecessor entity in 2000, Mr. Berger was the President of eBNetworks, a division of Computer Horizons, Inc. From 1990 until 1999, Mr. Berger was the Vice President of RPM Consulting, Inc.

Robert Nawy joined Stronghold on July 22, 2003 and is responsible for financial management, with emphasis on strategic planning and day-to-day financial operations of the business. Mr. Nawy became the Chief Financial Officer in the fourth quarter of 2003. Mr. Nawy is a CPA, holds an MBA and is financial management veteran in the information technology industry, with over 19 years of experience in both public and privately held companies. Prior to joining us, Mr. Nawy served as CFO of Exenet Technologies, Inc. from 2001 through 2003 Prior to Exenet, Mr. Nawy served as CFO for Maden Technologies, Inc. 1998 to 2001.

Robert J. Corliss has been a director since May 2002. Mr. Corliss has been, since 1998, the President and Chief Executive Officer of the Athlete's Foot Group, Inc., a privately owned, 800-store retail chain with operations in 50 countries. Since 1999, Mr. Corliss has been a member of the board of Kahala Corporation, a publicly traded franchising corporation dedicated to the design, development and marketing of quick service restaurants serving nutritious products. From 1996 until 1998, Mr. Corliss was the President and Chief Executive Officer of Infinity Sports, Inc., a manufacturer, distributor and licensor of athletic products primarily under the brand Bike Athletic. Prior to founding Infinity Sports, Inc., Mr. Corliss was the Chief Executive Officer and President of Hermann's Sporting Goods retail chain. Mr. Corliss serves on the Advisory Council for the Sporting Goods Manufacturers Association's recently announced Physical Education for Progress (P.E.P.) initiative. Additionally, Mr. Corliss serves as a Director and Executive Committee member of the National Retail Federation and the National Retail Foundation and serves on the board of directors for The World Federation of the Sporting Goods Industry and serves on the board of directors of The Athlete's Foot Group, Inc. He is also an Advisor for Emory University's Goizueta Business School.


William Lenahan has been a director since May 2002. Mr. Lenahan has been the Chief Executive Officer of KMC Telecom Holdings, Inc. since 2000. KMC is a $500 million nationwide provider of next generation telecommunications, including outsourcing services, consulting and financing for metro access and advanced voice, data and Internet services to business customers. Mr. Lenahan was the President and CEO of BellSouth Wireless Data (currently Cingular Wireless) from 1984 to 2000 and was responsible for financial performance and nationwide wireless data strategy for this division of BellSouth Corporation. Mr. Lenahan has served nearly 30 years in the information technology, telecommunications and data industries. He presently serves on the board of directors of Broadbeam Corporation.

Luis Delahoz has been a director since May 2002. Mr. Delahoz is the current President and Chief Executive Officer of TWS International, Inc., a leading provider of professional technical consulting services to the rapidly growing telecommunications industry. From 1998 until 2001, Mr. Delahoz was the Executive Vice President of Client Soft, Inc., a provider of e-business solutions. In 1996, Mr. Delahoz co-founded TOC Global Communications, Inc., where he served as Vice President until 1998. Currently, Mr. Delahoz is a member of the board of directors of TWS, Inc. and TWS International, Inc.

EXECUTIVE OFFICERS

Christopher J. Carey, Lenard Berger and Robert Nawy each have employment contracts with our company. The remaining officers serve at the discretion of our board of directors and holds office until his successor is elected and qualified or until his earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

BOARD COMMITTEES

      Our board of directors has an audit committee, compensation committee and governance/nominating committee. The audit committee reviews the results and scope of the audit and other services provided by our independent public accountant. The audit committee does not currently have an "audit committee financial expert", as defined by the SEC, due to our status as an early-development stage company. We are in the process of identifying an audit committee financial expert to join its board of directors and audit committee.

      The compensation committee establishes the compensation policies applicable to our executive officers and administers and grants stock options pursuant to our stock plans. The governance/nominating committee oversees board procedures and nominates prospective members of the board should a vacancy arise. The current members of each of the audit, compensation and governance/nominating committees are Messrs. Corliss, Cox, Lenahan and Delahoz.

CODE OF ETHICS

      Because we are an early-development stage company with limited resources, we have not yet adopted a "code of ethics", as defined by the SEC, that applies to our Chief Executive Officer, Chief Financial Officer, principal accounting officer or controller and persons performing similar functions. We are in the process of drafting and adopting a Code of Ethics.

DIRECTOR COMPENSATION

      We have granted an initial one-time option grant to purchase 40,000 shares of common stock to each non-employee board member upon election to our board of directors. This one-time grant was awarded to the current non-employee board members on October 7, 2003. The options will vest 50% on each of the first and second anniversaries of the date of grant. The option is exercisable at $.60 per share. In addition, each non-employee director will be granted, on an annual basis, an option to purchase 30,000 shares of our common stock, which will vest 50% on each of the first and second anniversaries of the date of grant. These options were granted in November 2004 and have an exercise price of $.25. All stock options granted to members of our board of directors will have exercise prices equal to the fair market value of the Common Stock on the date of grant. We also reimburse directors for reasonable out-of-pocket expenses incurred in attending meetings of the board of directors and any meetings of its committees.

                             EXECUTIVE COMPENSATION

      The following table sets forth executive compensation for fiscal years ended December 31, 2003, 2002 and 2001. We have not paid any salaries or bonuses to any of our officers from our inception through the date hereof. All of our executive officers also serve as officers of and are paid by our operating subsidiary. The following table shows compensation paid during the fiscal years ended December 31, 2002 and 2001 by our wholly owned subsidiary to our former president and other former executive officers. The table also provides information regarding executive compensation for our wholly owned subsidiary's current president and three other most highly compensated executive officers. We refer to all of these officers collectively as our "named executive officers."


                           SUMMARY COMPENSATION TABLE



                                                                                   Other Annual         All Other
Name and Principal Position                    Year       Salary        Bonus      Compensation       Compensation
------------------------------------------     ----      --------      -------     ------------       ------------
Former Officers and Directors
------------------------------------------
Pietro Bortolatti                              2003         --           --             --                 --
   President, Chief Executive Officer and
   Chairman of the Board                       2002         --           20,500(1)      --                 --
                                               2001         --           --             --                 --

Tiziana DiRocco                                2003         --           --             --                 --
   Vice President Director of                  2002         --           --             --                 --
   European Operations                         2001         --           15,370(1)      --                 --

David Rector                                   2003         --           --             --                 --
   Director                                    2002         --           --             --                 --
                                               2001         --           --             --              16,244(2)


Current Officers(3)
------------------------------------------
Christopher J. Carey(4)                        2003      300,000                        9,600             --
   President, Chief Executive Officer and      2002      264,000         --             9,601             --
   And Chairman of the Board                   2001      165,000         --             9,602             --

Lenard Berger(5)                               2003      175,000         29,963         7,200             --
   Vice President and Chief Technology         2002      160,416         50,583         7,100             --
   Officer                                     2001      150,000         2,804          7,150             --

Salvatore D'Ambra(6)                           2003      134,375         27,135         5,912             --
   Vice President - Development                2002      121,397         8,000          6,600             --
                                               2001      106,782         2,818          6,600             --

Robert Nawy(7)                                 2003       82,967         --             2,398             --
   Chief Financial Officer                     2002         --           --             --                --
                                               2001         --           --             --                --


(1) Commissions of sales from Terre Di Toscana, Inc., and Terres Toscanas, Inc.

(2) Includes consulting service fees paid to the David Stephen Group, of which David Rector, our former director, is a principal.

(3) On May 16, 2002, our wholly-owned subsidiary merged with a New Jersey corporation, Stronghold Technologies, Inc. Our wholly-owned subsidiary survived and changed its name to Stronghold Technologies, Inc. ("Stronghold").

(4) Christopher J. Carey became our President and Chief Executive Officer on May 16, 2002, following the merger. Mr. Carey also remains the President, Chief Executive Officer and the sole Director of Stronghold. Mr. Carey's base salary from May 15, 2002 until December 31, 2002 was $260,000, as set forth in his Employment Agreement with Stronghold. The terms of Mr. Carey's Employment Agreement are more fully set forth below. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses. All of Mr. Carey's salary for 2002 has been deferred and accrued.

(5) Lenard Berger has been our Vice President and Chief Technology Officer since the merger, and holds the same positions with our wholly owned subsidiary. Mr. Berger's base salary for the period of July 2001 through July 2002 was $112,000, as set forth in his Employment Agreement. As of July 2002, Mr. Berger's salary increased to $122,000. The terms of Mr. Berger's Employment Agreement are more fully set forth below. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.

(6) Salvatore D'Ambra has been our Vice President - Development of our wholly owned subsidiary from the merger until November 12, 2003. Mr. D'Ambra's base salary for the period of August 2001 through August 2002 was $150,000, as set forth in his Employment Agreement. As of August 2002, Mr. D'Ambra's salary increased to $175,000. Mr. D'Ambra resigned from his position with our wholly owned subsidiary in November 2003. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.


(7) Robert Nawy joined Stronghold on July 22, 2003 as Assistant Chief Financial Officer and became the Chief Financial Officer in November 2003. Mr. Nawy's base salary for the period of June 2003 through July 2004 is $180,000, as set out in his Employment Agreement. "Other Annual Compensation" consists solely of the reimbursement of automobile expenses.

OPTIONS GRANTS

The following table sets forth information concerning individual grants of stock options under the 2002 Stock Incentive Plan during the fiscal year ended December 31, 2003 to each of the named executive officers.

              OPTION GRANTS IN FISCAL YEAR ENDED DECEMBER 31, 2003

                                                          % of Total Options Granted     Exercise or
                                  Number of Securities           to Employees               Base
             Name                  Underlying Options               in 2002             Price ($/Sh)     Grant Date
-------------------------------- ---------------------    ---------------------------   -------------    -----------
Lenard Berger                           153,100                    10.7%                     $0.60         7/22/03
Robert Nawy                              50,000                     3.5%                     $0.60         7/22/03
Robert Nawy                             200,000                    14%                       $0.03        12/19/03




                    AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES


                                                              NUMBER OF SECURITIES
                        SHARES ACQUIRED      VALUE             UNDERLYING OPTIONS       VALUE OF IN-THE-MONEY OPTIONS
                        ON EXERCISE (#) REALIZED ($)(1)         AT YEAR END (#)               AT YEAR-END ($)(2)
                        --------------- ---------------         ---------------               ------------------
                                                          EXERCISABLE   UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
         NAME
Christopher J. Carey          --               --              --           200,000           --              --
Lenard J. Berger              --               --             7,600         153,000           --              --
Robert Nawy                   --               --           200,000          50,000       44,000              --



      (1) Based on the difference between the option exercise price and the fair market value of our common stock on the exercise date.

      (2) Based on the difference between the option exercise price and the closing sale price of $0.25 of our common stock as reported on the OTC Bulletin Board on December 31, 2003, the last trading day of our 2003 fiscal year. None of these options are currently in the money.

EMPLOYMENT AGREEMENTS WITH EXECUTIVE OFFICERS

CHRISTOPHER J. CAREY

      On May 15, 2002, we assumed the employment agreement that was in place between Christopher J. Carey and the Predecessor Entity. Under the terms of the agreement, Mr. Carey's employment as Chairman of the Board, President and Chief Executive Officer of will continue until December 31, 2004, unless terminated sooner. The agreement may be renewed through mutual agreement of the parties. Mr. Carey receives a base salary of $260,000 per year. Such base salary was increased effective January 1, 2003, to the annualized rate of $300,000 and increased, effective January 1, 2004, to the annualized rate of $350,000. Such salary will be reviewed annually and is subject to increase as determined by our board of directors or the Compensation Committee in its sole discretion.

      The employment agreement provides that each fiscal year after fiscal year 2002, Mr. Carey will be eligible to receive an annual bonus based upon our meeting and exceeding our annual budget, as same has been reviewed and approved by the board of directors for earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. This bonus will be earned according to the following: (i) if we achieve 90-100% of budgeted EBITDA, Mr. Carey will receive a bonus of 10% of his then current annual base salary; (ii) if we achieve 101-110% of budgeted EBITDA, Mr. Carey will receive a total bonus of 20% of his then current annual base; and (iii) if we achieve 111-120% of budgeted EBITDA, Mr. Carey will receive a total bonus of 30% of his then current annual base salary; (iv) if we achieve 121-130% of budgeted EBITDA, Mr. Carey will receive a total bonus of 40% of his then current annual base salary; (v) if we achieve 131-140% of budgeted EBITDA, Mr. Carey will receive a total bonus of 50% of his then current annual base salary; (vi) if we achieve 141-150% of budgeted EBITDA, Mr. Carey will receive a total bonus of 55% of his then current annual base salary; and (vii) if we achieve 151% or more of budgeted EBITDA, Mr. Carey will receive a total bonus of 60% of his then current annual base salary. The bonus, if any, shall be paid in one lump sum within sixty (60) days after the close of the fiscal year for which it was earned. To date, Mr. Carey has not been awarded a bonus.

      In accordance with the agreement, the Predecessor Entity granted to Mr. Carey stock options under the 2000 Stock Option Plan for the purchase of an aggregate of 200,000 shares of the Predecessor Entity's common stock at an option exercise price equal of $1.50 per share, the fair market value of the underlying common stock on the date of the grant. Such option converted into an option to purchase 437,500 shares of our Common Stock when we merged with the Predecessor Entity and our wholly-owned subsidiary, Stronghold, assumed the 2000 Stock Option Plan. While Mr. Carey is employed by our company, the option will become exercisable on the earlier of: (i) the seventh anniversary of May 15, 2002; or (ii) the achievement of the performance goals set forth above in the paragraph above.

      Upon a change in control of our company, the unvested portion of the options shall immediately vest and become exercisable by Mr. Carey. If we terminate Mr. Carey's employment (i) after the expiration of the term of employment; or (ii) with cause; or if Mr. Carey resigns for no good reason, he will receive all accrued compensation and vested benefits. If we terminate his employment without cause, Mr. Carey will receive all unpaid accrued compensation, vested benefits and a severance benefit equal to his base salary until the earlier of the balance of the term of his agreement, the renewal term or twelve months following the date of termination.

      Mr. Carey's agreement contains a confidentiality provision and further provides that Mr. Carey may not work for, or hold 1% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. Mr. Carey has not expressed a desire to leave.

LENARD BERGER

      On August 1, 2000, the Predecessor Entity entered into an employment agreement with Lenard Berger, which we assumed. Under the terms of the agreement, Mr. Berger's employment as Vice President, Chief Technology Officer will continue until July 31, 2005 unless sooner terminated. The agreement may be renewed through mutual agreement of the parties. Mr. Berger received a base salary of $10,500 per month during the first six months of the term of the agreement and $12,500 per month commencing February 1, 2001. During the second year of the term of the agreement, Mr. Berger's base salary will be $150,000, but may increase to $175,000 if the our Net Sales achieved in the first year of the term of the agreement equal or exceed $2,000,000. During the third year of the term of the agreement, Mr. Berger's base salary will be $175,000, but may increase to $200,000 if our Net Sales achieved in the second year of the term of the agreement equal or exceed $10,000,000. During the fourth and fifth years of the term of his agreement, Mr. Berger's base salary will be increased annually by a percentage determined by the Consumers Price Index. Beginning his second year of employment, Mr. Berger is eligible for a commission not to exceed $50,000 for any year during the balance of the term of the agreement. The commission is equal to 1% of net sales, which is determined by subtracting certain costs from the gross sales of products and services. To date, Mr. Berger has not been awarded a commission. Mr. Berger is also eligible to receive extra compensation at the discretion of our board of directors, a car allowance and any insurance and 401(k) plans provided by the employer.

      Pursuant to his employment agreement, Mr. Berger received an option grant to purchase 100,000 shares of the Predecessor Entity's common stock. Such option converted into an option to purchase 218,750 shares of our common stock when we merged with the Predecessor Entity. The vesting schedule for such grant is set forth above under the section entitled "Option Grants". Upon a change of control of our company, 50% of any unvested options shall become vested and exercisable immediately. If we register shares of common stock in an initial public offering, Mr. Berger has the right to include any shares of common stock that he owns in the registration.

      If we terminate Mr. Berger's employment without cause, he will receive payment of his base salary in effect at the time of his termination for a period of one month. If Mr. Berger resigns for good reason after the first full year of employment, Mr. Berger shall receive as his severance pay the lesser of (x) base salary payable for the balance of the then existing term of the agreement or (y) two months' base salary, plus one week's base salary for each full or part year worked after the first year of employment.

      Mr. Berger's agreement provides that all rights to discoveries, inventions, improvements, and innovations related to our business that originates during the term of Mr. Berger's employment will be the exclusive property of our company. Mr. Berger's agreement also contains a confidentiality provision and further provides that Mr. Berger may not work for or hold 5% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. Mr. Berger has not expressed a desire to leave our company.

ROBERT NAWY

      On June 23, 2003, we entered into an employment agreement with Robert Nawy. Under the terms of the agreement, Mr. Nawy's employment as Chief Financial Officer will continue until July 31, 2006, unless terminated sooner. The agreement may be renewed through mutual agreement of the parties. Mr. Nawy receives a base salary at an annualized rate of $180,000 from July 28, 2003 until July 31, 2004. From August 1, 2004 to July 31, 2006, Mr. Nawy's salary will be increased annually by a percentage determined by the Consumers Price Index. Such salary will be reviewed annually and is subject to increase as determined by the board of directors or the Compensation Committee in its sole discretion.

      The employment agreement provides that each fiscal year after fiscal year 2003, Mr. Nawy will be eligible to receive an annual bonus based upon our meeting and exceeding its annual budget, as same has been reviewed and approved by the board of directors for earnings before interest, taxes, depreciation and amortization, referred to as EBITDA. This bonus will be earned according to the following: (i) if we achieve 65-99% of budgeted EBITDA, Mr. Nawy will receive a bonus of 10% of his then current annual base salary; (ii) if we achieve 100-124% of budgeted EBITDA, Mr. Nawy will receive a total bonus of 20% of his then current annual base; and (iii) if we achieve 125% or more of budgeted EBITDA, Mr. Nawy will receive a total bonus of 30% of his then current annual base salary The bonus, if any, shall be paid in one lump sum within sixty (60) days after the close of the fiscal year for which it was earned. To date, Mr. Nawy has not been awarded a bonus.

      In accordance with the agreement, we granted to Mr. Nawy stock options under the 2002 Stock Option Plan for the purchase of an aggregate of 200,000 shares of our common stock at an option exercise price equal to $0.80 per share, the fair market value of the underlying common stock on the date of the grant. While Mr. Nawy is employed by us, the options will become exercisable at the rate of 25,000 options on July 28, 2003, 60,000 options on July 31, 2004, 60,000 options on July 31, 2005 and 55,000 options on July 31, 2006.

      Upon a change in control of our company, an additional 50% of the unvested portion of the options shall immediately vest and become exercisable by Mr. Nawy.

      If we terminate Mr. Nawy's employment without cause within one year following a change of control, or Mr. Nawy resigns after one year following a change of control, he will receive all accrued compensation and vested benefits. If we terminate his employment without cause, Mr. Nawy will receive a severance benefit equal to: one month salary if termination occurs within the first six months of employment; two months salary if termination occurs within the second six months of employment; and the lesser of the balance of the term of the agreement and three months if termination occurs after completion of one full year of employment.

      Mr. Nawy's agreement contains a confidentiality provision and further provides that Mr. Nawy may not work for, or hold 1% or more of the outstanding capital stock of a publicly traded corporation, which is a competing business anywhere in the world for one year after the conclusion of his employment. Mr. Nawy has not expressed a desire to leave.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Stronghold Technologies, Inc., the Predecessor Entity, became our wholly-owned subsidiary on May 16, 2002 pursuant to a merger with and into Acquisition Sub. Pursuant to the merger, the Predecessor Entity's stockholders surrendered all of their outstanding shares of the Predecessor Entity's common stock in exchange for a total of 7,000,000 shares of our common stock. Of these shares, Christopher J. Carey, our current President, and his wife received a total of 3,937,500 shares held jointly, and Mr. Carey received an additional 1,093,750 shares individually.

      Pursuant to a Securities Purchase Agreement which we entered into on May 15, 2002, with Stanford, a major shareholder of our company, Pietro Bortolatti, a former officer and director of our company, and Mr. Carey, we agreed to issue to Stanford such number of shares of our Series A Preferred Stock that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock, and a warrant to purchase an equal number of shares of our common stock. The aggregate purchase price for the Series A Preferred Stock and warrants purchased by Stanford was $3,000,000. The Series A Preferred Stock and warrant purchase took place on four separate closing dates from May 16, 2002 through July 19, 2002, in which we issued an aggregate of 2,002,750 shares of our Series A Preferred Stock to Stanford and warrants for 2,002,750 shares of our common stock. So long as any shares of Series A Preferred Stock are outstanding and held by Stanford, Stanford had the right to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions under the Series A Securities Purchase Agreement.

      Pursuant to a Securities Purchase Agreement which we entered into on April 24, 2003, we agreed to issue to Stanford a total of 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock ("Series B Preferred Stock"). The issuance of the Series B Preferred Stock occurred on six separate closing dates beginning on April 24, 2003 and closing on September 15, 2003. In connection with the Purchase Agreement, we modified the warrants issued in connection with the Series A offering to reduce the exercise price to $0.25 per share and extend the expiration date to August 1, 2008. Stanford was also granted the right to maintain its percentage ownership with respect to any additional securities we may issue, with certain exceptions under the Series B Securities Purchase Agreement. In addition, we agreed to convert all outstanding loans and unreimbursed expenses to certain stockholders of our company for 603,000 shares of our common stock at a price of $0.90 per share. The value of the warrant modification was treated as additional costs associated with raising capital and was shown as a reduction of additional paid-in capital of approximately $557,000 (computed using the Black-Scholes model with the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 5 years, and a risk-free interest rate of 4.91% for September 30, 2003).

      In connection with the Series B Purchase Agreement, we entered into a Registration Rights Agreement with Stanford, dated April 30, 2003, in which we agreed to register the shares of common stock issuable upon conversion of the Series B Preferred Stock, no later than November 15, 2003. Stanford has agreed to extend the date to register the common stock issuable upon conversion of the Series B Preferred Stock until March 15, 2004, which was further extended in June 2004.

      In connection with the Series B Purchase Agreement, we entered into a Consulting Agreement with Stanford, pursuant to which Stanford has agreed to perform certain financial consulting and advisory services, in exchange for which we agreed to pay Stanford a fee of $50,000 per year for two years, payable quarterly in equal installments of $12,500, with the first such installment due on July 1, 2003. Pursuant to the terms of the Consulting Agreement, we may, at our sole option, choose to issue shares of our common stock to Stanford in lieu of such payments.

      On November 11, 2003, we agreed with Stanford to modify the terms of the Series A and Series B Preferred Stock to facilitate acquisitions and other company actions. The basic terms of the modification are: (i) waiver Section 2(e)(iii) of the Series A Certificate of Designation, which provides for anti-dilution protection if we shall issue securities which are convertible into shares of our common stock for an exercise price of less than $1.50; (ii) waiver of any rights of Stanford to Default Warrants (as defined in the Series A Registration Rights Agreement) due to our failure to register our shares of common stock; and (iii) modification of the warrants previously issued to Stanford and its assigns to purchase 2,002,750 shares of our common stock to reduce the initial exercise price to $0.25 per share and to extend the expiration date to August 1, 2008.

      Pursuant to the Amended and Restated Series A Certificate of Designation and Series B Certificate of Designation, dated November 11, 2003, by and between our company and Stanford and a Written Notice, Consent, and Waiver Among The Holders Of Series A $1.50 Convertible Preferred Stock, Series B $.90 Convertible Preferred Stock and Warrants, our company and Stanford agreed to certain amendments and restatements including:

(a) the filing of an Amended and Restated Certificate of Designation for Series A $1.50 Convertible Preferred Stock substantially in the form attached hereto ("Amended and Restated Series A Certificate of Designation") pursuant to which Stanford will (x) waive dilution adjustments for certain issuances of Common Stock and Common Stock equivalents, (y) reduce for an eighteen month period the Stated Value and Conversion Price (each as defined therein) to $0.50 and to $0.87 thereafter and (z) forego certain rights to approve acquisitions of fixed assets, capital stock or capital expenditures, credit facilities and sales of shares of our securities. The authorized shares of Series A Preferred Stock was reduced from 2,017,200 to 2,002,750 shares.

(b) the filing of an Amended and Restated Certificate of Designation Series B $0.90 Convertible Preferred Stock substantially in the form attached hereto pursuant to which Stanford will (x) waive dilution adjustments for certain issuances of Common Stock and Common Stock equivalents, (y) reduce for an eighteen month period the Stated Value and Conversion Price (each as defined therein) to $0.50 and to $0.87 thereafter and (z) forego certain rights to approve acquisitions of fixed assets, capital stock or capital expenditures, credit facilities and sales of shares of our securities.

In connection with the Series B Purchase Agreement, our company and Stanford also entered into a Registration Rights Agreement, dated April 30, 2003, in which we agreed to register the shares of our common stock issuable upon conversion of the Series B Preferred Stock, no later than November 15, 2003. Stanford has agreed to extend dare of the filing requirements of the Registration Rights Agreement to March 14, 2004, which was subsequently extended.

(c) In consideration of the Notice and the granting of the Consents and Waivers, we reduced the exercise price of the Stanford Warrants from $0.25 per share to $.001. On November 11, 2003, Stanford exercised in full the Stanford Warrant purchasing 2,002,750 shares of common stock for the purchase price of $2,002.75.

      Pursuant to a Stockholders' Agreement which we entered into on May 16, 2002 with Stanford, Mr. Carey and his wife, if either Stanford or the Careys should ever want to sell any shares of our Series A Preferred Stock or common stock, the other party has a right of first refusal regarding such sale and, if such non-selling party does not want to exercise its right of first refusal, we have the right to purchase such shares, and a right of co-sale under the same terms and for the same type of consideration. In the case of a material adverse event related to our company, the Careys agreed to vote their shares as directed by Stanford, including removing and replacing the members of the board with designees nominated by Stanford. Finally, Stanford has the right to nominate one member to our board of directors and the Carey's have agreed to vote for such nominee.

      Stanford is an affiliate of Stanford Financial Group, which is the majority stockholder of TWS International, Inc. Luis Delahoz, one of our outside directors, is the president and chief executive officer of TWS International, Inc. and is Stanford's representative on our board of directors.

      On July 31, 2000, the Predecessor Entity entered into a line of credit loan arrangement with our President, Christopher Carey, who is also president of Stronghold. Mr. Carey made available $1,989,500, which the Predecessor Entity could borrow from time to time until August 1, 2001. Outstanding amounts accrued interest at the rate of interest per annum equal to the floating Base Rate, computed daily, for the actual number of days elapsed as if each full calendar year consisted of 360 days. Overdue amounts accrued interest at an annual rate of 2% greater than the base rate, which is 2% above the floating base rate announced from time to time by Citibank, N.A. Under the agreement, the first payment was due on August 1, 2001. On such date, the line of credit was extended for one more year, until August 1, 2002. On April 22, 2002, the Predecessor Entity issued 500,000 shares of its common stock (which converted into 1,093,750 shares of our common stock when we acquired the Predecessor Entity on May 16,
2002) in exchange for cancellation of $1 million of outstanding debt under such line of credit. On May 16, 2002, the total amount outstanding under the line of credit was $2.2 million. On such date, we issued 666,667 shares of our Common Stock to Mr. Carey in exchange for cancellation of $1 million of the then outstanding amount. We will pay Mr. Carey the remaining $1.2 million according to the terms of a non-negotiable promissory note, which was issued on May 16, 2002, and amended and restated in September 2002. The terms of the amended and restated note stipulate that the Company may not make principle payments to Mr. Carey until the retirement of the United Trust Bank loan. Until such time as the principal is paid, we will pay an interest only fee of 12% per year. Mr. Carey's promissory note is expressly subordinated in right of payment to the prior payment in full of all of our senior indebtedness.

      On September 14, 2000, we issued 5,000,000 shares of our common stock to our former president, Pietro Bortolatti, in exchange for the transfer from Mr. Bortolatti of all of the outstanding shares of Terre di Toscana, Inc. to us. The assets of Terre di Toscana, Inc. included rights in several customer agreements. We valued the 5,000,000 shares issued to Mr. Bortolatti at par value, $.0001 per share. As part of our merger with the Predecessor Entity and the exchange of shares for our truffle business, Mr. Bortolatti has surrendered or exchanged all of such shares.

      In August 2002, one of our outside directors, Robert Cox, purchased 60,000 shares of our common stock at a purchase price of $1.50 per share for aggregate proceeds to us of $90,000. Such purchase was pursuant to a Subscription Agreement in which Mr. Cox made certain investment representations and warranties. The price paid by Mr. Cox had been negotiated by third parties in an arms-length transaction. The third parties who negotiated the transaction purchased a number of shares concurrently with Mr. Cox.

      In January 2004, our outside director, Robert Cox, purchased an additional 147,059 shares and a warrant to purchase 73,529 shares at $0.59/share. The price of $0.59/share was based on 130% of the trailing five day closing price of our common stock on the effective purchase date of January 9, 2004.

      Lenard Berger, our Chief Technology Officer and Vice President and James Cummiskey, our Vice President of Sales and Marketing, received 200,000 shares of common stock from the Predecessor Entity as founders of such entity, at a per share price of $0.005. Such shares converted into 437,400 shares of our Common Stock.

      On September 30, 2002, we entered into a loan agreement with CC Trust Fund to borrow an amount up to $355,128. This bridge loan was for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the CC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. As of March 31, 2003, $355,128 was outstanding under the CC Trust Fund loan agreement. On September 30, 2003, the CC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the CC Trust Fund agreed to extend the term of their loan to March 31, 2004. On March 30, 2004, the CC Trust Fund agreed to extend the term of their loan to March 31, 2005. As of December 31, 2003, $355,128 was outstanding under the CC Trust Fund loan agreement. Christopher Carey Jr., Mr. Carey's son, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust.

      On September 30, 2002, we entered into a loan agreement with AC Trust Fund to borrow an amount up to $375,404. This bridge loan is for a period of twelve months, with all principal due and payable on September 30, 2003. The 12.5% interest on the outstanding principal is due each year. At the end of the loan period, the AC Trust Fund will be entitled to exercise 25,000 warrants at $1.50 per share. On September 30, 2002, the AC Trust Fund agreed to extend the term of their loan to December 30, 2003. On December 30, 2003, the AC Trust Fund agreed to extend the term of their loan to March 31, 2004. On March 30, 2004, the AC Trust Fund agreed to extend the term of their loan to March 31, 2005. As of December 31, 2003, $375,404 was outstanding under the AC Trust Fund loan agreement. Amie Carey, Mr. Carey's daughter, is the beneficiary of the trust, and Mary Carey, Mr. Carey's wife, is the trustee of the trust.

In October 2002, in connection with a loan to our company in the amount of $165,000, we issued a promissory note to Christopher J. Carey for $165,000. Such promissory note was due on or before December 31, 2003. On March 30, 2004, Mr. Carey agreed to extend the term of his loan to March 31, 2005. Until such time as the principal is paid, interest on the note will accrue at the rate of 12.5% per year.

      We believe that the terms of all of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. Our policy requires that all related parties recuse themselves from negotiating and voting on behalf of our company in connection with related party transactions.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT


      The following table sets forth information regarding the beneficial ownership of our common stock as of January 31, 2005. The information in this table provides the ownership information for:


      o each person known by us to be the beneficial owner of more than 5% of our Common Stock;

      o     each of our directors;

      o     each of our executive officers; and

      o     our executive officers and directors as a group.


      Beneficial ownership has been determined in accordance with the rules and regulations of the SEC and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common Stock beneficially owned and percentage ownership is based on 15,936,655 shares outstanding on January 31, 2005, and assuming the exercise of any options or warrants or conversion of any convertible securities held by such person, which are presently exercisable or will become exercisable within 60 days after January 31, 2005.


                                                      Number of Shares        Percentage
Name and Address of Beneficial Owner                 Beneficially Owned      Outstanding
---------------------------------------              ------------------      -----------

5% Stockholders
---------------------------------------
Christopher J. Carey
   450 Claremont Road
   Bernardsville, NJ 07924                               5,131,250(1)             32.19

Stanford Venture Capital Holdings, Inc.
   6075 Poplar Avenue
   Memphis, TN 38119                                     7,447,194(2)             31.84

Other Executive Officers and Directors
---------------------------------------

Robert J. Corliss                                               --                --
William Lenahan                                                 --                --
Luis Delahoz                                                    --                --
Robert Nawy                                                200,000(3)              1.25
                                                     ------------------      -----------

Executive Officers and Directors as a Group
   (5 people)                                            5,331,250                40.44


(1) 3,937,500 of these shares are owned by Christopher J. Carey and his wife, Mary Carey, as Joint Tenants with Right of Survivorship.

(2) The total beneficial ownership of Stanford Venture Capital Holdings, Inc. is 7,447,194 shares which consists of: (i) 2,002,750 shares of Common Stock issuable upon the conversion of 2,002,750 shares of our Series A Preferred Stock; and (ii) 2,444,444 shares of Common Stock issuable upon the conversion of 2,444,444 shares of our Series B Preferred Stock, (iii) 1,000,000 shares of Common Stock issued upon exercise of warrants, (iv) 875,000 of Common Stock and
(v) 2,000,000 shares of Common Stock issuable upon the exercise of warrants. James M. Davis has voting and investment control over the securities held by Stanford Venture Capital Holdings, Inc., but he disclaims beneficial ownership of such securities, except to the extent of any pecuniary interest therein.

(3) Includes an option grant to purchase 200,000 shares of Common Stock which was immediately exercisable on the date of grant.

EQUITY COMPENSATION IN FISCAL 2003

      The following table provides information about the securities authorized for issuance under our equity compensation plans as of December 31, 2003.


                      EQUITY COMPENSATION PLAN INFORMATION

                                    Number of securities      Weighted-average       Number of securities remaining
                                    to be issued upon         exercise price of      available for future issuance
                                    exercise of               outstanding options    under equity compensation plans (2)
                                    outstanding options (1)
-----------------------------------------------------------------------------------------------------------------------
Equity compensation plans                  1,909,309                 $0.86                        638,450
approved by security holders

Equity compensation plans not                 --                      --                            --
approved by security holders

Total                                      1,909,309                 $0.86                        638,450

(1) Issued pursuant to our 2002 Stock Incentive Plan, our 2002 California Stock Incentive Plan, and our 2000 Stock Option Plan.

(2) 625,950 shares are available for future issuance pursuant to the 2002 Stock Incentive Plan and 12,500 shares are available for future issuance pursuant to the 2002 California Stock Incentive Plan. We do not intend to issue any additional options under our 2000 Stock Option Plan.

                   DESCRIPTION OF SECURITIES TO BE REGISTERED

COMMON STOCK


      We are authorized to issue up to 250,000,000 shares of common stock, par value $.0001. As of January 31, 2005, there were 15,936,655 shares of common stock outstanding. Holders of the common stock are entitled to one vote per share on all matters to be voted upon by the stockholders. Holders of common stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor. Upon the liquidation, dissolution, or winding up of our company, the holders of common stock are entitled to share ratably in all of our assets which are legally available for distribution after payment of all debts and other liabilities and liquidation preference of any outstanding common stock. Holders of common stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of common stock are validly issued, fully paid and nonassessable.


      We have appointed Continental Stock Transfer & Trust Company, 17 Battery Place, New York, New York 10004, as transfer agent for our shares of Common Stock.


                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our rights and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act" or "Securities Act") may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                              PLAN OF DISTRIBUTION

      The selling stockholders and any of their respective pledgees, donees, assignees and other successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

      o ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;

      o block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

      o purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

      o an exchange distribution in accordance with the rules of the applicable exchange;

      o     privately-negotiated transactions;

      o short sales that are not violations of the laws and regulations of any state or the United States;

      o broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

      o     through the writing of options on the shares;

      o     a combination of any such methods of sale; and

      o     any other method permitted pursuant to applicable law.

      The selling stockholders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. The selling stockholders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if they deem the purchase price to be unsatisfactory at any particular time.

      The selling stockholders may also engage in short sales against the box, puts and calls and other transactions in our securities or derivatives of our securities and may sell or deliver shares in connection with these trades.

      The selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the selling stockholders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that a selling stockholder will attempt to sell shares of common stock in block transactions to market makers or other purchasers at a price per share which may be below the then market price. The selling stockholders cannot assure that all or any of the shares offered in this prospectus will be issued to, or sold by, the selling stockholders. The selling stockholders and any brokers, dealers or agents, upon effecting the sale of any of the shares offered in this prospectus, may be deemed to be "underwriters" as that term is defined under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, or the rules and regulations under such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act.

      We are required to pay all fees and expenses incident to the registration of the shares, including fees and disbursements of counsel to the selling stockholders, but excluding brokerage commissions or underwriter discounts.

      The selling stockholders, alternatively, may sell all or any part of the shares offered in this prospectus through an underwriter. No selling stockholder has entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

      The selling stockholders may pledge their shares to their brokers under the margin provisions of customer agreements. If a selling stockholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares. The selling stockholders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the selling stockholders or any other such person. In the event that the selling stockholders are deemed affiliated purchasers or distribution participants within the meaning of Regulation M, then the selling stockholders will not be permitted to engage in short sales of common stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. In regards to short sells, the selling stockholder can only cover its short position with the securities they receive from us upon conversion. In addition, if such short sale is deemed to be a stabilizing activity, then the selling stockholder will not be permitted to engage in a short sale of our common stock. All of these limitations may affect the marketability of the shares.

      We have agreed to indemnify the selling stockholders, or their transferees or assignees, against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the selling stockholders or their respective pledgees, donees, transferees or other successors in interest, may be required to make in respect of such liabilities.

      If the selling stockholders notify us that they have a material arrangement with a broker-dealer for the resale of the common stock, then we would be required to amend the registration statement of which this prospectus is a part, and file a prospectus supplement to describe the agreements between the selling stockholders and the broker-dealer.

                                   PENNY STOCK

      The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

      o that a broker or dealer approve a person's account for transactions in penny stocks; and o the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

      In order to approve a person's account for transactions in penny stocks, the broker or dealer must

      o obtain financial information and investment experience objectives of the person; and

      o make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

      The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

      o sets forth the basis on which the broker or dealer made the suitability determination; and

      o that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

      Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

                              SELLING STOCKHOLDERS

      The table below sets forth information concerning the resale of the shares of common stock by the selling stockholders. We will not receive any proceeds from the resale of the common stock by the selling stockholders. We will receive proceeds from the exercise of the warrants unless the selling stockholders exercise the warrants on a cashless basis. Assuming all the shares registered below are sold by the selling stockholders, none of the selling stockholders will continue to own any shares of our common stock.

      The following table also sets forth the name of each person who is offering the resale of shares of common stock by this prospectus, the number of shares of common stock beneficially owned by each person, the number of shares of common stock that may be sold in this offering and the number of shares of common stock each person will own after the offering, assuming they sell all of the shares offered.


----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
Name                    Total         Total          Shares of     Beneficial     Percentage     Beneficial    Percentage
                        Shares of     Percentage     Common        Ownership      of Common      Ownership     of Common
                        Common        of Stock       Stock         Before         Stock Before   After the     Stock Owned
                        Stock         Assuming       Included In   Offering       Offering**     Offering(4)   After
                        Issuable      Full           Prospectus                                                Offering (4)
                        Upon          Percentage     (1)(2)
                        Conversion
                        of Notes
                        and/or
                        Warrants
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
AJW Offshore Ltd.(3)      20,716,364         56.52%    41,432,727        837,006          4.99%            --             --
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
AJW Qualified             23,593,636         59.68%    47,187,273        837,006          4.99%            --             --
Partners, LLC(3)
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
AJW Partners, LLC(3)      10,993,636         40.69%    21,867,273        837,006          4.99%            --             --
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
New Millennium             2,301,818         12.62%     4,603,636        837,006          4.99%            --             --
Capital Partners II,
LLC(3)
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------
All four selling          57,545,455         78.31%   115,090,909        837,006          4.99%            --             --
stockholders as a
group
----------------------- ------------- -------------- ------------- -------------- -------------- ------------- --------------




* This column represents an estimated number based on a conversion price as of a recent date of January 31, 2005January 25, 2005 of $.055, divided into the principal amount.


** These columns represent the aggregate maximum number and percentage of shares that the selling stockholders can own at one time (and therefore, offer for resale at any one time) due to their 4.99% limitation.

      The number and percentage of shares beneficially owned is determined in accordance with Rule 13d-3 of the Securities Exchange Act of 1934, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any shares as to which the selling stockholders has sole or shared voting power or investment power and also any shares, which the selling stockholders has the right to acquire within 60 days. The actual number of shares of common stock issuable upon the conversion of the secured convertible notes is subject to adjustment depending on, among other factors, the future market price of the common stock, and could be materially less or more than the number estimated in the table.


(1) Includes a good faith estimate of the shares issuable upon conversion of the secured convertible notes and exercise of warrants, based on current market prices. Because the number of shares of common stock issuable upon conversion of the secured convertible notes is dependent in part upon the market price of the common stock prior to a conversion, the actual number of shares of common stock that will be issued upon conversion will fluctuate daily and cannot be determined at this time. Under the terms of the secured convertible notes, if the secured convertible notes had actually been converted on January 31, 2005January 25, 2005, the conversion price would have been $.055.

(2) The actual number of shares of common stock offered in this prospectus, and included in the registration statement of which this prospectus is a part, includes such additional number of shares of common stock as may be issued or issuable upon conversion of the secured convertible notes and exercise of the related warrants by reason of any stock split, stock dividend or similar transaction involving the common stock, in accordance with Rule 416 under the Securities Act of 1933. However the selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock as determined in accordance with
Section 13(d) of the Exchange Act. Accordingly, the number of shares of common stock set forth in the table for the selling stockholders exceeds the number of shares of common stock that the selling stockholders could own beneficially at any given time through their ownership of the secured convertible notes and the warrants. In that regard, the beneficial ownership of the common stock by the selling stockholder set forth in the table is not determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended.

(3) The selling stockholders are affiliates of each other because they are under common control. AJW Partners, LLC is a private investment fund that is owned by its investors and managed by SMS Group, LLC. SMS Group, LLC, of which Mr. Corey
S. Ribotsky is the fund manager, has voting and investment control over the shares listed above owned by AJW Partners, LLC. AJW Offshore, Ltd., formerly known as AJW/New Millennium Offshore, Ltd., is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by AJW Offshore, Ltd. AJW Qualified Partners, LLC, formerly known as Pegasus Capital Partners, LLC, is a private investment fund that is owned by its investors and managed by AJW Manager, LLC, of which Corey S. Ribotsky and Lloyd A. Groveman are the fund managers, have voting and investment control over the shares listed above owned by AJW Qualified Partners, LLC. New Millennium Capital Partners II, LLC, is a private investment fund that is owned by its investors and managed by First Street Manager II, LLC. First Street Manager II, LLC, of which Corey S. Ribotsky is the fund manager, has voting and investment control over the shares owned by New Millennium Capital Partners II, LLC. The four selling stockholders are considered to be a group as defined under the Securities Exchange Act of 1934. The four selling stockholders are affiliated entities and may not own more then 4.99% of our common stock on an aggregate basis. We have been notified by the selling stockholders that they are not broker-dealers or affiliates of broker-dealers and that they believe they are not required to be broker-dealers.

(4) Assumes that all securities registered will be sold.

                       TERMS OF SECURED CONVERTIBLE NOTES

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 18, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on June 18, 2004;

      o     $500,000 was disbursed on July 27, 2004;

      o     $350,000 was disbursed on October 22, 2004;

      o $650,000 will be disbursed within five days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,350,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 18, 2004.

      Upon the issuance of shares of common stock below the market price, the exercise price of the warrants will be reduced accordingly. The market price is determined by averaging the last reported sale prices for our shares of common stock for the five trading days immediately preceding such issuance as set forth on our principal trading market. The exercise price shall be determined by multiplying the exercise price in effect immediately prior to the dilutive issuance by a fraction. The numerator of the fraction is equal to the sum of the number of shares outstanding immediately prior to the offering plus the quotient of the amount of consideration received by us in connection with the issuance divided by the market price in effect immediately prior to the issuance. The denominator of such issuance shall be equal to the number of shares outstanding after the dilutive issuance.

      The conversion price of the secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position.

      The selling stockholders have contractually agreed to restrict their ability to convert their secured convertible notes or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them in the aggregate and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock.

      A complete copy of the Securities Purchase Agreement and related documents are filed with the SEC as exhibits to our Form SB-2 relating to this prospectus.

SAMPLE CONVERSION CALCULATION


      The number of shares of common stock issuable upon conversion of the notes is determined by dividing that portion of the principal of the notes to be converted and interest, if any, by the conversion price. For example, assuming conversion of $3,000,000 of notes on January 31, 2005January 25, 2005, a conversion price of $0.055 per share, the number of shares issuable upon conversion would be:

$3,000,000/$.055 = 54,545,454 shares

The conversion price is the 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The average of the three lowest intraday trading prices is $.11, therefore, the conversion price is calculated by multiplying $.11 by 50%, which results in a conversion price of $.055.

      The following is an example of the amount of shares of our common stock that are issuable, upon conversion of the Notes (excluding accrued interest), based on prices 25%, 50% and 75% below the average of the three lowest intraday trading prices for our common stock during the previous 20 trading days as of January 31, 2005 of $0.11.



                                                                           Number                    % of
% Below              Price Per                With Discount               of Shares              Outstanding
Market                 Share                     at 50%                   Issuable                  Stock
------                 -----                     ------                   --------                  -----
25%                   $.0825                     $.0413                 72,727,273                  82.03%
50%                   $.0550                     $.0275                109,090,909                  87.25%
75%                   $.0275                     $.0138                218,181,818                  93.19%



                                  LEGAL MATTERS

      Sichenzia Ross Friedman Ference LLP, New York, New York will issue an opinion with respect to the validity of the shares of common stock being offered hereby.

                                     EXPERTS

      Rothstein Kass - Certified Public Accountants, have audited, as set forth in their report thereon appearing elsewhere herein, our financial statements at December 31, 2003 and 2002 and for the years then ended that appear in the prospectus. The financial statements referred to above are included in this prospectus with reliance upon the independent registered public accounting firm's opinion based on their expertise in accounting and auditing.

                              AVAILABLE INFORMATION

      We have filed a registration statement on Form SB-2 under the Securities Act of 1933, as amended, relating to the shares of common stock being offered by this prospectus, and reference is made to such registration statement. This prospectus constitutes the prospectus of Stronghold Technologies, Inc., filed as part of the registration statement, and it does not contain all information in the registration statement, as certain portions have been omitted in accordance with the rules and regulations of the Securities and Exchange Commission.

      We are subject to the informational requirements of the Securities Exchange Act of 1934 which requires us to file reports, proxy statements and other information with the Securities and Exchange Commission. Such reports, proxy statements and other information may be inspected at public reference facilities of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at Judiciary Plaza, 450 Fifth Street N.W., Washington, D.C. 20549 at prescribed rates. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                 STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARIES

                          INDEX TO FINANCIAL STATEMENTS



September 30, 2004 and September 30, 2003

      Consolidated Balance Sheets September 30, 2004 (Unaudited)             F-1
         Consolidated Statements of Operations for the three and nine
                  months ended September 30, 2004 and 2003 (Unaudited)       F-2
         Consolidated Statements of Cash Flows For the nine months
                  ended September 30, 2004 and 2003 (Unaudited)              F-3
         Notes to the Consolidated Financial Statements (Unaudited)   F-4 to F-8

For the Years Ended December 31, 2003 and December 31, 2002

         Report of Independent Registered Public Accounting Firm            F-9
         Consolidated Balance Sheets                                        F-10
         Consolidated Statement of Operations                               F-12
         Consolidated Statement of Stockholders' Deficit                    F-13
         Consolidated Statement of Cash Flows                               F-15
         Notes to Consolidated Financial Statements                   F-17 to 29

                [LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.]


                        INDEPENDENT ACCOUNTANTS' REPORT

To the Board of Directors and Shareholders of Stronghold Technologies, Inc.

We have reviewed the accompanying condensed consolidated balance sheet of Stronghold Technologies, Inc. and Subsidiary as of September 30, 2004 and the related condensed consolidated statements of operations for the three-month and nine-month periods ended September 30, 2004 and 2003, and the condensed consolidated statements of cash flows for the nine-month periods ended September 30, 2004 and 2001 These financial statements are the responsibility of the Company's management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures to financial data, and of making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the accompanying condensed consolidated financial statements referred to above for them to be in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 5, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations. These conditions rate substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 5. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We have previously audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheet of Stronghold Technologies, Inc. and Subsidiary as of December 31, 2003, and the related consolidated statements of operations, shareholders' equity, and cash flows for the years ended December 31, 2003 and 2002 and in our report dated March 17, 2004, we expressed an unqualified opinion on those consolidated financial statements.

In our opinion, the information set forth in the accompanying condensed consolidated financial sheets as of December 31, 2003 is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

                                             /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
November 3, 2004, except for Note 9, as to which the date is January 17, 2005

                           CONSOLIDATED BALANCE SHEET

                  STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY
                         SEPTEMBER 30, 2004 (UNAUDITED)


ASSETS

CURRENT ASSETS
  Cash                                                             $     10,795
  Accounts receivable, less allowance for returns and
    doubtful accounts of $181,750                                       362,170
  Other receivables                                                      37,220
  Inventories                                                            79,167
  Prepaid expenses                                                      134,697
                                                                   ------------

    Total current assets                                                624,049
                                                                   ------------

PROPERTY AND EQUIPMENT, NET                                             101,037
                                                                   ------------

OTHER ASSETS
  Software development costs, net of amortization                       855,774
  Deferred charge, convertible debt loan
    acquisition costs, net of amortization                              290,345
  Other                                                                 133,333
                                                                   ------------

    Total other assets                                                1,279,452
                                                                   ------------

                                                                   $  2,004,538


LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Accounts payable                                                 $    633,163
  Accrued expenses and other current liabilities                      1,110,435
  Interest payable, stockholders                                        443,920
  Notes payable, stockholders, current portion                          360,000
  Notes payable                                                         656,667
  Deferred revenue                                                      468,756
  Obligations under capitalized leases, current portion                  40,061
                                                                   ------------

    Total current liabilities                                         3,713,002
                                                                   ------------

LONG-TERM LIABILITIES
  Notes payable, stockholders, less current portion                   1,860,131
  Note Payable, Convertible Debt of $2,000,000 net
    of Debt Discount of $2,000,000 and Debt
    Discount Amortization of $260,416                                   260,416
  Obligations under capitalized leases, less current portion              7,813
  Payroll taxes payable, long term                                      535,000
                                                                   ------------

    Total long term liabilities                                       2,663,360
                                                                   ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' DEFICIT
Preferred stock, Series A, $.0001 par value;
  authorized 5,000,000 shares, 2,002,750 issued and
  outstanding (aggregate liquidation preference
  of $3,004,125) and preferred stock, Series B,
  $.0001 par value; authorized 2,444,444 shares,
  2,444,444 issued and outstanding (aggregate
  liquidation preference $2,200,000)                                        445
Common stock, $.0001 par value, authorized 50,000,000
  shares, 14,687,072 issued and outstanding                               1,469
Additional paid-in capital                                            9,754,330
Stock subscription receivable                                            (3,000)
Accumulated deficit                                                 (14,125,068)
                                                                   ------------

    Total stockholders' deficit                                      (4,371,824)
                                                                   ------------

                                                                   $  2,004,538
                                                                   ============

                  STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF OPERATIONS

                                      THREE MONTHS        THREE MONTHS          NINE MONTHS         NINE MONTHS
                                         ENDED                ENDED               ENDED                ENDED
                                        SEP 30,              SEP 30,              SEP 30,             SEPT 30,
                                         2004                 2003                 2004                2003
                                      (Unaudited)          (Unaudited)          (Unaudited)         (Unaudited)
                                     ------------         ------------         ------------         ------------
SALES                                $    475,969         $    904,254         $  1,819,896         $  2,450,043

COST OF SALES                             175,863              336,611              627,728              937,499
                                     ------------         ------------         ------------         ------------

GROSS PROFIT                              300,106              567,643            1,192,168            1,512,544

SELLING, GENERAL AND
ADMINISTRATIVE                            947,301            1,401,070            2,784,853            3,703,924
                                     ------------         ------------         ------------         ------------

LOSS FROM OPERATIONS                     (647,195)            (833,427)          (1,592,684)          (2,191,380)

INTEREST EXPENSE                          349,988              223,196              475,494              421,062
                                     ------------         ------------         ------------         ------------

NET LOSS APPLICABLE TO COMMON
  STOCKHOLDERS                       $   (997,183)        $ (1,056,623)        $ (2,068,179)        $ (2,612,442)
                                     ============         ============         ============         ============

BASIC AND DILUTED LOSS PER
  COMMON SHARE                       $      (0.07)        $      (0.10)        $      (0.15)        $      (0.26)
                                     ============         ============         ============         ============

WEIGHTED AVERAGE NUMBER OF
  COMMON SHARES OUTSTANDING            14,024,528           10,460,333           13,603,903           10,206,182

                  STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY
                      CONSOLIDATED STATEMENTS OF CASH FLOWS


NINE MONTHS ENDED SEPTEMBER 30,                                           2004                2003
-------------------------------------------------------------------------------------------------------
                                                                       (Unaudited)        (Unaudited)

CASH FLOWS FROM OPERATING ACTIVITIES
  Net loss                                                             $(2,068,179)       $(2,612,442)
  Adjustments to reconcile net loss to
   net cash used in operating activities:
    Provision for returns and allowances (recoveries)                       (8,128)            63,000
    Depreciation and amortization                                          379,056            106,216
    Amortization of convertible debt discount                              260,416
    Interest expense for issuance of warrants                               71,250
    Changes in operating assets and liabilities:
      Accounts receivable                                                  232,746           (425,082)
      Inventories                                                           92,579            142,612
      Prepaid expenses                                                    (123,056)             7,165
      Other receivables                                                    (29,485)           (18,548)
      Accounts payable                                                     (48,312)          (240,829)
      Interest payable, stockholders                                        36,016            168,249
      Accrued expenses and other current liabilities                      (366,840)           872,753
      Deferred revenue                                                     126,335            286,262
      Other Assets                                                         (51,724)           (43,047)
                                                                       -----------        -----------

NET CASH USED IN OPERATING ACTIVITIES                                   (1,568,576)        (1,622,441)
                                                                       -----------        -----------

CASH FLOWS FROM INVESTING ACTIVITIES,
  Payments for purchase of property and equipment                           (3,749)           (10,859)
  Payments for software development costs                                 (355,260)          (500,008)
                                                                       -----------        -----------

NET CASH USED IN INVESTING ACTIVITIES                                     (359,009)          (510,867)
                                                                       -----------        -----------

CASH FLOWS FROM FINANCING ACTIVITIES

  Proceeds from issuance of common stock, net of financing costs            29,750          1,887,968
  Proceeds from notes payable, stockholders                                899,500            616,200
  Principal repayments of notes payable, stockholders                      (57,850)          (127,089)
  Proceeds from notes payable, convertible debt                          2,000,000           (238,332)
  Payments made for debt issuance cost relating to
    notes payable, convertible debt                                       (333,983)
  Principal repayments of notes payable                                   (575,000)           (15,594)
  Principal payments for obligations under capital leases                  (32,198)
                                                                       -----------        -----------

NET CASH PROVIDED BY FINANCING ACTIVITIES                                1,930,219          2,123,153
                                                                       -----------        -----------

NET INCREASE (DECREASE) IN CASH                                              2,634            (10,155)

CASH, BEGINNING OF PERIOD                                                    8,161             13,384
                                                                       -----------        -----------

CASH, END OF PERIOD                                                    $    10,795        $     3,229


SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION,
  cash paid during the period for interest                             $    45,198        $    93,197

DEFINITIONS

      All references to "we," "us," "our," the "Company" or similar terms used herein refer to Stronghold Technologies, Inc., a Nevada corporation, formerly known as TDT Development, Inc. and its wholly-owned subsidiary, Stronghold Technologies, Inc., a New Jersey corporation. All references to "Stronghold" used herein refer to just our wholly-owned subsidiary, Stronghold Technologies, Inc., a New Jersey corporation. All references to the "Predecessor Entity" refer to the New Jersey corporation we acquired on May 16, 2002, Stronghold Technologies, Inc., which was merged with and into Stronghold.

1.    BASIS OF PRESENTATION

      The accompanying consolidated financial statements have been prepared pursuant to the rules and regulations of the Securities and Exchange Commission (the "SEC"). These statements are unaudited and, in the opinion of management, include all adjustments (consisting of normal recurring adjustments and accruals) necessary to present fairly the results for the periods presented. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been omitted pursuant to applicable SEC rules and regulations. Operating results for the three-month and nine-month periods ended September 30, 2004 are not necessarily indicative of the results that may be expected for the year ending December 31, 2004. These financial statements should be read in conjunction with the financial statements and the notes thereto included in the Company's Annual Report of Form 10-KSB for the fiscal year ended December 31, 2003.

2.    INVENTORIES

      Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

3.    LOSS PER COMMON SHARE

      Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share excludes dilutions and is computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of the outstanding options and warrants are anti-dilutive, they have been excluded from the Company's computation of diluted loss per common share..

4.    STOCK-BASED COMPENSATION

      In December 2002, FASB issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure provisions to require more prominent disclosure about the effects on reported net income
(loss) of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by the Statement, the Company does not plan to adopt the fair value recognition provisions of SFAS No. 123 at this time. However, the Company has adopted the disclosure provisions of the Statement.

      The Company accounts for its stock-based employee compensation plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized in the accompanying consolidated statements of operations, as all options granted under those plans had an exercise price equal to or in excess of the market value of the underlying common stock at the date of grant.

      Had compensation cost for these options been determined consistent with the fair value method provided by SFAS No. 123, the Company's net loss and net loss per common share would have been the following pro forma amounts for the three-month and nine-month periods ended September 30, 2004 and 2003.


--------------------------------------------------------------------------------------------------------------------------------
                                                         Three months ended                          Nine months ended
                                                            September 30,                              September 30,
                                                 -----------------------------------         -----------------------------------
                                                      2004                  2003                  2004                  2003
                                                 -------------         -------------         -------------         -------------
NET LOSS APPLICABLE TO COMMON
STOCKHOLDERS, as reported                        $    (997,183)        $  (1,056,623)        $  (2,068,179)        $  (2,612,442)
-----------------------------------------        -------------         -------------         -------------         -------------

DEDUCT
-----------------------------------------
Total stock-based compensation
  expense determined under fair
  value method  for all awards,net
  Of related tax effect                                 11,131                23,430                34,832                63,033
-----------------------------------------        -------------         -------------         -------------         -------------

Pro forma net loss                               $  (1,008,314)        $  (1,080,053)        $  (2,103,011)        $  (2,675,475)
-----------------------------------------        -------------         -------------         -------------         -------------

BASIC AND DILUTED EPS
  As reported                                    $       (0.07)        $       (0.10)        $       (0.15)        $       (0.26)
-----------------------------------------        -------------         -------------         -------------         -------------
  Pro forma                                      $       (0.07)        $       (0.10)        $       (0.15)        $       (0.26)
-----------------------------------------        -------------         -------------         -------------         -------------

      The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 4.13% and 4.91% for September 30, 2004 and 2003, respectively.

5.    GOING CONCERN

      The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. Since the beginning of the fiscal year, the Company has incurred a net loss of $2,068,179 and has negative cash flows from operations of $1,568,577 for the nine months ended September 30, 2004, and has a working capital deficit of $3,088,953 and a stockholders' deficit of $4,371,824 as of September 30, 2004. These conditions raise substantial doubt about the Company's ability to continue as a going concern. During 2004 and 2005, management of the Company will rely on raising additional capital to fund its future operations. If the Company is unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

6.    ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

      Accrued expenses and other current liabilities consist of the following at September 30, 2004:


------------------------------------------------- ----------------
Sales tax                                            $     93,824
------------------------------------------------- ----------------
Payroll taxes (Federal, State & Local)                    520,956
------------------------------------------------- ----------------
Compensation                                              289,807
------------------------------------------------- ----------------
Commissions                                               145,859
------------------------------------------------- ----------------
Other accrued expenses                                     59,989
------------------------------------------------- ----------------
TOTAL                                                  $1,110,435
------------------------------------------------- ----------------



Payroll Tax Payment Agreement with IRS

      On April 30, 2004, the Company entered into an installment agreement with the United States Internal Revenue Service ("IRS") to pay overdue payroll taxes and penalties of totaling $1,233,101 under the terms of which the Company will pay a minimum of $35,000 each month, commencing June 28, 2004, until it has paid the withholding taxes due in full, to be completed in thirty-six month period by April 30, 2007. The Company has recorded the portion of the payroll taxes of $535,000 to be paid in the remaining monthly periods of 13 through 29 within the agreed upon payment plan in the long term liabilities section under the heading "Payroll taxes payable-long term" section of the balance sheet.

7.    NOTES PAYABLE, STOCKHOLDERS

      On March 15, 2004, the Company entered into a note payable with its preferred stockholders Stanford Venture Capital Holdings, Inc. for approximately $875,000. The note bears interest at 8% per annum and is due on March 15, 2007. The balance of this note is located in the long-term portion of notes payable, stockholders.

            The Company also has notes payable to its Chief Executive Officer Christopher J. Carey that are described in detail in the financings section below inder the header Loans from Christopher J. Carey, an Executive Officer, Director and Shareholder of the Company

The following table provides a reconciliation of these loans to the current and long term sections of the balance sheet as well notes regarding the extension of the loans from Mr. Carey.


-----------------------------------------------------------------------------------------------------------------------------------
                                             BALANCE 9/30/2004
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        ORIGINAL
                                                                         BALANCE       TERM/ DUE     EXTENDED
                                    CURRENT   LONG TERM        TOTAL    6/30/2004        DATE          TO
-----------------------------------------------------------------------------------------------------------------------------------
Stockholder -
  Christopher J. Carey
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                $20,000 principal
                                                                                         3 mos                  payment Dec 2004
  Stockholder Bridge Loan            60,000                    60,000       60,000    due 9/18/03     11/1/05   $20,000 principal
                                                                                                                payment in June 2003
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                        3 mos
  Stockholder Bridge Loan           300,000                   300,000      300,000    due 9/18/03     11/1/05
-----------------------------------------------------------------------------------------------------------------------------------
                                                                                                                Principal balance
                                                                                                                reduced by $543,000
                                                                                                                debt to equity
                                                                                         18 mos                 conversion and
  Stockholder Loan                               254,600      254,600      254,600   due 12/31/03     12/1/05   reallocation of
                                                                                                                accrued
                                                                                                                compensation and
                                                                                                                travel and
                                                                                                                entertainement
                                                                                                                originally included
                                                                                                                in loan.
-----------------------------------------------------------------------------------------------------------------------------------
  Christopher J. Carey -
    AC Trust Fund                   375,403      375,403      375,403       12 mos      11/1/05
                                                                                      due 9/30/03
-----------------------------------------------------------------------------------------------------------------------------------
  Christopher J. Carey -
    CC Trust Fund                   355,127      355,127      355,127       12 mos      11/1/05
                                                                                      due 9/30/03
-----------------------------------------------------------------------------------------------------------------------------------

  Christopher J. Carey - $165,000
   Bridge Loan                            -                         -            -       14 mos       3/31/05   Paid in full
                                                                                        due 10/02
-----------------------------------------------------------------------------------------------------------------------------------
Total-Stockholder -
  Christopher J, Carey               360,000     985,131    1,345,131    1,345,131
-----------------------------------------------------------------------------------------------------------------------------------
Stanford                                         875,000      875,000      875,000       3 yrs
                                                                                       due 3/2007
-----------------------------------------------------------------------------------------------------------------------------------
  Totals                             360,000   1,860,131    2,220,131   2,220,131
-----------------------------------------------------------------------------------------------------------------------------------


8.    COMMITMENTS AND CONTINGENCIES

      Convertible Preferred Stock

On May 15, 2002, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc., referred to herein as Stanford, in which we issued to Stanford (i) such number of shares of our Series A $1.50 Convertible Preferred Stock, referred to herein as Series A Preferred Stock, that would in the aggregate equal 20% of the total issued and outstanding shares of our common stock at the time, and (ii) such number of warrants for shares of our common stock that would equal the number of shares of Series A Preferred Stock issued to Stanford. The total aggregate purchase price for the Series A Preferred Stock and warrants paid by Stanford was $3,000,000. The issuance of the Series A Preferred Stock and warrants took place on each of four separate closing dates from May 16, 2002 through and July 19, 2002, at which we issued an aggregate of 2,002,750 shares of our Series A Preferred Stock and warrants for 2,002,750 shares of our common stock to Stanford. . The warrants issued in 2002 were valued at $294,893 using the black-scholes model using the following assumptions and a stock price of $1.50:

      o     Conversion price $1.50;

      o     expected volatility of 0%;

      o     expected dividend yield rate of 0%;

      o     expected life of 5 years; and

      o a risk-free interest rate of 4.91% for the period ended June 30, 2002.

In connection with our Series B financing, as partial consideration for the funds received pursuant to the Series B financing, we agreed to decrease the exercise price to $.25. With respect to the decrease in the exercise price and the warrants being treated as a cost of the series B financing, the reduction of series A warrants was written in to the Series B preferred stock agreements as part of the negotiation. At the end of fiscal 2003, Stanford exercised the warrants for 2,002,750 shares of our common stock.



      On April 24, 2003, we entered into a Securities Purchase Agreement with Stanford Venture Capital Holdings, Inc. for the issuance of 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock. The issuance of the Series B Preferred Stock took place on six separate closing dates beginning on May 5, 2003 through September 15, 2003. In connection with the Securities Purchase Agreement, we agreed to modify the previously issued five-year warrants to purchase 2,002,750 shares of our common stock: (i) to reduce the exercise price to $.25 per share; and (ii) to extend the expiration date through August 1, 2008. In addition, our President and Chief Executive Officer, Christopher J. Carey, agreed to convert outstanding loans of $543,000 to 603,333 shares of our common stock at a price of $.90 per share.

In accordance with FAS 129 Paragraph 4, the Company is providing the following summary pf the pertinent rights and privileges of these outstanding securities:

Each Series A $1.50 preferred share and each Series B convertible $.90 Preferred share is convertible into common shares at a predefined "conversion rate" (described below). There are two ways to convert this Preferred stock:

Optional conversion: The holder may at any time convert the preferred shares at the stated "conversion rate" rate into Common stock

Automatic conversion: The shares can be converted by: A) at the date of a vote by at least two-thirds of the outstanding Preferred shares to convert or, B) upon the closing of a qualified public offering where the stock is offered to the public at a price equal to or exceeding $3.00 which generates net proceeds to the company equal to or exceeding $15,000,000.

"Conversion rate" - each share of the Series A preferred stock and Series B preferred stock is convertible into the number of shares of the common stock as shall be calculated by dividing the stated value by $1.50 and $.90, respectively.

      Warrants

      On June 16, 2004, in connection with the issuance of the 12% callable secured convertible notes (the "AJW Notes")the Company issued to Stanford a warrant (the "Stanford Warrants") to purchase 2,000,000 shares of Common Stock, expiring in five years, at an exercise price of $.0001,in consideration i) agreeing to a waiver of existing registration rights that included a lock up period for one year after the effective date of a registration statement prohibiting the registration and sale of Stanford's securities and ii) agreeing as holder of Stronghold's Series A $1.50 Convertible Preferred Stock ("Series A Stock") and Series B $.90 Convertible Preferred Stock ("Series B Stock"), to waive any dilution issuances required by the Series A Stock and the Series B Stock as a result of the conversion of the AJW Notes or exercise of the Stanford Warrants into the Company's common stock. This issuance of the Stanford Warrants has been accounted for as an adjustment of capital for the waiving of the dilution protection for the Series A and Series B preferred stock. The Stanford Warrants were valued at approximately $360,000 using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.0001, expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.73%.



Callable Secured Convertible Notes


To obtain funding for its ongoing operations, the Company" entered into a Securities Purchase Agreement (the "Securities Purchase Agreement") with New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC (collectively, the "Investors") on June 18, 2004 for the sale of (i) $3,000,000 of the AJW Notes and (ii) stock purchase warrants to buy 3,000,000 shares of the Company's common stock (the "AJW Warrants").

On June 18, 2004, the Investors purchased $1,500,000 in AJW Notes and received Warrants to purchase 1,500,000 shares of the Company's common stock. On July, 28, 2004 the Investors purchased $500,000 in AJW Notes and received Warrants to purchase 500,000 shares of common stock. On October 22, 2004 the Investors purchased $350,000 in AJW Notes and received Warrants to purchase 350,000 shares of common stock. In addition, provided that all of the conditions in the Securities Purchase Agreement are satisfied, the Investors are obligated to provide the Company with additional funds as follows:

      o $650,000 will be funded within five business days of the effectiveness of the registration statement.

      The AJW Notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the Investors' option, at the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for the Company's common stock during the 20 trading days before, but not including, the conversion date. The Company may prepay the AJW Notes in the event that no event of default exists, there are a sufficient number of shares available for conversion of the AJW Notes and the market price is at or below $0.57 per share. The full principal amount of the AJW Notes is due upon default under the terms of AJW Notes. In addition, the Company has granted the Investors a security interest in substantially all of its assets and intellectual property as well as registration rights.

      The AJW Note payable, convertible debt, is recorded at $2,000,000 net of debt discount of $2,000,000 and amortization of $260,416, of which such amortization has been charged to interest expense. This Note payable, Convertible Debt is reported in accordance with Emerging Issues Task Force "EITF" 98-5 "Accounting for Convertible Securities with Beneficial Conversion Features or Contingently Adjustable Conversion Ratios" and EITF 00-27 "Application of Issue No. 98-5 to Certain Convertible Instruments" paragraph 19. The Debt Discount is reported at 100% of the net proceeds of the Convertible Debt Financing in accordance with EITF 98-5 that specifies that the beneficial conversion expense may not exceed the net proceeds. Additionally, the interest expense and debt discount and corresponding amortization are recorded in accordance EITF 00-27 paragraph 19 that states that convertible instruments that have a stated redemption date require a discount resulting from recording a beneficial conversion option to be accreted from the date of issuance to the stated redemption date of the convertible instrument, regardless of when the earliest conversion date occurs.


      The Warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the exercise price of the Warrants is adjusted in the event the Company issues common stock at a price below market. Since the Company does not intend to issue common stock at below market price the warrants were valued at $NIL using the Black-Scholes option pricing model including the following assumptions: exercise price of $0.57, expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 5 years, and a risk free interest rate of 4.73%.

      The Investors have contractually agreed to restrict their ability to convert the AJW Notes and exercise the Warrants and receive shares of the Company's common stock such that the number of shares of the Company's common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of the Company's common stock.

      All shares of the Company's common stock associated with this private placement are restricted securities in accordance with Rule 144 as promulgated under the Securities Act of 1933.

9.    RESTATEMENT OF CERTAIN TRANSACTIONS AS OF SEPTEMBER 30, 2004


For the period ended September 30, 2004 the Company has taken the position of capitalizing the approximately $334,000 of debt issuance cost, relating to the Callable Secured Convertible Notes described in footnote 8, as a deferred charge. As a result, the Company has also recorded the beneficial conversion feature in the full amount of the outstanding note of $2,000,000. Both items will be amortized over the life of the loan of 3 years which is in accordance with EITF 00-27. The effects of this restatement for the three and nine month periods ended September 30, 2004 are listed below:


                                                 Three months      Nine months
                                               ended September   ended September
                                                   30, 2004          30, 2004
                                               ---------------   ---------------
                Net Loss                         ($10,904.00)      ($47,258.00)

Basic and diluted loss per common share            ($0.001)          ($0.003)


Effect of the restatement for balance sheet at September 30, 2004:

------------------------------------------------------------------------------------------------------------
RESTATEMENT SUMMARY                                 Original
                                                    Reported          Restated              Restatement
ASSETS                                               Balance          Balance                 Effect
                                                     -------          -------                 ------
  OTHER ASSETS
     Deferred charge, convertible debt loan
        acquisition costs, net of amortization   $          --      $     290,684        $    290,684

LIABILITIES AND STOCKHOLDERS' DEFICIT
  LONG-TERM LIABILITIES
    Note Payable, Convertible Debt                     239,391            260,416              21,025
  STOCKHOLDERS' DEFICIT
     Additional paid-in capital                      9,437,413          9,754,330             316,917
     Accumulated Deficit                           (14,077,810)       (14,125,068)            (47,258)
                                                                                         --------------
     Total                                                                               $    290,684
------------------------------------------------------------------------------------------------------------

10.   SUBSEQUENT EVENTS

      Callable Secured Convertible Notes

On October 22, 2004, the Investors purchased $350,000 in AJW Notes and received Warrants to purchase 350,000 shares of the Company's common stock. This purchase was made prior to the effective registration statement as required by the agreements. Subsequently, the remaining $650,000 of the final $1,000,000 will be funded within five business days of the effectiveness of the registration statement.

                [LETTERHEAD OF ROTHSTEIN, KASS & COMPANY, P.C.]


To the Board of Directors and Shareholders
Stronghold Technologies, Inc.


INDEPENDENT AUDITOR'S REPORT

We have audited the accompanying consolidated balance sheet of Stronghold Technologies, Inc. and Subsidiary as of December 31, 2O03 and there related consolidated statements of operations, stockholders' deficit, and cash flows for the years ended December 31, 2003 and 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on test basis evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Stronghold Technologies, Inc. and Subsidiary as of December 31, 2003, and the results of their operations and their cash flows for the years ended December 31, 2003 and 2002, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company's ability to continue in the normal course of business is dependent upon the success of future operations. The Company has recurring losses, substantial working capital and stockholders' deficit and negative cash flows from operations. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans regarding these matters are also described in Note 2. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.


                                          /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 17, 2004

STRONGHOLD TECHNOLOGIES, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEET

December 31, 2003


ASSETS
Current assets
     Cash                                                       $         8,161
     Accounts receivable, less allowance for doubtful
       accounts of $218,446                                             586,788
     Inventories                                                        171,746
     Prepaid expenses                                                    11,641
                                                                ----------------
         Total current assets                                           778,336
                                                                ----------------
Property and equipment, net                                             162,808
                                                                ----------------
Other assets
     Software development costs                                         770,952
     Other                                                               74,207
                                                                ----------------
         Total other assets                                             845,159
                                                                ----------------
                                                                $     1,786,303
                                                                ================
LIABILITIES AND STOCKHOLDERS' DEFICIT

Current liabilities
     Accounts payable                                           $       681,323
     Accrued expenses and other current liabilities                   2,354,696
     Interest payable, stockholders                                     407,904
     Notes payable, stockholders, current portion                       390,000
     Note payable, current portion                                    1,231,667
     Obligations under capital leases, current portion                   45,827
                                                                ----------------
         Total current liabilities                                    5,111,417
                                                                ----------------
Long-term liabilities
     Notes payable, stockholders, less current portion                  986,905
     Obligations under capital leases, less current portion              34,329
                                                                ----------------
         Total long-term liabilities                                  1,021,234
                                                                ----------------
See accompanying notes to consolidated financial statements.

Commitments and contingencies

Stockholders' deficit
     Preferred stock, series A, $.0001 par value; authorized 5,000,000 shares,
       2,002,750 issued and outstanding
       (aggregate liquidation preference of $3,004,125)                     201
     Preferred stock, series B, $.0001 par value;
       authorized 2,444,444 shares, 2,444,444 issued and
       outstanding (aggregate liquidation preference of
       $2,200,000)                                                          244
     Common stock, $.0001 par value, authorized
       50,000,000 shares, 13,291,218 issued and outstanding               1,329
     Additional paid-in capital                                       7,711,767
     Stock subscription receivable                                       (3,000)
     Accumulated deficit                                            (12,056,889)
                                                                ----------------
         Total stockholders' deficit                                 (4,346,348)
                                                                ----------------
                                                                $     1,786,303
                                                                ================


See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF OPERATION



Years Ended December 31,                          2003           2002
------------------------------------------   ------------    ------------
Sales                                        $  2,996,344    $ 2,802,483

Cost of sales                                   1,230,174      1,627,420
                                             ------------    ------------

Gross profit                                    1,766,170      1,175,063

Selling, general and administrative             5,512,042      5,490,419
                                             ------------    ------------

Loss from operations                           (3,745,872)    (4,315,356)

Interest expense                                  512,135        213,447
                                             ------------    ------------

Net loss                                       (4,258,007)    (4,528,803)

Dividends                                                       (294,843)
                                             ------------    ------------

Net loss applicable to common stockholders   $ (4,258,007)   $(4,823,646)
                                             ============    ============

Basic and diluted loss per
  common share                               $      (0.38)   $     (0.55)
                                             ============    ============

Weighted average number of
  common shares outstanding                    11,304,347      8,834,730
                                             ============    ============


See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' DEFICIT

YEARS ENDED DECEMBER 31, 2003 AND 2002

                                         Preferred Stock         Preferred Stock
                                            Series A                Series B              Common Stock         Additional
                                      -------------------      ------------------     --------------------      Paid-in
                                     Shares       Amount      Shares      Amount      Shares       Amount       Capital
--------------------------------    ---------   ---------   ---------   ---------   ----------   ----------   -----------
Balances, December 31, 2001                     $      --               $      --    5,906,250   $      591   $    12,909

Issuance of preferred stock, net
of costs                            2,002,750         201                                                       2,264,778

Warrants issued as dividends                                                                                      294,843

Issuance of common stock                                                             2,190,333          219       267,281

Conversion of stockholder loan
to common stock                                                                      1,760,417          176     1,999,824

Net loss
                                    ---------   ---------   ---------   ---------   ----------   ----------   -----------

Balances, December 31, 2002         2,002,750         201          --                9,857,000          986     4,839,635


                                        Stock                            Total
                                    Subscription     Accumulated     Stockholders'
                                     Receivable        Deficit          Deficit
--------------------------------    -------------   -------------   -------------
Balances, December 31, 2001         $     (3,000)   $ (2,975,236)   $(2,964,736)

Issuance of preferred stock, net
of costs                                                              2,264,778

Warrants issued as dividends                            (294,843)             -

Issuance of common stock                                                267,500

Conversion of stockholder loan
to common stock                                                       2,000,000

Net loss                                              (4,528,803)    (4,528,803)
                                    -------------   -------------   -------------

Balances, December 31, 2002               (3,000)     (7,798,882)    (2,961,060)


See accompanying notes to consolidated financial statements.

YEARS ENDED DECEMBER 31, 2003 AND 2002


                                         Preferred Stock         Preferred Stock
                                            Series A                Series B              Common Stock         Additional
                                      -------------------      ------------------     --------------------      Paid-in
                                     Shares       Amount      Shares      Amount      Shares       Amount       Capital
--------------------------------    ---------   ---------   ---------   ---------   ----------   ----------   -----------
Issuance of preferred stock,
net of costs                                                2,444,444         244                               1,897,649

Warrants issued with debt                                                                                          95,000

Issuance of common stock                                                               362,500           36       174,964

Conversion of warrants to common
stock                                                                                2,002,750          201

Stock issued for services                                                              465,635           46       161,579

Conversion of stockholder loan
to common stock                                                                        603,333           60       542,940

Net loss
                                    ---------   ---------   ---------   ---------   ----------   ----------   -----------

Balances, December 31, 2003         2,002,750   $     201   2,444,444   $     244   13,291,218   $    1,329   $ 7,711,767

                                         Stock                          Total
                                     Subscription    Accumulated    Stockholders'
                                      Receivable       Deficit         Deficit
--------------------------------    -------------   -------------   -------------
Issuance of preferred stock,
net of costs                                                          1,897,893

Warrants issued with debt                                                95,000

Issuance of common stock                                                175,000

Conversion of warrants to common
stock                                                                       201

Stock issued for services                                               161,625

Conversion of stockholder loan
to common stock                                                         543,000

Net loss                                              (4,258,007)    (4,258,007)
                                    -------------   -------------   -------------

Balances, December 31, 2003         $     (3,000)   $(12,056,889)   $(4,346,348)

See accompanying notes to consolidated financial statements.

CONSOLIDATED STATEMENTS OF CASH FLOWS


                           Years Ended December 31,                                    2003               2002
------------------------------------------------------------------------------   ----------------   ----------------
Cash flows from operating activities
   Net loss                                                                      $    (4,258,007)   $    (4,528,803)
   Adjustments to reconcile net loss to
     net cash used in operating activities:
     Provision for doubtful accounts                                                     489,205            200,000
     Depreciation and amortization                                                       222,678             61,905
     Warrants issued with debt                                                            95,000
     Stock issued for services                                                           161,625
    Increase (decrease) in cash attributable to changes in
       operating assets and liabilities:
     Accounts receivable                                                                 116,458         (1,110,091)
     Inventories                                                                          56,667           (147,065)
     Prepaid expenses                                                                      8,265            (15,021)
     Other receivables                                                                                      250,139
     Accounts payable                                                                   (170,337)           794,019
     Accrued expenses and other current liabilities                                    1,512,979            645,923
     Interest payable, stockholders                                                      214,786             58,715
                                                                                 ----------------   ----------------
Net cash used in operating activities                                                 (1,550,681)        (3,790,279)
                                                                                 ----------------   ----------------

Cash flows from investing activities
     Payments for purchase of property and equipment                                     (19,574)           (94,585)
     Payments for software development costs                                            (683,052)          (223,224)
     Payments of security deposits                                                       (47,132)
                                                                                 ----------------   ----------------

Net cash used in investing activities                                                   (749,758)          (317,809)
                                                                                 ----------------   ----------------

Cash flows from financing activities
     Proceeds from notes payable, stockholders                                           712,968          1,781,000
     Principal repayments of notes payable, stockholders                                (209,000)          (222,000)
     Principal repayments of notes payable                                              (268,333)
     Proceeds from issuance of preferred stock, net of financing costs                 1,897,893          2,264,979
     Proceeds from issuance of common stock                                              175,201            267,500
     Principal payments for obligations under capital leases                             (13,513)            (8,274)
                                                                                 ----------------   ----------------

Net cash provided by financing activities                                              2,295,216          4,083,205
                                                                                 ----------------   ----------------

See accompanying notes to consolidated financial statements.

                           Years Ended December 31,                                    2003               2002
------------------------------------------------------------------------------   ----------------   ----------------
Cash flows from operating activities

Net decrease in cash                                                                      (5,223)           (24,883)

Cash, beginning of year                                                                   13,384             38,267
                                                                                 ----------------   ----------------

Cash, end of year                                                                $         8,161    $        13,384
                                                                                 ================   ================

Supplemental disclosure of cash flow information,
   cash paid during the period for interest                                      $       202,349    $       154,732
                                                                                 ================   ================

Supplemental disclosures of noncash investing and financing activities

During the year ended December 31, 2002, the Company entered into two separate agreements to convert $2,000,000 of notes payable, stockholders into 1,760,417 shares of common stock.

On May 15, 2002, the Company consolidated the outstanding amounts due to the majority stockholder into a promissory note of approximately $1,200,000 classified as a note payable, stockholder. Approximately $262,000 of accrued expenses has been classified to notes payable, stockholders.

On June 30, 2002, the Company converted their outstanding line of credit with a non-affiliated bank into a note payable of $1,500,000.

During the year ended December 31, 2002, obligations under capital leases aggregating $45,099 were incurred when the Company entered into various leases for computer equipment.

During the year ended December 31, 2003, obligations under capital leases aggregating $56,845 were incurred when the Company entered into various leases for computer equipment.

During the year ended December 31, 2003, the Company entered into an agreement to convert $543,000 of notes payable, stockholders into 603,333 shares of common stock.

See accompanying notes to consolidated financial statements.

During the year ended December 31, 2003, the Company reclassed $329,812 of notes payable, stockholder to accrued expenses.

See accompanying notes to consolidated financial statements.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. Nature of operations

Stronghold Technologies, Inc. (the "Company") was incorporated in the state of New Jersey on August 1, 2000. The Company is engaged principally as a developer of wireless and internet-based systems for auto dealers in the United States.

On May 15, 2002, the Company entered into a Merger Agreement (the "Merger Agreement") with Stronghold Technologies, Inc. a Nevada corporation (formally known as TDT Development, Inc. ("Parent")) whereby Parent issued 7,000,000 shares of its common stock in exchange for all of the Company's outstanding shares in a transaction accounted for as a reverse purchase acquisition. As a result, the Company is considered for accounting purposes, to be the acquiring company since the stockholders of the Company acquired more than 50% of the issued and outstanding stock of Parent. Pursuant to this Merger Agreement, the outstanding options of the Company were also converted into options to purchase Parent common stock based on a conversion rate of 2.1875 as defined in the Merger Agreement. Prior to the merger, Parent's operations were comprised solely of a business that sold truffles imported from Italy through its wholly owned subsidiaries, Terre di Toscana, Inc. and Terres Toscanes, Inc. (the "Subsidiaries"). The Subsidiaries were sold on July 19, 2002 and had virtually no material operations for the period of May 16, 2002 through July 19, 2002. Since this transaction resulted in a change in reporting entity, the historical financial statements prior to May 16, 2002 are those of the Company. The stockholders' deficit of the Company has been retroactively restated.

2. Going concern

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has incurred a net loss of approximately $4,258,000 and has negative cash flows from operations of approximately $1,551,000 for the year ended December 31, 2003, and has a working capital deficit of approximately $4,333,000 and a stockholders' deficit of approximately $4,346,000 as of December 31, 2003. These conditions raise substantial doubt about the Company's ability to continue as a going concern. During 2004, management of the Company will rely on raising additional capital to fund its future operations. If the Company is unable to generate sufficient revenues or raise sufficient additional capital, there could be a material adverse effect on the consolidated financial position, results of operations and cash flows of the Company. The accompanying consolidated financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

3. Summary of significant accounting policies

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost less accumulated depreciation and amortization. The Company provides for depreciation and amortization as follows:


                                       Estimated
        Asset                         Useful Life       Principal Method
----------------------------------- ----------------- ------------------------
Computer equipment                      5 Years       Declining-balance
Computer software                       3 Years       Declining-balance
Furniture and fixtures                  7 Years       Declining-balance
Leasehold improvements                  4 Years       Straight-line


ACCOUNTS RECEIVABLE

The Company carries its accounts receivable at cost less an allowance for doubtful accounts. On a periodic basis, the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, based on a history of past write-offs and collections and current credit conditions. Accounts are written off as uncollectable at the discretion of management.

INVENTORIES

Inventories, which are comprised of hardware for resale, are stated at cost, on an average cost basis, which does not exceed market value.

SOFTWARE DEVELOPMENT COSTS

Capitalized software development costs, including significant product enhancements, incurred subsequent to establishing technological feasibility in the process of software development and production, are capitalized according to Statement of Financial Accounting Standards (SFAS) No. 86, "Accounting for the Costs of Computer Software to Be Sold, Leased, or Otherwise Marketed." Costs incurred prior to the establishment of technological feasibility are charged to research and development expenses. The capitalized software is amortized over a three year period using the straight-line method. For the years ended December 31, 2003 and 2002 the amount of software development costs incurred that were not capitalized were approximately $nil and $1,322,000, respectively.

FAIR VALUE OF FINANCIAL INSTRUMENTS

Financial instruments held by the Company include cash, accounts receivable, notes payable and accounts payable. The book value of cash, accounts receivable and accounts payable are considered to be representative of fair value because of the short maturity of these instruments. The fair values of the notes payable approximate book values primarily because the contractual interest rates approximate prevailing market rates.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company periodically assesses the recoverability of the carrying amounts of long-lived assets, including intangible assets. A loss is recognized when expected undiscounted future cash flows are less than the carrying amount of the asset. The impairment loss is the difference by which the carrying amount of the asset exceeds its fair value.

RETIREMENT PLAN

The Company has a retirement plan under Section 401(k) of the Internal Revenue Code ("the Plan"), which covers all eligible employees. The Plan provides for voluntary deduction of the employee's salary, subject to Internal Revenue Code limitations. The Company can make a matching contribution to the Plan, which is at the discretion of the Company and is determined annually. There were no matching contributions for the years ended December 31, 2003 and 2002.

INCOME TAXES

The Company complies with SFAS No. 109, "Accounting for Income Taxes," which requires an asset and liability approach to financial accounting and reporting for income taxes. Deferred income tax assets and liabilities are computed for differences between the financial statement and tax bases of assets and liabilities that will result in future taxable or deductible amounts, based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

STOCK-BASED COMPENSATION

In December 2002, the Financial Accounting Standards Board (FASB) issued SFAS No. 148, "Accounting for Stock-Based Compensation-Transition and Disclosure," which amended SFAS No. 123, "Accounting for Stock-Based Compensation." This Statement provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based compensation. It also amends the disclosure provisions to require more prominent disclosure about the effects on reported net income (loss) of an entity's accounting policy decisions with respect to stock-based employee compensation. As permitted by the Statement, the Company does not plan to adopt the fair value recognition provisions of SFAS No. 123 at this time. However, the Company has adopted the disclosure provisions of the Statement.

The Company accounts for its stock-based employee compensation plans under Accounting Principles Board Opinion No. 25, under which no compensation cost has been recognized in the accompanying consolidated statements of operations, as all options granted under those plans had an exercise price equal to or in excess of the market value of the underlying common stock at the date of grant (see Note 10).

Had compensation cost for these options been determined consistent with the fair value method provided by SFAS No. 123, the Company's net loss and net loss per common share would have been the following pro forma amounts for the years ended December 31, 2003 and 2002.


                                            2003                2002
------------------------------------ ------------------- --------------------
Net loss applicable to common
   shareholders, as reported           $    (4,258,007)    $    (4,823,646)

Deduct
Total Stock-based compensation
expense determined under fair
value method for all awards, net
of related tax effect                           55,857              73,329
                                     ------------------- --------------------

Pro Forma                              $    (4,313,864)    $    (4,896,975)
                                     =================== ====================

Basic and diluted EPS
   As reported                         $         (0.38)    $         (0.55)
   Pro Forma                           $         (0.38)    $         (0.55)



The fair value of issued stock options is estimated on the date of grant using the Black-Scholes option-pricing model including the following assumptions: expected volatility of 2.06%, expected dividend yield rate of 0%, expected life of 10 years, and a risk-free interest rate of 4.27% and 4.03% for the years ended December 31, 2003 and 2002, respectively.

STOCK ISSUED FOR SERVICES

Fair Value for determining stock issued for services is done in accordance with EITF 96-18. The Company issued stock for services to Mirador Consulting Group and Capital Growth, which are engaged in public and investor relations. Fair Value was determined using the stock price the day that the commitment was reached as referred to in EITF 96-18. There were no potential future variability of the value since all terms were known at the date of the commitment.


REVENUE RECOGNITION

      Revenue is recognized under the guidelines of SFAS No. 48 "Revenue Recognition When Right of Return Exists" and has a four step process that must be met prior to the recording of revenue. The steps consist of the following: signing of sales contract, installation of hardware, completion of the training period and a signed contract from the customer stating they accept the product for the sixty-day trial period. Payment is due upon the completion of the trial period. The sales revenue and cost of sales reported in the consolidated statements of operations is reduced to reflect estimated returns. Service revenue is recognized when earned.

      All sales agreements with clients do not require significant production, modification, or customization of software, additionally all the functionality of the product is made available upon delivery, therefore the Company recognizes revenue in accordance with Paragraph 8 of 97-2 when:

            1) Persuasive evidence of an arrangement exists as evidenced by a signed contract,

            2) Delivery has occurred, please note that Stronghold does not recognize revenue prior to delivery,

            3) The price of Stronghold's system is fixed and determinable as evidence by the contract, and

            4)    Collectability is highly probable.


DEFERRED REVENUE

Deferred revenue is recorded as a liability when the Company receives the three year maintenance contact in an a one-time advance payment. The Company then recognizes the revenue from the maintenance portion of the contract on a pro rata basis over 36 months as the service is delivered.


USE OF ESTIMATES

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

LOSS PER COMMON SHARE

Loss per common share is based on the weighted average number of common shares outstanding. The Company complies with SFAS No. 128, "Earnings Per Share," which requires dual presentation of basic and diluted earnings (loss) per share. Basic earnings (loss) per share exclude dilutions and are computed by dividing net loss applicable to common stockholders by the weighted average number of common shares outstanding for the year. Diluted earnings (loss) per share reflects the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the earnings of the entity. Since the effect of the outstanding options and warrants are anti-dilutive, they have been excluded from the Company's computation of loss per common share.

NEW ACCOUNTING PRONOUNCEMENTS

During 2003, the Financial Accounting Standards Board ("FASB") issued SFAS No. 149, "Amendment of Statement No. 133 on Derivative Instruments and Hedging Activities" and No. 150, "Accounting for Certain Financial Instruments with Characteristics of both Liabilities and Equity." SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments, including certain derivative instruments embedded in other contracts and for hedging activities under SFAS No. 133. SFAS No. 150 requires certain freestanding financial instruments, such as mandatory redeemable preferred stock, to be measured at fair value and classified as liabilities. The implementation of SFAS Nos. 149 and 150 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

4. Property and equipment

Property and equipment at December 31, 2003 consists of the following:


        Computer equipment                                  $     187,732
        Computer software                                          18,493
        Furniture and fixtures                                     21,717
        Computer equipment recorded under capital leases          113,491
        Leasehold improvements                                      7,982
                                                            ----------------
                                                                  349,415

        Less accumulated depreciation and amortization,
        including $28,709 relating to computer equipment
        recorded  under capital leases                           (186,607)
                                                            ----------------

                                                            $     162,808
                                                            ================

5. Software development costs


Software development costs consist of the following at December 31, 2003:



Carrying amount                                    $906,276
Less accumulated amortization                       135,324
                                                ------------
                                                   $770,952
                                                ============


For the years ended December 31, 2003 and 2002, amortization of capitalized software development costs charged to operations was $135,324 and nil, respectively.

Estimated amortization expense for the five years subsequent to December 31, 2003 is approximately as follows:



 Year ending December 31,
 ------------------------
         2004                                               $     292,000
         2005                                                     302,000
         2006                                                     177,000


6. Accrued expenses and other current liabilities


Accrued expenses and other current liabilities consist of the following at December 31, 2003:



Deferred maintenance fees                                    $     342,421
Commissions                                                        166,210
Compensation                                                       228,028
Payroll taxes, withholding and penalties                         1,156,103
Accrued officer's compensation                                     329,812
Other                                                              132,122
                                                           -----------------
                                                             $   2,354,696
                                                           =================

7. Notes payable, stockholders

At December 31, 2003, notes payable, stockholders consists of the following:

Note payable, stockholder bearing interest at 12.5% per
annum and due on March 31, 2005, collateralized by
the assets of the Company. Up to $375,404 can be
borrowed by the Company.                                               $ 375,403

Note payable, stockholder bearing interest at 12.5%
per annum and due on March 31, 2005, collateralized
by the assets of the Company. Up to $355,128 can be
borrowed by the Company.                                                 355,127

Note payable, stockholder bearing interest at 12.5%
is subordinated to the note payable of $1,500,000
(Note 8) and is due after the terms of that note in 2006
(except for $10,000 which is current).                                   266,375

Note payable, stockholder bearing interest at 8% per
  annum and due on June 30, 2004.  Up to $300,000 can
  be borrowed by the Company. (Note 12)                                  300,000

Note payable, stockholder bearing interest at 8% per
  annum and due on June 30, 2004.  Up to $100,000 can
  be borrowed by the Company. (Note 12)                                   80,000
                                                                   -------------
                                                                       1,376,905

Less current portion                                                     390,000
                                                                   -------------
                                                                   $     986,905
                                                                   =============


8. Note payable

At June 30, 2002, the Company converted its outstanding line of credit into a note payable of $1,500,000. The note bears interest at a variable rate equal to the prime rate (4.00% at December 31, 2003), and is due in variable monthly installments plus interest to PNC Bank (formerly known as "United Trust Bank"), commencing in February 2003 through January 1, 2006. The principal payments are due monthly in the following amounts; $15,000 a month plus accrued interest from January 15, 2004 through December 15, 2004, $20,000 a month plus accrued interest from January 15, 2005 through December 15, 2005, and a balloon payment for the balance due on all outstanding principal and accrued interest on January 1, 2006. The note is collateralized by substantially all the assets of the Company and is guaranteed by the majority stockholder of the Company. The note payable, stockholder, of $266,375 is subordinated to this note. Interest expense on the note payable for the year ended December 31, 2003 was approximately $215,000. As of December 31, 2003 this note payable was in default of its covenants and as a result, is classified as current.

9. Stock subscription receivable

The stock subscription receivable represents 600,000 shares of the Company's original common stock (restated to 1,312,500 as defined in the Agreement) due from two key employees and one stockholder.

10. Stock option plans

The Company has adopted three stock option plans ("Plans") providing for incentive stock options ("ISOs") and non-qualified stock options ("NQSOs"). The Company has reserved 1,985,938 shares of common stock for issuance upon the exercise of stock options granted under the Plans. The exercise price of an ISO or NQSO will not be less than 100% of the fair market value of the Company's common stock at the date of the grant. The exercise price of an ISO granted to an employee owning greater than 10% of the Company's common stock will not be less than 110% of the fair market value of the Company's common stock at the date of the grant. The Plans further provide that the maximum period in which stock options may be exercised will be determined by the board of directors, except that they may not be exercisable after ten years from the date of grant. All of the stock option plans vest over a three year period with each year earning 1/3 of total options granted as long as the employee is in employment with the Company upon the anniversary date.

The status of the Company's restated stock options per the Plans are summarized below:

                                                             Restated Per
                                                            Share Exercise     Weighted Average
                                            Plan Options         Price          Exercise Price
------------------------------------------- -------------- ------------------ -------------------
Outstanding at
    January 1, 2002                             562,187       $0.10-$0.69           $0.11
    Granted in the year ended
    December 31, 2002                         1,090,900       $0.25-$2.25           $1.53
    Terminated in the year ended
    December 31, 2002                          (288,240)      $0.10-$2.00           $0.69
                                            --------------
Outstanding at
   December 31, 2002                          1,364,847       $0.10-$2.25           $0.50
    Granted in the year ended
    December 31, 2003                         1,426,600       $0.45-$0.88           $0.59
    Terminated in the year ended
    December 31, 2003                          (882,138)      $0.10-$2.25           $0.82
                                            --------------
Outstanding at
    December 31, 2003                         1,909,309       $0.10-$2.25           $0.86
                                            ==============


The exercise price ranges for options outstanding and exercisable at December 31, 2003 were:

                               Number of Shares         Number of Shares
                               Outstanding as of         Exercisable at           Weighted       Weighted Average
                                 December 31,             December 31,            Average            Remaining
   Exercise Price Range              2003                     2003             Exercise Price    Contractual Life
--------------------------- ------------------------ ------------------------ ----------------- --------------------
    $.10 through $.50                355,850                 240,682                $0.36              9 Years
    $.51 through $1.50             1,531,459                  69,532                $0.98             10 Years
   $1.51 through $2.25                22,000                   8,000                $1.67             10 Years
                            ------------------------ ------------------------
                                   1,909,309                 318,214
                            ======================== ========================

11. Income taxes

Until May 15, 2002, the date of the Merger Agreement, the Company operated as an "S" corporation and, as a result, the earnings and losses were included in the personal income tax returns of the respective stockholders. From the date of the Merger Agreement through December 31, 2002, the Company operated as a "C" corporation and had net operating losses of approximately $3,273,000. At December 31, 2003, the Company had net operating losses of approximately $7,483,000 that will expire between 2009 and 2023.

The components of the Company's deferred tax asset at December 31, 2003 is approximately as follows:



Net operating loss carry forwards                               $   3,033,000
Allowance for doubtful accounts                                        89,000
Interest payable, stockholder                                         165,000
Accrued compensation                                                  226,000
Deferred maintenance fees                                             139,000
                                                              -----------------
                                                                    3,652,000
Less valuation allowance                                           (3,652,000)
                                                              -----------------
Net deferred income tax asset                                   $           -
                                                              =================


The components of the Company's income tax benefit for the year ended December 31, 2003 are approximately as follows:


                                               2003               2002
                                         ----------------- ------------------
Deferred
   Federal                                 $   1,738,000      $   1,373,000
   State                                         302,000            239,000
                                         ----------------- ------------------
                                               2,040,000          1,612,000
Change invaluation allowance                  (2,040,000)        (1,612,000)
                                         ----------------- ------------------
                                           $          --      $          --
                                         ================= ==================


A reconciliation of the statutory federal income tax rate and the effective tax rate follows:


                                                               2003                   2002
                                                         -------------------- -----------------
Federal statutory rate                                                34%                  34%
State income taxes, net of federal effect                              7                    7
S-Corporation earnings passes to shareholders and other                `                   (4)
Change in valuation allowance and other                              (41)                 (37)
                                                         -------------------- -----------------
Effective income tax rate                                              0%                   0%

12. Commitments and contingencies

SECURITIES PURCHASE AGREEMENTS

The Company, along with Parent, and certain stockholders of the Company (together the "Parties"), entered into a Securities Purchase Agreement (the "Series A Purchase Agreement") dated and executed on May 15, 2002, with Stanford Venture Capital Holdings, Inc. ("Stanford"). Pursuant to the Series A Purchase Agreement, the Parties agreed to issue to Stanford a total of 2,002,750 shares of the Company's Series A $1.50 Convertible Preferred Stock ("Series A $1.50 Preferred Stock"), plus five-year warrants purchasing 2,002,750 shares of the Company's common stock at an exercise price of $1.50 for the first 1,001,375 shares and $2.25 for the remaining shares. The value of the warrants was treated as a dividend for approximately $295,000 (computed using the Black-Scholes model with the following assumptions: expected volatility of 0%, expected dividend yield rate of 0%, expected life of 5 years, and a risk-free interest rate of 4.03% for December 31, 2002) on May 15, 2002, the date of issuance. Pursuant to the Series A Purchase Agreement, the issuance of the Series A Preferred Stock and Warrants took place on four separate closing dates beginning on May 16, 2002 and closing on July 19, 2002.

The Parties entered into an additional Securities Purchase Agreement (the "Series B Purchase Agreement") dated and executed on April 30, 2003 with Stanford. Pursuant to the Series B Purchase Agreement, the Parties agreed to issue to Stanford a total of 2,444,444 shares of the Company's Series B $.90 Convertible Preferred Stock ("Series B Preferred Stock"). Pursuant to the Series B Purchase Agreement, the issuance of the Series B Preferred Stock took place on six separate closing dates beginning on April 30, 2003 and closing on September 15, 2003. In connection with the issuance of the Series B Preferred Stock, the Series B Purchase Agreement also required the Company to lower the exercise price of the 2,002,750 warrants that were issued with the Series A Purchase Agreement. The conversion price for these warrants was reduced to $0.25 from the original conversion prices of $1.50 and $2.25, and was accounted for as a cost of issuance of the Series B Purchase Agreement.

In connection with both the Series A and Series B Purchase Agreements, certain stockholders of the Company entered into a Lock-Up Agreement in which the Parties agreed not to sell, assign, transfer, pledge, mortgage, encumber or otherwise dispose of their shares of the Company's capital stock for a period of two years, with certain exceptions, as defined in the Lock-Up Agreement.

In accordance with FAS 129 Paragraph 4, the Company is providing the following summary pf the pertinent rights and privileges of these outstanding securities:

Each Series A $1.50 preferred share and each Series B convertible $.90 Preferred share is convertible into common shares at a predefined "conversion rate" (described below). There are two ways to convert this Preferred stock:

Optional conversion: The holder may at any time convert the preferred shares at the stated "conversion rate" rate into Common stock

Automatic conversion: The shares can be converted by: A) at the date of a vote by at least two-thirds of the outstanding Preferred shares to convert or, B) upon the closing of a qualified public offering where the stock is offered to the public at a price equal to or exceeding $3.00 which generates net proceeds to the company equal to or exceeding $15,000,000.

"Conversion rate" - each share of the Series A preferred stock and Series B preferred stock is convertible into the number of shares of the common stock as shall be calculated by dividing the stated value by $1.50 and $.90, respectively.

WARRANTS

The 2,002,750 warrants issued to Stanford were modified again on December 15, 2003 for the waiver of Stanford's anti-dilution rights that were associated with the Series A Purchase Agreement. The conversion price of the warrants were reduced from the modified $0.25 to $.0001 and were exercised on December 15, 2003 for 2,002,750 shares of common stock. The modification of warrants were accounted for as a cost of issuance of the common shares. There are no additional outstanding warrants with Stanford.

During the year ended December 31, 2003, an aggregate of 391,753 warrants were issued in conjunction with the stockholder notes payable of $300,000 and $80,000 (Note 7). The fair value of the warrants issued in connection with the debt was $95,000 and it was fully expensed as additional interest. The warrants have an exercise price of $0.97 and expire on March 18, 2013. All 391,753 warrants have been assigned from the Stockholder to unrelated third parties as of March 2003.

LEASES

The Company rents facilities under leases in New Jersey, Virginia and California. The Company is obligated under these leases through January 2008. In addition to the base rent, one lease provides for the Company to pay a proportionate share of operating costs and other expenses. Future aggregate minimum annual rent payments under these leases are approximately as follows:

        Years ending December 31,

                  2004                         $     199,000
                  2005                               180,000
                  2006                               100,000
                  2007                                81,000
                  2008                                 7,000
                                             -----------------
                                               $     567,000
                                             =================



Rent expense was approximately $165,000 and $128,000 for the years ended December 31, 2003 and 2002, respectively.

OBLIGATIONS UNDER CAPITAL LEASES

At December 31, 2003, the Company has computer equipment recorded under capital leases expiring at various dates through 2006. The assets and liabilities under capital leases are recorded at the lower of the present values of the minimum lease payments or the fair values of the assets. The assets are included in property and equipment and are depreciated over their estimated useful lives.

As of December 31, 2003, minimum future lease payments are approximately as follows:



       Years ending December 31,

                2004                                          $      56,000
                2005                                                 38,000
                2006                                                  4,000
                                                            -----------------

Total minimum lease payments                                         98,000
Less amounts representing interest                                   18,000
                                                            -----------------
Present value of net minimum lease payments                          80,000
Less current portion                                                 46,000
                                                            -----------------

Long-term portion                                             $      34,000
                                                            =================

13. Stockholders' deficit

On April 22, 2002 and May 16, 2002, the majority stockholder converted and exchanged an aggregate of $2,000,000 of borrowings that were outstanding under a line of credit agreement for an aggregate of 1,093,750 and 666,667 shares of the Company's common stock, at a conversion price of $0.914 and $1.50, respectively. The remaining amounts outstanding under the line of credit, plus accrued interest, accrued officer compensation and un-reimbursed expenses were converted into a promissory note for approximately $1,200,000 on May 15, 2002 (Note 7). On April 30, 2003, the same stockholder converted $543,000 of note payable, stockholder into 603,333 shares of common stock at a conversion price of $0.90.

14. Subsequent events

During the period of January 1, 2004 through March 15, 2004 the Company received two separate loans from Stanford in the aggregated amount of $875,000. The final terms of the loans are to be determined but the Company expects to pay Stanford an 8% annual coupon on the funds and to redeem the loan no later than three years from the date of funding.

During January 2004 the Company sold approximately 150,000 shares of common stock for $50,000 to a related party.

--------------------------------------------------------------------------------


You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from the information contained in this prospectus. This document may only be used where it is legal to sell the securities. The information in this document may only be accurate on the date of this document.


                               TABLE OF CONTENTS

                                                                            Page

Prospectus Summary                                                            5
Risk Factors                                                                  8
Use Of Proceeds                                                              15
Market For Common Equity And Related Stockholder                             15
     Matters
Management's Discussion And Analysis Or Plan Of                              17
     Operation
Business                                                                     38
Management                                                                   48
Certain Relationships And Related Transactions                               56
Security Ownership Of Certain Beneficial Owners                              60
     And Management
Description Of Securities                                                    63
Plan Of Distribution                                                         63
Selling Stockholders                                                         66
Legal Matters                                                                69
Experts                                                                      69
Available Information                                                        69
Index To Financial Statements                                                71

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------


                               115,090,909 SHARES
                                     OF OUR
                                 OF COMMON STOCK





                         Stronghold Technologies, Inc.




                             ---------------------

                                   PROSPECTUS

                             ---------------------



                              ______________, 2004


--------------------------------------------------------------------------------

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Our Articles of Incorporation, as amended, provide to the fullest extent permitted by Nevada law, our directors or officers shall not be personally liable to us or our shareholders for damages for breach of such director's or officer's fiduciary duty. The effect of this provision of our Articles of Incorporation, as amended, is to eliminate our right and our shareholders (through shareholders' derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in its Articles of Incorporation, as amended, are necessary to attract and retain qualified persons as directors and officers.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

      The following table sets forth an itemization of all estimated expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered:

NATURE OF EXPENSE AMOUNT

SEC Registration fee                         $   3,355.73
Accounting fees and expenses                    10,000.00*
Legal fees and expenses                         35,000.00*
Miscellaneous                                    5,000.00
                                             ------------
                    TOTAL                    $  53,355.73*
                                             ============

* Estimated.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES.

OPTIONS

      From the Company's inception through May 16, 2002, the Company did not grant any stock options. In connection with the Company's acquisition of the Predecessor Entity on May 16, 2002, the Company assumed the Predecessor Entity's 2000 Stock Option Plan so that all of its issued and outstanding options would remain intact. No further options will be issued under the assumed Predecessor Entity's plan. Each outstanding option was automatically converted into an option to acquire, on the same terms and conditions as were applicable under the original option, such number of shares of the Company's common stock as was equal to the number of options outstanding multiplied by 2.1875. The exercise price was also adjusted to the exercise price that was equal to the existing exercise price divided by 2.1875. The total number of the Predecessor Entity's options that the Company assumed was 543,500 (after cancellations) at a weighted average exercise price per share of $.78, which converted into options to purchase 1,188,907 shares of the Company's common stock at a weighted average exercise price of $.36. 253,750 of the assumed outstanding options vest according to a three-year vesting schedule, 913,281 vest according to the achievement of certain performance goals, and the remaining 21,875 options were fully vested upon grant.

      In addition to the above employee options of the Predecessor Entity, the Company assumed certain outstanding options that were granted, or committed to be granted, by the Predecessor Entity to automobile dealerships. On May 16, 2002, the Company assumed a total of 77,500 options, which the Predecessor Entity granted, or committed to grant, to three automobile dealerships for services rendered, including providing the Predecessor Entity with consulting services. These options converted into options for a total of 169,531 shares of the Company's common stock. Certain of the options vest upon the achievement of certain performance goals. Each of the dealerships is an accredited investor.

      On July 17, 2002 the Company's board of directors adopted, and on July 31, 2002 the Company's approved, the adoption of the 2002 Stock Incentive Plan. Under such plan the Company has granted 141,550 options to certain employees at a weighted average exercise price of $1.50. Of the employee options, 10,550 were fully vested upon grant, 61,000 vest according to a three-year vesting schedule, and 70,000 vest according to the achievement of certain performance goals.

      On August 20, 2002, the Company's board of directors and stockholders approved the adoption of the 2002 California Stock Incentive Plan. Under such plan the Company has granted 69,600 options to certain employees at a weighted average exercise price of $1.50. 15,600 of such options were fully vested upon grant, 34,000 vest according to a three-year vesting schedule, and 20,000 vest according to the achievement of certain performance goals.

COMMON STOCK

      In September 2000, the Company issued 5,000,000 shares of its common stock to its founder and former president, Pietro Bortolatti, in exchange for all of the outstanding shares of Terre di Toscana, Inc.

      From November 2000 to January 2001, the Company issued 3,351,000 shares of its common stock at $.10 per share. This sale was part of its private placement offering. In October 2000, the Company issued 30,000 shares of its common stock to KGL Investments, Ltd, the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company, in exchange for legal services rendered. These shares were valued at $.10 per share. All purchasers represented in writing that they acquired the securities for their own accounts.

      On May 16, 2002, the Company issued 7,000,000 shares of its common stock to the stockholders of Stronghold Technologies, Inc., a New Jersey corporation, in exchange for all of the issued and outstanding shares of such entity. All of the recipients were either accredited investors or had alone, or together with a purchaser representative, such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in securities in general and of an investment in the Company in particular. Each recipient had sufficient access to information about the Company necessary to make an informed investment decision.

      On May 16, 2002, the Company issued 666,667 shares of its common stock to Christopher J. Carey, President of the Company, in exchange for the cancellation in full of $1 million owed to Mr. Carey by the Company's wholly-owned subsidiary, Stronghold Technologies, Inc. Mr. Carey is an accredited investor.

      During August and September 2002, the Company entered into nine subscription agreements with accredited and/or sophisticated investors, pursuant to which the Company issued an aggregate of 344,333 shares of its common stock at $1.50 per share. These private investments generated total proceeds to the Company of $513,500.

      During the first quarter of 2003, the Company and Mr. Carey agreed to convert $543,000 of the outstanding debt owed to Christopher J. Carey by the Company into 603,333 shares of Common Stock of the Company at a price of $0.90 per share.

      In October 2003, the Company commenced offerings to accredited investors in private placements of up to $3,000,000 of the Company's common stock. In the period of October 2003 through January 9, 2004 the Company raised $225,000 under the terms of these private placements. The shares offered in the private placement are priced at the 5 trading day trailing average closing price of the common stock on the OTCBB, less 20%. For each share purchased in the private placements, purchasers received a warrant to purchase one half (0.5) share of common stock at 130% of the purchase price. A minimum of $25,000 was required per investor. The number shares issued under this placement total 509,559, at an average price of $0.44/share.

PREFERRED STOCK AND WARRANTS

      On each of May 16, July 3, July 11, and July 19, 2002, the Company issued
(i) 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its Series A $1.50 Convertible Preferred Stock and (ii) warrants to purchase 500,000, 500,000, 500,000 and 502,750 shares, respectively, of its common stock, to Stanford Venture Capital Holdings, Inc. for an aggregate purchase price of $3 million. Stanford subsequently assigned warrants for a total of 1,001,376 shares of common stock to four of its affiliates. Stanford is an accredited investor.

      Pursuant to a Securities Purchase Agreement, referred to herein as the Series B Purchase Agreement, dated as of April 30, 2003, by and between the Company and Stanford Venture Capital Holdings, Inc., the Company agreed to issue to Stanford 2,444,444 shares of our Series B $0.90 Convertible Preferred Stock, $.0001 par value per share. The aggregate purchase price for the Series B Preferred Stock will be $2,200,000.

      According to the terms of the Series B Purchase Agreement, the issuance of the aforementioned Series B Preferred Stock shall take place on each of six separate closing dates. At the first closing, which occurred on May 5, 2003, the Company received $500,000 from Stanford and issued to Stanford 555,556 shares of Series B Preferred Stock. At each of the second and third closings, which are scheduled for May 15, 2003 and June 13, 2003, the Company will issue 555,556 shares of Series B Preferred Stock, and Stanford will pay $500,000 upon each closing for same. On the fourth closing date, which was on July 15, 2003, the Company issued 333,332 shares of Series B Preferred Stock, and Stanford paid $300,000. At each of the fifth and sixth closings, which were on for August 15, 2003 and September 15, 2003, the Company issued 222,222 shares of Series B Preferred Stock, and Stanford will pay $200,000 upon each closing. For so long as any shares of the Series B Preferred Stock are outstanding and held by Stanford, if the Company issues additional shares of the Company's Common Stock, or common stock equivalents, Stanford has the right to participate in the issuance such that immediately after the subsequent issuance, Stanford's ownership of the total number of outstanding shares of the Company's Common Stock (assuming the conversion of all common stock equivalents into the Company's Common Stock) equals the same percentage of the total shares of the Company's Common Stock (assuming conversion of all common stock equivalents into the Company's Common Stock) as Stanford held immediately prior to the subsequent issuance.

      In connection with the Series B Purchase Agreement, the Company and Stanford also entered into a Registration Rights Agreement, dated April 30, 2003, in which the Company agreed to register the shares of the Company's Common Stock issuable upon conversion of the Series B Preferred Stock with the Securities and Exchange Commission, not later than November 15, 2003.

      In connection with the Series B Purchase Agreement, the Company and Stanford entered into a Consulting Agreement, pursuant to which Stanford has agreed to perform certain financial consulting and advisory services, in exchange for which the Company has agreed to pay Stanford a fee of $50,000 per year for two years.

      In addition, in connection with the Series B Purchase Agreement, the Company and Stanford have: (i) waived Section 2(e)(iii) of the Series A Certificate of Designation, which provides for anti-dilution protection if the Company shall issue securities which are convertible into shares of the Company's Common Stock for an exercise price of less than $1.50; (ii) waived any rights of Stanford to Default Warrants (as defined in the Series A Registration Rights Agreement) due to the Company's failure to register its shares of Common Stock; and (iii) modified the warrants previously issued to Stanford and its assigns to purchase 2,002,750 shares of the Company's Common Stock to reduce the initial exercise price to $0.25 per share and to extend the expiration date to August 1, 2008.

JUNE 2004 CONVERTIBLE DEBENTURE FINANCING

      To obtain funding for our ongoing operations, we entered into a Securities Purchase Agreement with four accredited investors on June 18, 2004 for the sale of (i) $3,000,000 in callable secured convertible notes and (ii) warrants to buy 3,000,000 shares of our common stock. This prospectus relates to the resale of the common stock underlying these secured convertible notes and warrants. The investors are obligated to provide us with an aggregate of $3,000,000 as follows:

      o     $1,500,000 was disbursed on June 18, 2004;

      o     $500,000 was disbursed on July 27, 2004;

      o     $350,000 was disbursed on October 22, 2004;

      o $650,000 will be disbursed within five days of this prospectus being declared effective.

      Accordingly, we have received a total of $2,235,000 pursuant to the Securities Purchase Agreement. The funds from the sale of the callable secured convertible notes will be used for business development purposes, business acquisitions, working capital needs, pre-payment of interest, payment of consulting and legal fees and borrowing repayment.

      The callable secured convertible notes bear interest at 12%, mature two years from the date of issuance, and are convertible into our common stock, at the investors' option, at the lower of (i) $0.70 or (ii) 50% of the average of the three lowest intraday trading prices for the common stock on a principal market for the 20 trading days before but not including the conversion date. The full principal amount of the callable secured convertible notes is due upon default under the terms of secured convertible notes. The warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. In addition, the conversion price of the secured convertible notes and the exercise price of the warrants will be adjusted in the event that we issue common stock at a price below the fixed conversion price, below market price, with the exception of any securities issued in connection with the Securities Purchase Agreement. The conversion price of the callable secured convertible notes and the exercise price of the warrants may be adjusted in certain circumstances such as if we pay a stock dividend, subdivide or combine outstanding shares of common stock into a greater or lesser number of shares, or take such other actions as would otherwise result in dilution of the selling stockholder's position. The selling stockholders have contractually agreed to restrict their ability to convert or exercise their warrants and receive shares of our common stock such that the number of shares of common stock held by them and their affiliates after such conversion or exercise does not exceed 4.99% of the then issued and outstanding shares of common stock. In addition, we have granted the investors a security interest in substantially all of our assets and intellectual property and registration rights.

      The warrants are exercisable until five years from the date of issuance at a purchase price of $0.57 per share. The selling stockholders will be entitled to exercise the warrants on a cashless basis if the shares of common stock underlying the warrants are not then registered pursuant to an effective registration statement. In the event that the selling stockholder exercises the warrants on a cashless basis, then we will not receive any proceeds. In addition, the exercise price of the warrants will be adjusted in the event we issue common stock at a price below market, with the exception of any securities issued as of the date of this warrant or issued in connection with the callable secured convertible notes issued pursuant to the Securities Purchase Agreement, dated June 18, 2004.

      * All of the above offerings and sales were deemed to be exempt under rule 506 of Regulation D and Section 4(2) of the Securities Act of 1933, as amended. No advertising or general solicitation was employed in offering the securities. The offerings and sales were made to a limited number of persons, all of whom were accredited investors, business associates of our company or executive officers of our company, and transfer was restricted by our company in accordance with the requirements of the Securities Act of 1933. In addition to representations by the above-referenced persons, we have made independent determinations that all of the above-referenced persons were accredited or sophisticated investors, and that they were capable of analyzing the merits and risks of their investment, and that they understood the speculative nature of their investment. Furthermore, all of the above-referenced persons were provided with access to our Securities and Exchange Commission filings.

      Except as expressly set forth above, the individuals and entities to whom we issued securities as indicated in this section of the registration statement are unaffiliated with us.

      ITEM 27. EXHIBITS.

      The following exhibits are included as part of this Form SB-2. References to "the Company" in this Exhibit List mean Stronghold Technologies, Inc., a Nevada corporation.

Exhibit
Number            Description
------            -----------

2.1(1)(4)           Merger Agreement and Plan of Merger, dated May 15, 2002, by and among TDT Development, Inc., Stronghold Technologies,
                    Inc., TDT Stronghold Acquisition Corp., Terre Di Toscana,
                    Inc., Terres Toscanes, Inc., certain stockholders of TDT
                    Development, Inc. and Christopher J. Carey.


2.2(5) Stock Purchase Agreement, dated July 19, 2002, by and between TDT Development, Inc. and Mr. Pietro Bortolatti.

3.1(2)              Articles of Incorporation, as amended on July 11, 2002.

3.2(3)              By-Laws.

4.1(2)              Certificate of Designations filed on May 16, 2002.

4.2(5)              Specimen Certificate of Common Stock.

4.3(8) Promissory Note for $300,000, dated March 18, 2003, made by Stronghold Technologies, Inc. in favor of Christopher J. Carey.

4.4(8) Promissory Note for $100,000, dated March 18, 2003, made by Stronghold Technologies, Inc. in favor of Christopher J. Carey.

4.5(8)              Form of Warrant with Christopher J. Carey.

4.6(10) Amended and Restated Certificate of Designation of Series A $1.50 Convertible Preferred Stock of Stronghold Technologies, Inc.

4.7(10) Amended and Restated Certificate of Designation of Series B $0.90 Convertible Preferred Stock of Stronghold Technologies, Inc.

4.8(11) Securities Purchase Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.9(11) Callable Secured Convertible Note in the name of New Millennium Capital Partners II, LLC dated June 18, 2004

4.10(11) Callable Secured Convertible Note in the name of AJW Qualified Partners, LLC dated June 18, 2004

4.11(11) Callable Secured Convertible Note in the name of AJW Offshore, Ltd. dated June 18, 2004

4.12(11) Callable Secured Convertible Note in the name of AJW Partners, LLC dated June 18, 2004

4.13(11) Stock Purchase Warrant in the name of New Millennium Capital Partners II, LLC dated June 18, 2004

4.14(11) Stock Purchase Warrant in the name of AJW Qualified Partners, LLC dated June 18, 2004

4.15(11)            Stock Purchase Warrant in the name of AJW Offshore, Ltd.
                    dated June 18, 2004

4.16(11) Stock Purchase Warrant in the name of AJW Partners, LLC dated June 18, 2004

4.17(11) Registration Rights Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.18(11) Security Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC

4.19(11) Intellectual Property Security Agreement dated June 18, 2004 between the Company and New Millennium Capital Partners II, LLC, AJW Qualified Partners, LLC, AJW Offshore, Ltd. and AJW Partners, LLC


5.1                 Sichenzia Ross Friedman Ference LLP Opinion and Consent


10.1(2)             2002 Stock Incentive Plan.

10.2(2) Form of Incentive Stock Option Agreement to be issued under the 2002 Stock Incentive Plan.

10.3(2) Form of Nonstatutory Stock Option Agreement to be issued under the 2002 Stock Incentive Plan.

10.4(5)             California 2002 Stock Incentive Plan.

10.5(5) Form of Incentive Stock Option Agreement to be issued under the California 2002 Stock Incentive Plan.

10.6(5) Form of Nonstatutory Stock Option Agreement to be issued under the California 2002 Stock Incentive Plan.

10.7(2) Executive Employment Agreement by and between Stronghold Technologies, Inc. and Christopher J. Carey, dated May 15, 2002.

10.8(2) Employment and Non-Competition Agreement by and between Stronghold Technologies, Inc. and Lenard Berger, dated August 1, 2000.

10.9(2) Employment and Non-Competition Agreement by and between Stronghold Technologies, Inc. and Salvatore D'Ambra, dated July 10, 2000.

10.10(2) Employment and Non-Competition Agreement by and between Stronghold Technologies, Inc. and James J. Cummiskey, dated August 14, 2000.

10.11(2) Business Loan Agreement by and between Stronghold Technologies, Inc. and UnitedTrust Bank, dated June 30, 2002.

10.12(2) Promissory Note issued by Stronghold Technologies, Inc. made payable to UnitedTrust Bank, Dated June 30, 2002.

10.13(2) Commercial Security Agreement by and between Stronghold Technologies, Inc. and UnitedTrust Bank, dated June 30, 2002.

10.14(2) Promissory Note issued by Stronghold Technologies, Inc. made payable to Christopher J. Carey, dated May 16, 2002.

10.15(4) Securities Purchase Agreement, dated May 15, 2002, by and among TDT Development, Inc., Stanford Venture Capital Holdings, Inc., Pietro Bortolatti, Stronghold Technologies, Inc. and Christopher J. Carey.

10.16(4) Registration Rights Agreement, dated May 16, 2002, by and among TDT Development, Inc. and Stanford Venture Capital Holdings, Inc.

10.17(4)            Lock-Up Agreement, dated May 16, 2002, by and among TDT
                    Development, Inc.

10.18(4) Stockholders' Agreement, dated May 16, 2002, by and among TDT Development, Inc., Christopher J. Carey, Mary Carey and Stanford Venture Capital Holdings, Inc.

10.19(4) Form of Warrant to be issued pursuant to the Securities Purchase Agreement (Exhibit 10.11).

10.20(6) Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and UnitedTrust Bank, dated September 30, 2002.

10.21(6)            Commercial Loan Note issued by Stronghold Technologies, Inc.
                    and its subsidiary made payable to UnitedTrust Bank, dated September 30,2002

10.22(6) Security Agreement by and between Stronghold Technologies, Inc. and UnitedTrust Bank, dated September 30, 2002.

10.23(6) Security Agreement by and between Stronghold's subsidiary and UnitedTrust Bank, dated September 30, 2002.

10.24(6) Subordination Agreement by and among Christopher J. Carey, Stronghold Technologies, Inc. and UnitedTrust Bank, dated September 30, 2002.

10.25(6) Subordination Agreement by and among Christopher J. Carey, Stronghold's subsidiary and UnitedTrust Bank, dated September 30, 2002.

10.26(6) Guaranty by Christopher J. Carey in favor UnitedTrust Bank, dated September 30, 2002.

10.27(6) Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and AC Trust Fund, dated September 30, 2002.

10.28(6) Loan Agreement by and among Stronghold Technologies, Inc., its subsidiary and CC Trust Fund, dated September 30, 2002.

10.29(6) Form of Subscription Agreement by and between Stronghold Technologies, Inc. and each of the parties listed on the schedule of purchasers attached thereto.

10.30(6) Promissory Note issued by Stronghold Technologies, Inc. made payable to Christopher J. Carey, dated September 30. 2002.

10.31(7) Securities Purchase Agreement, dated April 30, 2003, by and between Stronghold Technologies, Inc. and Stanford Venture Capital Holdings, Inc.

10.32(7) Registration Rights Agreement, dated April 30, 2003, by and between Stronghold Technologies, Inc. and Stanford Venture Capital Holdings, Inc.

10.33(7) Consulting Agreement, dated April 30, 2003, by and between Stronghold Technologies, Inc. and Stanford Venture Capital Holdings, Inc.

10.34(9) First Modification to Loan Agreement and Note among Stronghold Technologies, Inc., Christopher J. Carey and UnitedTrust Bank, dated July 31, 2003.

10.35(13)           Lease Agreement entered between the Company and APA
                    Properties No. 2, LP

10.36(13)           Sublease Agreement between Clark/Bardes Consulting, Inc. and the Company


10.37 Forbearance Agreement entered by and between the Company and PNC Bank

10.38 Amendment No. 1 to the Forbearance Agreement entered by and between the Company and PNC Bank


21(5)               Subsidiaries of the Registrant.

23.1                Consent of Rothstein Kass - Certified Public Accountants
                    (filed herewith).

--------------------------

(1) The exhibits and schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish copies of any of the exhibits and schedules to the U.S. Securities and Exchange Commission upon request

(2) Incorporated herein by reference to the exhibits to Registrant's Quarterly Report on Form 10-QSB for the fiscal quarter ended June 30, 2002.

(3) Incorporated herein by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on February 1, 2001 (No. 333-54822).

(4) Incorporated herein by reference to the exhibits to the Registrant's Current Report on Form 8-K dated May 16, 2002.

(5) Incorporated herein by reference to the exhibits to the Registrant's Registration Statement on Form SB-2 as filed with the Securities and Exchange Commission on September 24, 2002.

(6) Incorporated herein by reference to the exhibits to Registrant's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2002.

(7) Incorporated by reference to Exhibit 99.3 to the Company's Form 8-K as filed with the Securities and Exchange Commission on May 8, 2003.)

(8) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended March 31, 2003.

(9) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended June 30, 2003.

(10) Incorporated by reference to the exhibits to Registrants Form 10-KSB for the year ended December 31, 2003.

(11) Incorporated by reference to the exhibits to Registrants Form 8-K Current Report filed June 28, 2004.

(12) Incorporated by reference to the exhibits to Registrants Form SB-2 Registration Statement filed July 21, 2004.

(13) Incorporated by reference to the exhibits to Registrants Quarterly Report on Form 10-QSB for the quarterly period ended September 30, 2004.


ITEM 28. UNDERTAKINGS.

The undersigned Company hereby undertakes to:

(1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

(i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

(4) For purposes of determining any liability under the Securities Act, treat the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act as part of this registration statement as of the time it was declared effective.

(5) For determining any liability under the Securities Act, treat each post-effective amendment that contains a form of prospectus as a new registration statement for the securities offered in the registration statement, and that offering of the securities at that time as the initial bona fide offering of those securities.

      Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

      In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


      In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Basking Ridge, State of New Jersey, on February 10, 2004.


                                        STRONGHOLD TECHNOLOGIES, INC.


                                        By: /s/ Christopher Carey
                                            -----------------------------------
                                            Christopher Carey, President,
                                            Chief Executive Officer, Principal
                                            Executive Officer  and Director


      In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.



SIGNATURE                                            TITLE                                     DATE
---------                                            -----                                     ----
/s/ Robert Nawy                             Chief Financial Officer, and                 February 10, 2005
--------------------------------            Principal Financial/Accounting
    Robert Nawy                             Officer


/s/ Robert J. Corliss                       Director                                     February 10, 2005
--------------------------------
    Robert J. Corliss


/s/ William Lenahan                         Director                                     February 10, 2005
--------------------------------
    William Lenahan


/s/ Luis Delahoz                            Director                                     February 10, 2005
--------------------------------
    Luis Delahoz